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                          TABLE OF CONTENTS



Article                                                          Page

       1    Purpose of Agreement                                    2
       2    Scope of Agreement                                      2
       3    Status of Agreement                                     5
       4    Classifications of Work                                 6
       5    Examination(s) License(s)
              Requirements and Training                            20
       6    Seniority                                              27
       7    Hours of Service                                       42
       8    Overtime and Holidays                                  45
       9    Field Service                                          49
      10    Vacancies and Bidding                                  51
      11    Grievance Procedure                                    59
      12    System Board of Adjustment                             65
      13    Leave of Absence                                       70
      14    Safety and Health                                      73
      15    Free Transportation                                    76
      16    Vacations                                              78
      17    Sick Leave                                             84
      18    Longevity                                              86
      19    Shift Premium                                          87
      20    Benefits                                               89
      21    Wage Rules                                             95
      22    Apprenticeship Program                                 97
      23    General and Miscellaneous                              97
      24    Saving Clause                                          99
      25    Geographical Scope of Agreement                        99
      26    Union Security                                        101
      27    Layoff Pay                                            108
      28    Letters and Agreements                                111
      29    Effective Date and Duration                           246
            SCHEDULE A                                            247
            INDEX                                                 251






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THIS AGREEMENT is made and entered into this 1st day of August, 1999, in accordance with the provisions of Title II of the Railway Labor Act, as amended, by and between TRANS WORLD AIRLINES, INC., hereinafter referred to as the "Company," and the INTERNATIONAL ASSOCIATION OF MACHINISTS AND AEROSPACE WORKERS, hereinafter referred to as the "Union," and representing in the United States, its territories and possessions within the jurisdiction of the Railway Labor Act, as amended, all employees of the Company comprising maintenance of equipment employees and including all grades of Mechanics and Inspectors, Fire Inspectors, Fleet Service Helpers, Ground Service Helpers, Cargo, Commissary, and Stockroom employees, as certified by the National Mediation Board on November 20, 1945, May 15, 1946, and September 23, 1949, and all employees of the Company comprising the Guard personnel, as certified by the National Mediation Board on May 22, 1946.

                                ARTICLE I

                          PURPOSE OF AGREEMENT

(a) The purpose of this Agreement is, in the mutual interest of the Company and the employees, to provide for the operation of the services of the Company under methods which will further, to the fullest extent possible, the safety of air transportation, the efficiency of operation, and the continuation of employment under conditions of reasonable working hours, proper compensation, and reasonable working conditions. It is recognized by this Agreement to be the duty of the Company and the employees to cooperate fully, both individually and collectively, for these purposes.

(b) No employee covered by this Agreement will be interfered with, restrained, coerced, or discriminated against by the Company, its officers, or agents, because of membership in or lawful activity on behalf of the Union, nor shall either the Company, its officers, or agents, or the Union, its officers, or agents, discriminate against any employee or member on account of race, color, creed, national origin, religion, sex (sexual harassment), age, handicap, or disability, veteran status including veteran, Vietnam era veteran or special disabled veteran status. This paragraph reaffirms the long standing mutual practice of both of the parties to this Agreement.

(c) It is understood that wherever in this Agreement employees or jobs are referred to in the masculine gender it shall be recognized as referring to both male and female employees.

                               ARTICLE 2

                           SCOPE OF AGREEMENT

(a) The Company agrees all work generally recognized as mechanical inspection work, mechanic's work, and helper's work performed in and about Company, shops, major stations, overhaul bases, line service stations. and other Company facilities including but not limited to mechanical work involved in dismantling, overhauling, repairing, fabricating, assembling, welding, and erecting all parts of airplanes,

2

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ARTICLE 2(A) (CONTINUED)

     airplane engines, radio equipment, computers on aircraft and digital readouts, cathode ray tube devices, cables and other electronic devices associated with such computers, electrical systems, heating systems, hydraulic systems, and machine tool work in connection therewith, and including the dismantling, repairing, assembling, and erecting of all machinery and mechanical devices and automotive and building maintenance and repair work, the work of Fire Inspectors, the work of Stores Clerks, and the work of Ramp Servicemen in the handling of stores stock, commissary supplies, mail. Express, cargo, and freight is recognized as coming within the jurisdiction of the International Association of Machinists and Aerospace Workers and is covered by this Agreement.

     The Company hereby recognizes the Union as sole and exclusive bargaining agent for all employees of the Company working within the limits of the United States who are designated as Guards. The Company agrees that all work involving the guarding of certain gates, entrances, and other designated posts in and about Company premises, the patrolling of designated areas, the punching of watchman's clocks, or other similar assigned duties involving internal security and protection of Company property is recognized as coming within the jurisdiction of the International Association of Machinists and Aerospace Workers, and is covered by this Agreement. Wherever the Company operates a baggage claim facility exclusively for the use of its passengers, and/or the passengers of another carrier to whom it has sublet such facility or part thereof, and the Company requires the guarding of such facility, TWA-IAM Guards will be used. Wherever the Company operates an air freight terminal exclusively for the use of its customers, and/or the customers of another carrier to whom it has sublet such facility or part thereof, and the Company requires the guarding of such facility, TWA-IAM Guards will be used. Whenever the Company deems it necessary to assign personnel to alleviate congestion of pedestrian or vehicular traffic, TWA-IAM Guards will be used. It is understood and agreed that the provisions of this paragraph as it relates to the baggage claim facility and pedestrian and vehicular traffic shall not be applicable if the Company's requirement of the guarding of these facilities does not exceed sixty (60) days, provided that the Company first advises the President - General Chairman of District 142. International Association of Machinists and Aerospace Workers, that such requirement exists.

(b) Employees covered by this Agreement shall be governed by all reasonable rules, regulations, and orders previously or hereafter issued by the Company which are not in conflict with the terms and conditions of this Agreement and which have been made available to the affected employees prior to becoming effective. Nothing in these rules and regulations and/or this Agreement shall be construed to limit or deny to any employee herein covered any rights or privileges to which he may be entitled under the provisions of the Railway Labor Act, as amended, or to deny him recourse to any action he might have pursuant to any other applicable Federal statute.

(c) It is agreed that all work covered by this Agreement shall be performed by employees in the classifications specified herein, except that at other than major stations or overhaul bases on shifts where there is not sufficient work as herein described for

                                                                      3



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ARTICLE 2(C) (CONTINUED)

     Ramp Servicemen to justify the assignment of an employee coming within such classification, any employee who is in the same or higher pay bracket may be assigned to do the work. At stations other than major stations or overhaul bases, on shifts where Ramp Servicemen are assigned and there is not sufficient work to justify the assignment of an additional employee in such classification, any employee covered by the Agreement who is in the same or higher pay bracket may be assigned to do the work.

     Except at overhaul bases, employees in the same or higher pay bracket may be assigned to do the work of Fire Inspectors where there is insufficient Fire Inspector work to justify the assignment of an employee so classified.

     The number of employees in each classification will be established by the Company in accordance with the normal requirements of the service. Employees will normally perform the work of their classification; however, it is recognized that at major stations
     (1) where more than the scheduled number of flights are on the ground at one time, (2) in cases of emergency where it is necessary in order to maintain operating requirements, or (3) where work within their regular classification is not available any employee who is in the same or higher classification may be assigned to the performance of work normally performed by the classifications of Fleet Service Helper, Ramp Serviceman, or Janitor. In this event it is understood, however, that employees outside the classifications covered by this Agreement will not be assigned to perform this work if employees in the same or higher classifications covered by this Agreement are available and can be assigned without interfering with their regular duties. When an employee is assigned to work outside his classification, another employee in a different classification shall not perform the regular duties of the employee so assigned. If the Union doubts the fairness of the assignment, it may invoke the grievance procedure for settlement of the matter.

     The total mechanical work force and the number of mechanics necessary in each specialty will be established in accordance with the normal workload requirements. Mechanics will confine their work to their specialty except (1) the Company may assign mechanics to any mechanical work even when work within their specialty is available; and (2) during abnormal operating conditions mechanics may be assigned to any work in the same or lower pay classification other than that to which they are normally assigned, to the extent necessary to maintain operations and flight schedules, even when work within their regular assignment is available.

(d) A Technical Service Location shall mean a station at which the Company regularly schedules Check C's or other major modification work and any other required maintenance work. A Line Maintenance station shall mean one that will perform routine line maintenance and other checks below the Check C level.

     Technical Service Locations shall be staffed with the maintenance classifications and specialties necessary to perform the required work, including, but not limited to:

4

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ARTICLE 2(D) (CONTINUED)

          Lead Systems Technician
          Crew Chief Inspector
          Inspector
          Crew Chief Mechanic
          Mechanic
          Crew Chief Stores Clerk
          Stores Clerk
          Crew Chief Fleet Service
          Fleet Service
          Crew Chief Janitor
          Janitor

     The following stations are Technical Service Locations: JFK/LGA, MCI, LAX and STL.

     The parties mutually agree that the four (4) hour work rule does not apply to the maintenance staffing at Technical Service
     Locations.

     When there is a need to eliminate a Technical Service Location, or to transfer work between Technical Service Locations, the Company will provide the IAM with sixty (60) days notice, and the matter will be discussed and resolved by the President/Directing General Chairman of District Lodge 142 and the Senior Vice President of Maintenance and Engineering. Such changes are to be planned and executed in a manner that is consistent with the operational needs and efficiencies and minimizes the disturbance of employee seniority rights. The IAM will not unreasonably withhold its agreement to such a change.

     If a satisfactory resolution is not reached within the sixty (60) day period, the question whether the proposed change is justified by the above criteria will be submitted to the System Board of Adjustment and heard on an expedited basis within a sixty (60) day period.

                               ARTICLE 3

                          STATUS OF AGREEMENT

(a) This Agreement supersedes any and all agreements existing or previously executed between the Company and any Union or individual, affecting the craft or class of employees covered by this Agreement, except Letters of Understanding and Supplemental Agreements found in Article 28 of this Agreement.

(b) The Company will notify the Union promptly in writing in case of consolidation, merger and route swap affecting work covered by IAM Agreements, or in the event the Company purchases, acquires, or absorbs another airline or portions thereof, or in the event the Company or portion thereof is acquired by another airline.

                                                                      5



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ARTICLE 3(B) (CONTINUED)

     All provisions of this Agreement shall be binding upon the successors or assigns of the Company.

     The Company and this Union will meet without delay and negotiate for proper provisions for the protection of employee(s) seniority and other property rights, in the event that any of the above occur.

(c) All matters not covered by this Agreement or the Railway Labor Act, as amended, shall remain exclusively and without limitation within the prerogatives of Management.

                               ARTICLE 4

                        CLASSIFICATIONS OF WORK

(a)  (1)  Lead Systems Technician

          The work of a Lead Systems Technician will consist of and include providing as related to Aircraft Maintenance, necessary technical knowledge, guidance and direction to other classifications in trouble-shooting complex aircraft systems, locating and correcting trouble and malfunctions, coordinating with foremen and Crew Chief Mechanics, and, as assigned, monitoring the performance of routine work. The Lead Systems Technician classification is not intended to replace the Crew Chief Mechanic in any way. However, the Lead Systems Technician may coordinate the activities outlined in this paragraph with any number of employees. He will also coordinate his activities with station or location management and/or with engineering and flight crews and other functions as appropriate. He will perform on-the-job training and will conduct classroom training as directed. See Lead Systems Technician letter, Article 28, Page 115.

     (2)  Crew Chief Flight Simulator Technician

          The work of a Crew Chief Flight Simulator Technician shall consist of and include, and he shall be responsible for leading, directing and assigning the work of other employees of the Flight Simulator Technician classification to the satisfaction of the Company and must hold the necessary license as is required for the Flight Simulator Technician. A Crew Chief Flight Simulator Technician will give on-the-job training and instruction to Flight Simulator Technicians whenever such training and instruction is required by the Company. If any checking, reviewing and verification of work sheets and forms related to Flight Simulator Technicians' work is necessary, it will be done by a Crew Chief Flight Simulator Technician. In addition, a Crew Chief Flight Simulator Technician will be responsible for, and his duties shall consist of and include. coordinating of work, consistent with the overall work plan established by the Company. He shall also be familiar with the duties of the Flight Simulator Technician

6

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ARTICLE 4(A)(2) (CONTINUED)

          classification and will be capable of performing such duties. He will assist his group in the performance of such duties provided such assistance does not interfere with the performing of his primary responsibilities as described above and provided further, that while he is performing Flight Simulator Technician's work his primary duties are not assumed by others. A Crew Chief may be assigned to coordinate the work of other Crew Chiefs. In such instances, he may or may not have other employees assigned to him.

          The Crew Chief shall be required (on a non-exclusive basis) to demonstrate proper work methods, conduct on-the-job training, and conduct meetings or indoctrinate employees in new or revised operational Procedures.

          The Crew Chief Flight Simulator Technician will coordinate as between the Flight Simulator Technicians in his group and vendor or Company representatives. A Crew Chief Flight Simulator Technician shall not supervise or direct the working force other than Flight Simulator Technicians.

     (3)  Flight Simulator Technician

          The work of a Flight Simulator Technician shall consist of and include any and all maintenance, modification, trouble-shooting, repair, and overhaul of any type of electronic or mechanical devices, including all types of computers and associated apparatus, used for training flying personnel under simulated flying conditions. In addition this work shall include the trouble-shooting, identification, and repairing malfunctions of such apparatus and simulators.

          Non-contract personnel, including vendor representatives, may direct Flight Simulator Technicians in the work required during the initial installation of flight simulators and associated apparatus including computers and their systems. Such personnel will normally assign the physical aspects of work on developmental installations to Flight Simulator Technicians and will direct such assignments consistent with the Company rights under vendor warranties. The Company and the Union jointly recognize the developmental status of such equipment to be an integral part of such initial installation and the consequent necessity to utilize engineering and vendor personnel therein.

          The Company will advise the Union of the nature, extent, and anticipated duration of warranties and engineering or vendor assistance on Company property, for the purpose of initial installation of aircraft simulators or associated equipment and apparatus and computers and their systems.

          The Flight Simulator Technician shall be responsible for the loading of programs, in any and all types of computers integrally associated with flight simulators, for maintenance purposes and flight training purposes. The
          Flight Simulator Technician will also assist in troubleshooting programs in use and debugging new or modified programs.

                                                                      7


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ARTICLE 4(A)(3) (CONTINUED)

          Flight Simulator Technicians must hold a General Radio-telephone license or higher. Flight Simulator Technicians will be required to give on-the-job instruction to other Flight Simulator Technicians.

          Work shifts of Flight Simulator Technicians shall be established to comply with Article 7(e).

     (4)  Crew Chief Inspector

          The work of a Crew Chief Inspector shall consist of and include leading, directing and assigning the work of Inspectors and performing such inspection work as may be required to the satisfaction of the Company. In addition, a Crew Chief Inspector will be responsible for on-the-job training and checking and reviewing work sheets and forms (including verification of completed work sheets and forms in cases of Check "C" and base overhaul) related to Inspector's work as set forth under the Inspector classification covered by this Agreement. A Crew Chief Inspector shall not supervise or direct the working force other than Inspectors. A Crew Chief may be assigned to coordinate the work of other Crew Chiefs. In such instances, he may or may not have other employees assigned to him.

          The Crew Chief shall be required (on a non-exclusive basis) to demonstrate proper work methods, conduct on-the-job training, and conduct meetings or indoctrinate employees in new or revised operational procedures.

     (5)  Inspector

          The work of an Inspector will consist of and include the overall inspection of Company aircraft (including power plant) in connection with major repairs and overhauls at those points on the Company's system where such work is performed. At those points where Inspectors are employed, the work of Inspectors shall include special checks and special inspections including eddy current, magna flux, ultrasonic, zyglo, x-ray (x-ray to be performed by Inspectors at the overhaul base only), and comparable processes except that the reading and interpretation of the x-ray prints shall be performed by non-contract employee(s). The work of Inspectors will include the inspection of materials, parts, and subassemblies as necessary. An Inspector must be capable of performing the inspection work assigned to the satisfaction of the Company, and must hold valid Federal licenses for his assignment as set forth in
          Article 5. He shall be selected from the Mechanic or higher classification, and will not supervise or direct the working force.

          At those points on the Company system where Inspectors are employed and where the Company's policies and procedures as published in its manuals require the presence of an observer on test flights conducted for maintenance or

8

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ARTICLE 4(A)(5) (CONTINUED)

          engineering reasons, Inspector or Inspectors (as required) shall accompany such test hops as an observer unless prohibited by Federal regulations. The Company reserves the right to assign additional non-IAM contract observers to such test flights as it may see fit at the option of local Management and/or other Management levels in the Technical Services Division.

     (6)  Crew Chief Mechanic

          The work of a Crew Chief Mechanic shall consist of and include, and he shall be responsible for, leading, directing, and assigning the work of other employees of the Mechanic classification to the satisfaction of the Company and must hold valid Federal licenses as required for his assignment as set forth in Article 5.

          A Crew Chief Mechanic may be required to sign for his own work and the work of others in his group (not including work historically performed by Inspectors) provided, however, that such signing shall not relieve any other members of his group from responsibility for the work he performed or from being required to sign appropriate Company work records.

          A Crew Chief Mechanic will also give on-the-job instructions and training to Mechanics when such training and instruction is required by the Company. If any checking, reviewing and verification of work sheets and forms related to Mechanic's work is necessary, it will be done by a Crew Chief Mechanic.
          A Crew Chief Mechanic will be required to review aircraft log books. In addition, a Crew Chief Mechanic will be responsible for, and his duties shall consist of and include, coordinating of work and scheduling and issuing of any and all work cards related to Mechanic's work, consistent with the overall work plan established by the Company.

          The Crew Chief Mechanic shall also be familiar with the duties of the Mechanic classification and will be capable of performing such duties. He will assist his group in the performance of such duties provided such assistance does not interfere with the performing of his primary responsibilities as described above and provided further, that while he is performing Mechanic's work his primary duties are not assumed by others. A Crew Chief may be assigned to coordinate the work of other Crew Chiefs. In such instances, he may or may not have other employees assigned to him.

          The Crew Chief shall be required (on a non-exclusive basis) to demonstrate proper work methods, conduct on-the-job training, and conduct meetings or indoctrinate employees in new or revised operational procedures.

     (7)  Mechanic

          The work of a Mechanic shall consist of and include any and all work generally recognized as Mechanics' work performed in and about Company shops,

                                                                      9


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ARTICLE 4(A)(7) (CONTINUED)

          maintenance bases, overhaul bases, and Company buildings, including but not limited to mechanical work involved in dismantling, overhauling, repairing, fabricating, assembling, welding, and erecting all parts of airplanes, airplane engines, radio equipment, electrical systems, temperature control systems, hydraulic systems, communications systems, modifications, electronic systems, instruments systems, computers on aircraft and digital readouts, cathode ray tube devices, cables and other electronic devices associated with such computers, and related components (in connection with aircraft maintenance and testing), and machine tool work, in connection therewith. In addition the work of a Mechanic shall include trouble-shooting, assisted as necessary by the Crew Chief Mechanic and when not in conflict with the terms of this Agreement, by Management.

          The work of a Mechanic shall also include engine runups and that work of a type generally recognized as a mechanic's work in the conversion of aircraft from one configuration to another. In addition, the work of a mechanic shall include, but not be limited to, taxiing, towing and pushout of all aircraft, servicing of de-icing equipment, de-icing of aircraft, operation of de-icing equipment when used for deicing of aircraft and/or in connection with other work generally recognized as mechanic's work. Such work shall also include the dismantling, repairing, assembling, modifying and erecting of machinery, mechanical devices, public address systems, T.V. monitors (transmitters and receivers), ground two-way radio ramp communications equipment, security equipment, automotive equipment, building maintenance and repair work.

     (8)  Crew Chief Stores Clerk

          The work of a Crew Chief Stores Clerk shall consist of and include, and he shall be responsible for, leading, directing, and assigning the work of other employees of the Stores classification to the satisfaction of the Company. A Crew Chief Stores Clerk may be required to sign for his own work and work of others in his group provided, however, that such signing shall not relieve any other member of his group from responsibility for the work he performed or from being required to sign appropriate Company work forms and/or records.

          A Crew Chief Stores Clerk will also give on-the-job instruction and training to Stores Clerks when such training and instruction is required by the Company. If any checking, reviewing and verification of work forms or records related to Stores Clerk work is necessary, it will be done by a Crew Chief Stores Clerk. In addition a Crew Chief Stores Clerk will be responsible for, and his duties shall consist of and include, coordinating of work and scheduling and issuing of any and all work forms consistent with the overall work plan established by the Company.

          The Crew Chief Stores Clerk shall also be familiar with the duties of the Stores classification and will be capable of performing such duties. He will assist his group in the performance of such duties provided such assistance does not interfere with the performing of his primary responsibility as described above

10

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ARTICLE 4(A)(8) (CONTINUED)

          and provided further that while he is performing Stores work his primary duties are not assumed by others. A Crew Chief may be assigned to coordinate the work of other Crew Chiefs. In such instances, he may or may not have other employees assigned to him.

          The Crew Chief shall be required (on a non-exclusive basis) to demonstrate proper work methods, conduct on-the-job training, and conduct meetings or indoctrinate employees in new or revised operational procedures.

     (9)  Stores Clerk

          A Stores Clerk will do all work generally recognized as the routine duties of a Stores Clerk in and about the Company storerooms and stockrooms, except as provided in the Dining Service Agreement. The duties of a Stores Clerk shall include the delivering of parts and materials at overhaul bases and other locations on the system where mechanics do not accomplish this work. The duties of a Stores Clerk shall also include the driving of trucks in transporting stores supplies. At those locations where Stores Clerks are employed they shall transport Company parts, materials supplies, and stationery materials between Company facilities within a city or metropolitan area. Materials, etc., waybilled or labeled to a specific location within the metropolitan area would be considered en route until it reaches the final destination. The Company may require Stores Clerks to transport U. S. and Company mail. Building maintenance and automotive parts, supplies and/or materials will be inventory received, ordered and issued by Stores Clerks. Stores Clerks will also be responsible for the replenishment of all self service stock. At major stations and overhaul bases, all parts, materials, supplies and stationery materials, will be delivered by Stores Clerks. Deliveries to any office facilities which are part of such stations or bases will be let a point designated by the Company. (With respect to the handling of stationery materials at the Overhaul Bases, refer to the attached Letter Page 139.) At locations other than major stations and overhaul bases any deliveries by Stores Clerks will be to a point designated by the Company. It is clearly understood and agreed that all parts, materials supplies and stationery materials (specifically excluding ticket stock) shall be delivered directly to the Company stockroom at locations where Stores Clerks are employed. The preparation and forwarding of A.O.G.'s to transportation, the receipt from transportation and forwarding to the user, is the duty of a Stores Clerk. All required labeling and documentation in connection with ordering, receiving, issuing and shipping as well as the preparation and maintenance of required records (specifically excluding Kardex posting) will be performed by Stores Clerks.

          At all locations on the TWA system that do not maintain Dining Service Units, the following shall apply: (a) At those facilities where TWA employs Stores Clerks, any Company inventory taking place at the caterer's facility, including any inventory of Company materials delivered to the caterer's facility direct from the vendor will be performed by Stores Clerks. Should the Company

                                                                     11



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ARTICLE 4(A)(9) (CONTINUED)

          require that materials delivered directly to the caterer be received by Company personnel, such personnel shall be Stores Clerks. (b) The movement of Commissary items to caterers from airport locations will be performed by Stores Clerks. Stores Clerks are to be employed at the Overland Park Training Center (Hostess Academy) and Surplus Sales where the Company maintains its Surplus Sales facilities. In addition, Stores Clerks will be employed at the Jack Frye Building (Flight Simulator Building), and new facilities such as the KCI Administrative Building will be staffed with Stores Clerks as required.

          At locations where Stores Clerks are not employed, all work described above will be performed by the Mechanic classification unless the amount of work involved herein and other normal Stores Clerks functions exceed four (4) hours on a shift. In such event a Stores Clerk will be employed.

          (See letter Page 137 for additional detailed Stores Clerk duties.)

     (10) Crew Chief Fire Inspector

          The work of a Crew Chief Fire Inspector shall consist of and include, and he shall be responsible for, leading, directing, and assigning the work of other employees of the Fire Inspector classification to the satisfaction of the Company. A Crew Chief Fire Inspector may be required to sign for his own work and the work of others in his group provided, however, that such signing shall not relieve any other member of his group from responsibility for the work he performed or from being required to sign appropriate Company work forms.

          A Crew Chief Fire Inspector will also give on-the-job instruction and training to Fire Inspectors when such training and instruction is required by the Company. If any checking, reviewing and verification of work forms related to Fire Inspectors' work is necessary, it will be done by a Crew Chief Fire Inspector. In addition a Crew Chief Fire Inspector will be responsible for, and his duties shall consist of and include, coordinating of work and scheduling and issuing of any and all work forms consistent with the overall work plan established by the Company.

          The Crew Chief Fire Inspector shall also be familiar with the duties of the Fire Inspector classification and will be capable of performing such duties. He will assist his group in the performance of such duties provided such assistance does not interfere with the performing of his primary responsibility as described above and provided, further, that while he is performing Fire Inspectors' work his primary duties are not assumed by others.

          Where a Crew Chief Fire Inspector is employed, he, as well as the Fire Inspectors, will assist in the training of employee volunteer fire brigades and direct such employees in fire fighting activities when required. A Crew Chief

12


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

ARTICLE 4(A)(10) (CONTINUED)

          may be assigned to coordinate the work of other Crew Chiefs. In such instances, he may or may not have other employees assigned to him.

          The Crew Chief shall be required (on a non-exclusive basis) to demonstrate proper work methods, conduct on-the-job training, and conduct meetings or indoctrinate employees in new or revised operational procedures.

     (11) Fire Inspector

          The work of a Fire Inspector shall consist of and include all work recognized as Fire Inspector's work, including, but not limited to, inspection and testing of all fire prevention and control equipment such as hoses, nozzles, sprinkler systems, valves, extinguishers, pumps, ladders, fire carts, fire wagons, etc., and including the replacement of necessary parts in fire extinguishers. They shall operate all fire prevention and control equipment and stand by during jobs involving a fire hazard when necessary. Fire Inspectors will assist in the training of employee volunteer fire brigades and direct such employees in fire fighting activities when required. Fire Inspectors will operate all pumping equipment; make observations for wind direction, ceiling, and visibility; and inspect plant facilities for fire and safety hazards. They shall administer first aid to personnel when required. A Fire Inspector will not perform any mechanical work of any nature.

     (12) Crew Chief Ramp Serviceman

          The work of a Crew Chief Ramp Serviceman shall consist of and include, and be shall be responsible for leading, directing, and assigning the work of other employees of the Ramp Service classification to the satisfaction of the Company. A Crew Chief Ramp Serviceman may be required to sign for his own work and the work of others in his group provided, however, that such signing shall not relieve any other member of his group from responsibility for the work he performed or from being required to sign appropriate Company work forms.

          A Crew Chief Ramp Serviceman will also give on-the-job instruction and training to Ramp Servicemen when such training and instruction is required by the Company. If any checking, reviewing and verification of work forms related to Ramp Service work is necessary, it will be done by a Crew Chief Ramp Serviceman (unless it is performed by a higher classification under this Agreement). In addition a Crew Chief Ramp Serviceman will be responsible for, and his duties shall consist of and include, coordinating of work and scheduling and issuing of any and all work forms consistent with the overall work plan established by the Company.

          The Crew Chief Ramp Serviceman shall also be familiar with the duties of the Ramp Service classification and will be capable of performing such duties.

          He will assist his group in the performance of such duties provided such assistance does not interfere with the performing of his primary responsibility as

                                                                     13


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

ARTICLE 4(A)(12) (CONTINUED)

          described above and provided, further, that while he is performing Ramp Service work his primary duties are not assumed by others. A Crew Chief may be assigned to coordinate the work of other Crew Chiefs. In such instances, he may or may not have other employees assigned to him.

          The Crew Chief shall be required (on a non-exclusive basis) to demonstrate proper work methods, conduct on-the-job training, and conduct meetings or indoctrinate employees in new or revised operational procedures.

     (13) Ramp Serviceman

          The work of a Ramp Serviceman will consist of and include the transporting and handling of all commissary, food, beverages, liquors, passenger service kits, supplies and equipment, to and from the aircraft; including the preflight check of all such items on board the aircraft. The Ramp Serviceman will do all necessary work relative to the preparation of the plane's service equipment for flight. A Ramp Serviceman's duties will also include the loading and unloading of aircraft galleys, the performance of errands in connection with commissary and the transporting of commissary and food service equipment to and from the aircraft. The Ramp Serviceman will also be responsible for work involving the cleanliness of the commissary at such points and times Janitors do not perform such work under the terms of this or the TWA-IAM Dining Service Agreement.

          It is further intended that the Company will not be obliged to change existing caterer operations except to the extent that Ramp Servicemen be employed to handle all commissary movements from caterer's truck to Company aircraft and vice versa at the following stations: SFO, ORD, STL, PIT, BOS, LAS, EWR, PHL, DCA, IAD, PHX, DEN, IND, CMH, and DAY. As soon as possible, but not later than six (6) months from October 18, 1976, Ramp Servicemen will also handle all commissary movements from caterer's truck to Company aircraft and vice versa at those stations not enumerated in this paragraph.

          The work of a Ramp Serviceman will include the handling of baggage. Ramp Servicemen will also handle and operate all passenger loading stairs and mobile lounges owned or operated by the Company. The assembly and disassembly of prefabricated kennels and shipping containers will be performed by Ramp Servicemen.

          The work of a Ramp Serviceman will include all work in connection with all loading, unloading, and handling of all mail, express, cargo, and air freight, also the crating, uncrating, and recrating of all shipments in and about Company facilities, wherever for any reason, it is necessary to do so. In addition, he will perform all work connected with the palletizing and depalletizing, including the loading, unloading, buildup, breakdown, and tiedown of all pallets, igloos and containers, at any Company owned and/or occupied facilities. The Company shall furnish the necessary tools for accomplishment of the above, and the Ramp Serviceman shall not be permitted the use of other tools.

14


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

ARTICLE 4(A)(13) (CONTINUED)

          The work of a Ramp Serviceman shall consist of and include driving all types of trucks, tractors, Company operated flight crew buses. and automotive equipment, the servicing of aircraft and automotive equipment with fuel, oil, and water, the greasing of automotive and ground equipment, operation of bulk fuel stations and portable air conditioners. He will maintain equipment used in his work in a clean safe condition: however, he shall not perform any mechanical work of any nature. It is further agreed and understood that he may be required to perform other work of a general utility nature.

          The handling and acceptance of all freight, cargo, mail and express, etc., mentioned in this classification, and the preparation and handling of related forms, including the receipt, checking and inventorying, labeling and warehouse routing of all freight shipments, cargo, etc., which have been tendered to the Company will be performed by Ramp Servicemen, on a dock delivery basis, and/or channeled through the appropriate Company warehouses, except as otherwise provided under the terms of the letter from D. J. Crombie to J. J. Schwind on Page 141. The on airport transporting of all the above mentioned cargo, etc., between all hangars, shops, mail facilities, express facilities. aircraft, warehouses and trucks (except as expressly defined in the Stores classification), etc., shall be performed by Ramp Servicemen. The Ramp Serviceman shall operate and handle all job related automated equipment, in addition he shall operate all equipment owned or leased by the Company, in performing the above job function. Ramp Servicemen may also input and retrieve data from computers which they use for the accomplishment of their work.

          At Technical Service locations, the work of a Ramp Serviceman will include the servicing and cleaning of station equipment. including equipment used in the performance of his duties. (Present Technical Service locations are JFK/LGA, LAX, MCI and STL.) At other than Technical Service locations, the work of a Ramp Serviceman will include the work specified in paragraph (a)(18) of
          Article 4. When there is a need for adding or eliminating a station or stations from the Technical Service locations listed above, the method to be used in effecting such changes, insofar as such change affects the employee(s) rights created by this Agreement, will be discussed and resolved with the President - General Chairman. District 142 prior to such changes being implemented. Such change is to be planned and effected in a manner which will minimize the disturbance of the employee(s) seniority rights.

     (14) Mechanic Helper

          The work of Mechanic Helper shall include the performance of simple repetitive jobs such as moving parts and equipment exclusive of stores stock, cleaning out oil tanks, and other duties now recognized as work of Mechanic Helper. Should the Company desire to expand this classification to other simple repetitive jobs, or to locations other than Engine Overhaul
          - KCI, or to assist mechanics, it shall, prior to such expansion secure the agreement of District 142 of the Union.

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

ARTICLE 4(A) (CONTINUED)

     (15) Crew Chief Guard

          The work of a Crew Chief Guard shall consist of and include, and he shall be responsible for, leading, directing and assigning the work of other employees of the Guard classification to the satisfaction of the Company. A Crew Chief Guard may be required to sign for his own work and the work of others in his group, provided however, that such signing shall not relieve any other member of his group from responsibility for the work he performed or from being required to sign appropriate Company work records.

          A Crew Chief Guard will also give on-the-job instruction and training to Guards when such training and instruction is required by the Company. If checking, reviewing and verification of work sheets and forms related to Guard work is necessary, it will be done by a Crew Chief Guard. In addition a Crew Chief Guard will be responsible for, and his duties shall consist of and include coordinating of work and scheduling and issuing of any and all work cards related to Guard work, consistent with the overall work plan established by the Company.

          The Crew Chief Guard shall also be familiar with the duties of the Guard classification and will be capable of performing such duties. He will assist his group in the performance of such duties provided such assistance does not interfere with the performing of his primary responsibility as described above and provided further that while he is performing Guard work his primary duties are not assumed by others. A Crew Chief may be assigned to coordinate the work of other Crew Chiefs. In such instances, he may or may not have other employees assigned to him.

          The Crew Chief shall be required (on a non-exclusive basis) to demonstrate proper work methods, conduct on-the-job training, and conduct meetings or indoctrinate employees in new or revised operational procedures.

     (16) Guard

          A Guard shall be defined as an employee, a majority of whose work assignment consists of all Company required guarding of gates, entrances, or other posts in and about Company premises, patrolling areas, punching watchman clocks, use and monitoring of electronic audio and video security devices, and all other similar work generally recognized as that of guard personnel.

     (17) Crew Chief Fleet Service Helper

          The work of a Crew Chief Fleet Service Helper shall consist of and include, and he shall be responsible for leading, directing, and assigning the work of other employees of the Fleet Service classification to the satisfaction of the Company. A Crew Chief Fleet Service Helper may be required to sign for his own work and the work of others in his group provided, however, that such signing shall not relieve any other member of his group from responsibility for the work he performed or from being required to sign appropriate Company work records.

          A Crew Chief Fleet Service Helper will also give on-the-job instruction and training to Fleet Service Helpers when such training and instruction is required by the Company. If any checking, reviewing and verification of work sheets and forms related to Fleet Service work is necessary, it will be done by a Crew Chief Fleet Service Helper (unless it is performed by a higher classification under this Agreement). In addition a Crew Chief Fleet Service Helper will be responsible for, and his duties shall consist of and include coordinating of work and scheduling and issuing of any and all work cards related to Fleet Service work, consistent with the overall work plan established by the Company. The Crew Chief Fleet Service Helper shall also be familiar with the duties of the Fleet Service Helper classification and will be capable of performing such duties. He will assist his group in the performance of such duties provided such assistance does not interfere with the performing of his primary responsibility as described above and provided, further that while he is performing Fleet Service Helper work his primary duties are not assumed by others. A Crew Chief may be assigned to coordinate the work of other Crew Chiefs. In such instances, he may or may not have other employees assigned to him.

          The Crew Chief shall be required (on a non-exclusive basis) to demonstrate proper work methods, conduct on-the-job training, and conduct meetings or indoctrinate employees in new or revised operational procedures.

     (18) Fleet Service Helper

          At Technical Service locations the work of a Fleet Service Helper shall include all cleaning, washing, and polishing of aircraft both on interior and exterior. He may also be required to clean all parts, ramp and automotive equipment, exclusive of work normally performed by Ramp Servicemen. A Fleet Service Helper shall do all chatting of parking lots (provided that no driving is required), removing snow with shovels and/or hand-operated snow blowers, cleaning ramps and sidewalks, moving materials and equipment (exclusive of Stores stock), provided that he operates no machinery. A Fleet Service Helper will do all other work generally recognized as common labor, and may be required to perform Janitor work, and he shall do no mechanical work or work of a higher classification. A Fleet Service Helper may operate automotive equipment in connection with the performance of his work. This driving shall not include the transporting of employees other than Fleet Service Helpers or transportation of parts, equipment, or material other than used in connection with Fleet Service Helper work. A Fleet Service Helper may be required to change seat covers and curtains.

     (19) Crew Chief Janitor

          The work of a Crew Chief Janitor shall consist of and include, and he shall be responsible for, leading, directing, and assigning the work of other employees of the Janitor classification to the satisfaction of the Company. A Crew Chief Janitor may be required to sign for his own work and the work of others in his group provided, however, that such signing shall not relieve any other member of his group from responsibility for the work he performed or from being required to sign appropriate Company work records.

          A Crew Chief Janitor will also give on-the-job instruction and training to Janitors when such training and instruction is required by the Company. If any checking, reviewing and verification of work sheets and forms related to Janitor work is necessary, it will be done by a Crew Chief Janitor. In addition a Crew Chief Janitor will be responsible for, and his duties shall consist of and include, coordinating of work and scheduling and issuing of any and all work cards related to Janitor work, consistent with the overall work plan established by the Company.

          The Crew Chief Janitor shall also be familiar with the duties of the Janitor classification and will be capable of performing such duties. He will assist his group in the performance of such duties provided such assistance does not interfere with the performing of his primary responsibility as described above and provided, further, that while he is performing Janitor work his primary duties are not assumed by others. A Crew Chief may be assigned to coordinate the work of other Crew Chiefs. In such instances, he may or may not have other employees assigned to him.

          The Crew Chief shall be required (on a non-exclusive basis) to demonstrate proper work methods, conduct on-the-job training, and conduct meetings or indoctrinate employees in new or revised operational procedures.

     (20) Janitor

          The work of a Janitor at overhaul bases and at major stations and other locations, as outlined in the letter from William Schecter, to William O'Driscoll on Page 144, shall consist of and include the cleaning inside (also outside first story, window washing) of buildings and hangars, sweeping shops and walks, grass cutting, and other work normally performed by Janitors.

(b) (1) In the respective classification and seniority groupings listed above, whenever it is necessary to maintain employees on a shift, they will work for Crew Chiefs in their respective classifications and or seniority groupings. No Crew Chief will be required to Crew Chief and direct the work of a group totaling more than ten (10) other employees.

18

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


ARTICLE 4(B)(CONTINUED)

     (2) In each respective classification and/or seniority grouping, whenever it is necessary to maintain three (3) or more employees on a shift, one of them will be a Crew Chief.

     (3) The highest classification employed on a shift (up to and including Mechanic) shall have a Crew Chief regardless of the number of employees in such classification on that shift. Whenever there are only one (1) or two (2) employees in one or more classifications lower than the highest classification on a shift, such employees will be assigned to a Crew Chief who is in a classification above their own, and in such situations the special composite crew will not total more than ten (10) such diversified employees. If there are more than ten (10) such employees involved, there will be additional Crew Chiefs created.

     (4) All Crew Chiefs shall have regular assigned crews. However, a Crew Chief in any classification and/or seniority grouping may be assigned duties which do not involve the assignment of employees to him, provided that such duties are within the scope of his job description as set forth under the Agreement, and provided that such assignment does not result in the employee to Crew Chief ratio being exceeded in any way.

     (5) Sub-paragraphs (1) through (4) above shall not apply to Guards, who shall be governed by the following:

          Wherever it is necessary to maintain three (3) or more Guards on a shift, one of them shall be a Crew Chief Guard, however, if this Article does not otherwise provide for the employment of a Crew Chief Guard at a location where three or more Guards are employed, a Crew Chief Guard shall be employed at such locations. A Crew Chief Guard will not be required to Crew Chief or direct a group of more than ten
          (10) employees.

(c) The making and revising of individual assignments to the work force shall be accomplished by a Crew Chief. If the Crew Chief is unavailable in point of time adequately to handle a situation the making or revising of an individual work assignment may be accomplished by management. In the event of conflicting orders, the responsibility shall be assumed by the last individual issuing such orders. The supervision of the work force is ultimately the responsibility of management.

(d) At stations accomplishing aircraft major checks (Check C), base overhauls (Check D), and engine changes, on a pre-planned basis, employees in the classification of Inspector or higher will be required to conduct and sign off for the inspections connected with such operations, including final release of aircraft for flights.

(e) At all locations, (except as provided in Article 4(a)(5)) employees in the classification of Mechanic or higher will be required to sign off for mechanical work connected with accomplishment of routine aircraft maintenance of a type which was on October 12, 1961, performed by Mechanics and designated as station service, through service, daily service, and fueling service, including special checks and special inspections and final release of aircraft for flight.

(f) The two preceding paragraphs are not intended to change the present practice of inspection or non-inspection in connection with maintenance and overhaul work not specifically mentioned.

                               ARTICLE 5

                EXAMINATION(S), LICENSE(S) REQUIREMENTS

                              AND TRAINING

(a)  Examination (where applicable)

     The Mechanic's Examination will consist of two (2) parts. Employees bidding for vacancies in the Mechanic classification must have successfully completed the applicable PART I. Employees bidding for vacancies in classifications higher than Mechanic must have successfully completed the applicable PART II. Employees must have successfully completed the applicable PART I and hold seniority in the classification of Mechanic or higher prior to taking PART II in that specialty.

     In the event an employee fails to pass the Mechanic Examination(s), he may submit in writing (Registered or Certified Mail - Return Receipt Requested) his request for review to the Employee Relations Department, TWA, Kansas City International Airport, P. 0. Box 20126, Kansas City, Missouri 64195, not later than five (5) days after notification that he has failed the exam.

     Such review shall be made by a Mechanic's Examination Committee of four (4) consisting of two (2) members selected by the Union and two (2) members selected by the Company from the Kansas City point. The Committee may establish rules governing its procedure, consistent with the provisions of the Agreement. The Committee will meet at MCI/KCI during regular day shift working hours, unless otherwise mutually agreed to, and members will not suffer loss of pay while performing their duties. A member of the TWA Training Section and the Union President - General Chairman, or his designated representative, may serve as Co-Chairman to the Committee without vote.

     The Mechanic's Examination Committee will complete its review within five (5) days after receiving the employee's request and will thereupon advise the Company, Union and employee, in writing, of its decision.

     If the Committee determines that the employee has successfully completed the examination, such decision is final and binding upon the Company. If the Committee determines that the employee has failed the examination, such decision is final and binding upon the employee. In the event the Committee is unable to arrive at a

20

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

ARTICLE 5(A) (CONTINUED)

     decision, a grievance may be filed in accordance with the provisions of Article 11 omitting Step I of the grievance procedure.

     (1) PART I will consist of not more than two (2) hours of written examination consisting of theory applicable to the specialty. Employees who have successfully completed the written examination for a specialty, other than his own, will be required to successfully complete a practical examination, not to exceed eight (8) hours, consisting of more than one (1) work function applicable to the specialty.

          All new employees will be required to successfully complete a written examination (at least equivalent to the PART I Examination) for the applicable specialty prior to filling any Mechanic vacancy covered by this Agreement.

          Employees who have successfully completed their probationary period or trial period as a Mechanic will be considered to have successfully completed PART I of the Mechanic's
          Examination in that specialty.

     (2) PART II will consist of not more than three (3) hours of written examination consisting of job related work applicable to the specialty. After successfully completing the written examination, a practical examination will be required, not to exceed eight (8) hours, consisting of more than one (1) work function including Crew Chief type activities related to the applicable specialty.

          Employees who have successfully completed their probationary or trial period as a Crew Chief Mechanic, Inspector, or higher classifications will be considered to have completed
          PART II of the Mechanic's Examination in that specialty.

     (3) Application forms for Mechanic Examination(s) shall be furnished by the Company and supplied by an employee's immediate supervisor upon request. Employees may apply for and complete only one (1) examination at a time. The Company will notify the employee seven (7) days in advance of the examination to be taken.

     (4) Applications shall be submitted in duplicate with one (1) copy forwarded by Registered or Certified United States Mail (Return Receipt Requested): c/o Regional Employee Relations Department, TWA, Kansas City International Airport, P. O. Box 20126, Kansas City, Missouri 64195, and one (1) copy c/o President - General Chairman, District Lodge 142, 400 N.E. 32nd Street, Kansas City, Missouri 64116.

     (5)  Within seven (7) days after completing the Mechanic
          Examination, an employee will be notified in writing of the results (including a statement identifying the area(s) of deficiency for those failing the examination).

     (6) PART I and II, Mechanic Examinations, methods of grading procedures, applications, and job related specialties shall be agreed to by both the Union and the Company.

     (7) Results of the examinations shall be open to inspection by the Local Grievance Committee or a representative designated by District 142. A record of employees having successfully completed Mechanic Examination(s) shall be maintained by the Company.

     (8) An employee who has completed fifteen (15) months continuous active employment with the Company as a Mechanic may apply for additional Mechanic Examination(s), PART I. Only an employee currently working as a Mechanic or in a higher classification who has completed fifteen (15) months continuous active employment with the Company as a Mechanic or higher classification may apply for additional Mechanic Examination(s), PART II.

     (9) At stations where maintenance instructors are based, examinations will be given by the TWA Training Section. At other stations a ranking Maintenance Representative designated by the Company may give the examination under the direction of the TWA Training Section. Such examination will be given during an employee's regular working hours without loss of pay. When it is impractical to schedule an examination during an employee's regular working hours, such examination may be scheduled during an employee's own time, convenient and agreeable to the employee, and the employee given compensating time off.

     (10) All examinations will be completed not more than thirty (30) days after an employee's application is received by the Company. All employees will have a completion date effective thirty-seven (37) days from the date the application is received by the Company.

     (11) Failure to appear for examination at the designated time and place will invalidate the application, unless satisfactory reason is given, in which case the time limits mentioned in
          (10) above will be extended by the exact number of days remaining in the original time limits, computed from date of the missed examination. Such extension will begin from the date the employee returns to work.

     (12) Employees who fail to pass the examination will not be permitted to take the same examination within ninety (90) days from date of previous examination.

     (13) Where a license or licenses are required, no examination will be required, except the practical portion of PART II, where applicable.

     (14) An employee having achieved the Master Mechanic rating prior to July 1, 1955, will be considered as having passed the Mechanic's Examination(s).

22



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

ARTICLE 5(A) (CONTINUED)

     (15) No employee accruing seniority as a Crew Chief, Flight
          Simulator Technician, Inspector, or Mechanic on the date of the Agreement will be required to take additional Mechanic's Examinations to maintain his rating.

     (16) Any employee holding seniority in the Mechanic classification bidding for a Mechanic vacancy in a different specialty must have successfully completed the Mechanic's Examination PART I, applicable to that specialty.

     (17) Any employee holding seniority in the Mechanic classification or higher, bidding for or displacing into an Inspector or Crew Chief classifications above Mechanic, must have successfully completed the Mechanic's Examination PART II, applicable to that specialty.

     (18) Employees having passed the Mechanic's Examination(s) as provided for in the TWA-IAM Agreement signed August 25, 1966, will be considered as having successfully completed the Mechanic's Examinations PART I and PART 11, applicable to that specialty.

     (19) Employees having successfully completed the applicable Mechanic's Examination PART II will be considered as qualified in connection with bids for Inspector and Crew Chief Jobs in the Mechanic classification or higher.

     (20) Employees having successfully completed the applicable
          Mechanic's Examination PART I will be considered as qualified in connection with bids for jobs in the Mechanic classification.

(b) Employee(s) in a classification below Mechanic must have a qualification sheet on file as provided in Article 6(f)(12) prior to submitting an application for a Mechanic's Examination.

     Upon receipt of the employee's application, the Company will review the employee's qualification record on file, work experience and the applicable performance standard as agreed upon by the Company and Union. Employees who meet the basic requirements will be scheduled for the applicable PART I
     Examination as outlined in Article 5(a)(10).

     The Company will notify the employee in writing when it is determined that the employee does not meet the basic requirements for the applicable PART I Examination. The employee may request a review of his qualifications in the same manner as provided for in
     Article 10(b)(19).

(c) Employees not holding seniority in the Flight Simulator Technician classification will be required to successfully complete the Flight Simulator Technician Examination Part I prior to submitting a bid to fill a vacancy in the Flight Simulator Technician
     Classification. Such Examination will be agreed upon by the Company and the Union.

     Flight Simulator Technicians, prior to the commencement of the ninety (90) day trial period, will be assigned a sixty (60) day training period during which he/she will receive classroom and on-the-job training.

(d)  Stores Classification:

     Employees not holding seniority in the Stores classification will be required to successfully complete the Stores Examination prior to submitting a bid to fill a vacancy in the Stores classification. Such Examination will be agreed upon by the Company and the Union.

(e)  Ramp Serviceman Classification:

     Employees not holding seniority in the Ramp Serviceman classification will be required to successfully complete the Fueling Examination prior to submitting a bid to fill a vacancy in such classification. The examination will be agreed upon by the Company and the Union.

(f)  Employees must have a qualification sheet on file as provided in
     Article 6(f)(12) prior to submitting an application for Stores or Fueling Examinations.

     Upon receipt of the employee's application, the Company will review the employee's qualification record on file and work experience.

     Employees who meet the basic requirements will be scheduled for the applicable examination.

     The Company will notify the employee in writing when it is determined that the employee does not meet the basic requirements of the job.

(g)  License Requirements

     (1)  Crew Chief Inspectors and Inspectors

          (a)  Overhaul Bases

               (1) Airframe Overhaul - Must possess FAA "A & P' license or FCC General Radio-telephone license, or higher, depending upon the work to which assigned.

               (2) Power Plant Overhaul - Must possess FAA "P" license.

          (b) Line Stations - Must possess FAA "A & P" license or FCC General Radio-telephone license, or higher, depending upon work to which assigned.

     (2)  Crew Chief Mechanic

          (a)  Overhaul Bases - Airframe Hangar Specialties

               (1)  <F*>Aircraft  Must possess FAA "A" license.

               (2) <F*>Aircraft Engine - Must possess FAA "P" license.

               (3)  <F*>Hydraulic - Must possess FAA "A" license.

               (4) Radio - Must possess FCC General Radio-telephone license, or higher.

               <F*> Possession of FAA 'A' or 'P' license will
               suffice for employees in these Specialties as of July 1, 1955.

          (b)  Overhaul Bases - Shop Assigned Specialties

               (1) Power Plant Overhaul - Must possess FAA "P" license.

               (2) Radio Shop - Must possess FCC General Radio-telephone license, or higher.

          (c) Line Stations (where applicable) - Must possess FAA "A & P" license and FCC Restricted Radio-telephone Operator's permit or Radio-telephone license, second class or higher, depending upon the work to which assigned.

     (3) Line Service and Overhaul Bases (where applicable) - Mechanics or higher holding or bidding for line service assignments, will be required to possess and exercise valid FAA "A & P" license(s) and FCC Restricted Radio-telephone Operator's permit, or General Radio-telephone license, or higher, depending upon the work to which assigned.

     (4) Employees possessing temporary FAA Certificate(s) shall be considered as possessing the applicable license(s).

     (5) No employee accruing seniority in any classification will be required to obtain additional license(s) to maintain his rating.

     (6) It is understood that an employee having achieved the Master Mechanic rating prior to July 1, 1955, bidding laterally for positions requiring license(s) shall be allowed six (6) months from date of acceptance as successful bidder to obtain the necessary license(s). If he fails to obtain the required license(s) within the specified period, he will return to his former position at his own expense.

     (7) In the event that Federal requirements are changed, the Company and the Union will meet and make such changes in the license requirements provisions as become necessary. In the event that Federal agencies or their agents determine that the work experience which can be acquired in a job does not constitute the experience required to obtain or renew Federal license(s), the requirements for such license(s) under this Agreement shall be waived for employees working in that job.

     (8) Whenever an employee is required by State or Federal law to possess a special permit and/or license to perform duties to which he is normally assigned, such permit and/or license will be paid for by the Company. The employee will be allowed reasonable time off to obtain such permit and/or license without loss of pay. This paragraph shall not apply for the obtaining of FAA 'A' or 'P' licenses, or FCC Radio Telephone licenses (second class or higher).

     (9) Should there by any change during the life of this Agreement in license requirements, all employees affected shall be given a reasonable length of time from the date of change to obtain such license without change in status or pay. Any qualified employee, upon request, shall be furnished with a certificate of eligibility by the Company for presentation to the proper government agency for procuring an FAA or FCC license.

(h)  (1)  Inspector and Mechanic Training

          (a)  New Equipment

               As new equipment is introduced into the system, Inspectors and Mechanics affected will be given training (Classroom and/or on-the-job) concerning such equipment to gain proficiency in their work.

     (2)  All Crew Chiefs

          (a)  New Equipment

               As new equipment is introduced into the system, each Crew Chief affected will be given training (Classroom and/or on-the-job) to gain proficiency in his work and further will receive an amount of technical training that is equal to the amount of training to be received by his immediate supervisor for that specialty.

          (b)  Administrative

               The Company will provide administrative training to all Crew Chiefs. Such training will be for the purpose of acquainting such Crew Chiefs with the elements of leadership and direction, the effective coordination of work and requisite record keeping.

     (3)  Crew Chief Inspector and Crew Chief Mechanic Training

          Recurrent

          Each Crew Chief Mechanic and Crew Chief Inspector will receive annual recurrent training (Classroom and/or on-the-job) of a similar order as that given such Crew Chief's immediate supervisor for the specialties listed on the following list:

                                                     Minimum Hours
                                                   Annual Recurrent
          Crew Chief Classification by Specialty       Training
          --------------------------------------   ----------------
          Metal                                           20
          Electrical                                      20
          Hydraulic                                       20
          Radio                                           20
          Instrument                                      20
          Engine Overhaul                                 20
          Aircraft                                        20
          Aircraft - Engine                               20
          Hangar - Line (A & P Line)                      20
          Plating                                         20
          Electro Mechanical                              20
          Electronic                                      20
          Automotive                                      20
          Ground Equipment and Repair                     20
          Welding                                         20

     (4) Crew Chief Flight Simulator Technicians will receive a minimum of twenty-four (24) hours annual recurrent training on-the-job and/or in the classroom and both they and Flight Simulator Technicians will be given new equipment training consistent with the principles set forth in paragraph 1 above.

     (5) Any of the foregoing training which is on-the-job training will be given on the employee's regular shift and during his regular hours.

     (6) Any of the foregoing training which is classroom training will be minimum increments of four (4) hours each.

     (7) Training of newly assigned station personnel i.e.. Ramp Service employees, transferring to a station outside the metropolitan area with unique job functions (e.g.: receipt & dispatch, de-icing, aircraft towing) will be provided sufficient training after reporting to the new station and prior to an assignment to perform functions.

                               ARTICLE 6

                               SENIORITY

(a)  Seniority (Company and Classification)

     (1) Seniority shall be defined as the length of service for which an employee receives credit, regardless of location, in any of the classifications covered by this Agreement with this Company or any of its predecessors.

     (2) The definition of seniority shall include ability to perform the required work of the job in a satisfactory manner, and except as hereinafter provided shall accrue from the date of entering a classification on a regular assignment. Seniority shall be applicable to all classifications covered by the Agreement.

     (3)  Company seniority shall be defined as the date of hire
          (i.e., first day of work). An employee's company seniority date will not be adjusted for assistant/part-time service.

     (4) Classification seniority date shall be adjusted based on one-half accrual for assistant/part-time service and shall be used for bidding purposes except as otherwise provided in the agreement.

In the exercise of seniority:

          (a) If two or more employees in the same Crew Chief classification have the same Crew Chief seniority date, basic classification seniority shall govern. Should this be one and the same date (Mechanic and
               Above: Refer to (b) below) Company seniority shall govern. Should this be one and the same date, the alphabetical order of the employees' names shall govern.

          (b) If two or more employees in the same basic classification above Mechanic have the same classification seniority date, Mechanic seniority shall govern. Should this be one and the same date, Company seniority shall govern. Should this be one and the same date, the alphabetical order of the employees' names shall govern.

          (c) If two or more employees in the same basic classification, Mechanic or below, have the same classification seniority date, Company seniority shall govern. Should this be one and the same date, the alphabetical order of the employees' names shall govern.

     (5) Periodically it may become necessary to separate or combine seniority groupings. These changes will not be made arbitrarily or without good reason. They will be made only to achieve improved operation, performance, and working conditions from which everyone will benefit. Such changes necessarily present problems which must be worked out with the cooperation of everyone concerned. When the need for a change in seniority groupings which may affect seniority exercise has been recognized, and the nature of such change has been determined by the Company, the method to be used in effecting such change will be discussed and resolved with the appropriate Union representatives. Such change will be planned and effected in a manner which will minimize the disturbance of employees' seniority exercise. Regardless of other provisions of this Agreement, employees whose seniority exercise may be affected by any separation or combining of seniority groupings, shall be permitted to exercise seniority for choice of assignment in the groupings affected. Any such change will be preceded by adequate advance notice to all employees affected.

     (6) At the Overhaul Base, it is agreed that in the transfer of work or the assignment of new work, the Company will assign it to the appropriate specialty. When such transfer of work takes place, the Company and the Union will agree on the disposition of the personnel affected as a result of such transfer.

     (7) The principle of seniority shall apply in the application of the Agreement in all reductions or increases of force, preference of shift, days off, vacation period selection, in bidding for vacancies or new jobs, and in all promotions, demotions, or transfers involving classifications covered by this Agreement.

(b)  Probationary Employees:

     (1) Upon entering an IAM Agreement, employees not holding seniority in any of the TWA-IAM Agreements will be considered as probationary employees for the first one hundred twenty (120) days of their employment, excepting such employees hired as mechanics who will be considered as probationary employees for the first one hundred eighty
          (180) days of their employment, and there shall be no responsibility on the part of the Company or the Union for reemployment of probationary employees if they are discharged or laid off during this period.

     (2) If retained after the probationary period, the names of such employees shall then be placed on the appropriate seniority list as of their date of hire. The seniority of employees subject to the one hundred eighty (180) days probationary period will be considered after they, have completed one hundred twenty (120) days of such probationary period for the purpose of exercising seniority in the event of reduction and or displacement.

     (3) It is understood that employees promoted will be subject to a trial period in accordance with Article 10(b)(16). Such employees promoted into the mechanic classification will be subject to a one hundred eighty (180) day trial period.

(c)  System Seniority Lists:

     (1) Seniority lists, corrected to December 1 and June 1, shall be prepared by the Company, and furnished each local Committee and the President - General Chairman for the Union, and shall be posted on bulletin boards at each point on the system by January 1 and July 1 each year. Errors of omission and typographical errors will be corrected currently with a copy furnished the President - General Chairman.

     (2) All seniority lists shall be open to protest for a period of fifteen (15) days from date of posting, but if the seniority date on a list is not protested within the prescribed time limit after the initial appearance of a name on a list, such date shall stand as correct and official on all subsequent lists. Any employee on leave, on special assignment, in a laid-off status, on vacation, or on sick or injured absence at the time of posting shall have a period of fifteen (15) days from the date of his return to service to file a protest. The Company shall thereafter post any revisions in the list, and any adjustment or failure to make an adjustment with which an employee or the Union may be dissatisfied shall be handled as a grievance in accordance with the provisions of Article 11 upon request of the party filing the protest or an employee affected by any adjustment made. The filing of the grievance must be made within seven
          (7) days after the posting of the revisions, and any employee on leave, on special assignment, in a laid-off status, on vacation, or on sick or injured absence at the time of posting such revisions shall have a period of seven
          (7) days from the date of his return to service to file such grievance.

          Regardless of other provisions of this Agreement to the contrary, when the Company and the Union mutually agree that a seniority list should be changed to comply with the provisions of this Agreement, or when it has been established through the grievance procedure that a list should be changed, such change will be posted currently. It is understood that any resulting adjustment in the list shall not create any liability to the Company or the Union.

     (3) System seniority lists will reflect names of employees in a classification in the order of basic classification seniority, except that in the classification of Inspector, employees will be listed in the order of Mechanic seniority. If two or more employees in the same classification (Mechanic and below) have the same classification seniority date their names will appear in the order of Company seniority. Should this be one and the same date the names will then be arranged in alphabetical order.

     (4) The classes or crafts covered by this Agreement are identified as the classifications set forth herein and for the purpose of computing and applying seniority, it is understood that all Company operations within any city or metropolitan area shall be considered as one point.

           1.  Crew Chief Systems Technician
           2.  Crew Chief Flight Simulator Technician
           3.  Flight Simulator Technician
           4.  Crew Chief Inspector
           5.  Inspector
           6.  Crew Chief Mechanic
           7.  Mechanic
           8.  Crew Chief Stores Clerk
           9.  Stores Clerk
          10.  Crew Chief Fire Inspector

          11.  Fire Inspector
          12.  Crew Chief Ramp Serviceman
          13.  Ramp Serviceman
          14.  Mechanic Helper
          15.  Crew Chief Guard
          16.  Guard
          17.  Crew Chief Fleet Service Helper
          18.  Fleet Service Helper
          19.  Crew Chief Janitor
          20.  Janitor<F*>

     <F*> One combined seniority list for Janitors under this
          Agreement and Dining Service Agreement.

     (5) When an employee goes to a higher classification (Full Time/Part Time) covered by any TWA-IAM Agreement, he shall continue to accrue seniority in the lower classification from which promoted. The basic classification listed in (4) above (i. e., Mechanic, Stores Clerk, Janitor, etc.) shall govern in considering which is a higher or lower classification.

(d)  Loss of Seniority

     An employee will lose his seniority status and his name will be removed from the seniority list(s) under the following conditions:

     (1) He accepts any position not covered by any of the TWA-IAM Agreements, with this Company or any of its predecessors, regardless of location (except as provided in this Agreement).

     (2)  He quits or resigns.

     (3)  He is discharged for just cause.

     (4) An employee who voluntarily reduces himself from a classification, including accepting a bid to a lower classification, shall have his name removed from the seniority list for that classification from which he is being reduced, for Crew Chief in that classification and for all lower classification(s), including Crew Chief, which he voluntarily bypassed and shall lose all seniority and pay credit for such classifications), except as provided in
          Article 10(b)(3). An employee holding seniority in classifications) above Mechanic who voluntarily reduces himself from the Mechanic classification shall have his name removed from the seniority list for all higher classification(s) and shall lose all seniority and pay credit in such classification(s). However, an employee who has received a notice of reduction to a lower classification and, prior to actual reduction, submits a bid and accepts a job to fill a vacancy in the same or higher classification than the one to which he is being reduced, will not forfeit seniority in the classification from which being reduced.

     (5) He does not inform the Company in writing or by telegram of his intention to return to work within seven (7) calendar days after date of sending a notice offering to re-employ him after a layoff, unless satisfactory reason is given.

     (6) He accepts recall for temporary work, including promotion on a temporary basis, and quits before completion of the temporary period for which recalled.

     (7) He does not return to work on or before a date specified in the recall notice from the Company after a layoff, which date shall be not prior to seventeen (17) calendar days after receipt of such notice. Any notice provided for in this paragraph shall be sent by Certified Mail (Return Receipt Requested) or telegram/mailgram to the employee only at the last address filed in writing by him with the Employee Relations Department. This paragraph and (d)(5) above shall not apply to offers of temporary work. Whenever the approximate duration of the work period for which the employee is being recalled is known to the Company and specified in the recall notice, the vacancy shall be considered as temporary.

     (8) He engages in gainful employment while on leave of absence in violation of Article 13(e).

     (9) He fails to return to work at the end of an authorized leave of absence, unless satisfactory reason is given.

    (10) He is absent three (3) consecutive work days without notifying the Company, unless satisfactory reason is given.

    (11)  Any employee who loses seniority under (5), (6), (7), (8),
          (9) or (10) preceding will be notified by certified mail, copy to the Local Union Representative, of the specific paragraph under which such action was taken.

          Within thirty (30) days from the date of such notice, he may submit by certified mail, copy to the Local Union
          Representative, his request for a hearing to the Manager - Employee Relations for his region.

          A hearing will be held no later than ten (10) days after receipt of the employee's request and a written decision will be issued within three (3) work days after the close of the hearing. If the decision is not satisfactory, then appeal may be made in accordance with the procedure prescribed in Step 3.

     (12) Any employee who fails to exercise seniority as required in 6(e)(4), 6(f)(8), 6(f)(11)(a), 6(f)(19)(c) and 10(b)(9).

(e)  Reduction and Increase of Working Force

     (1) All reductions and/or displacements within a seniority grouping and/or classification at a point shall be effected in the inverse order of seniority. When an employee is being reduced or displaced in a seniority grouping and a vacancy exists in his seniority grouping, such vacancy will be canceled and filled by the reduced or displaced employee.

     (2) An employee who is being reduced or displaced from a seniority grouping must exercise his classification seniority as follows:

          (a)  The specialty at the location.

          (b)  The specialty at the point.

          (c)  The classification at the location, where qualified.

          (d)  The classification at the point, where qualified.

          (e) When an employee is being reduced or displaced and cannot displace in his classification at a point and prior to actual reduction or layoff a vacancy exists in his classification, at his point. That vacancy will be canceled and filled by the reduced or displaced employee, if qualified.

     (3) The Company will notify an employee in writing after it is determined that there is not a less senior employee for which the displacing employee is qualified in the classification at the point. Such notice shall be sent by certified mail (addressee only) to those employees who are not at work.

     (4) (a) Not later than the employees third work day after he is so notified the employee may notify the Company, in writing of the point(s) on the system to which he wishes to exercise seniority in the classification from which he is being reduced. At the time an employee notifies the Company of his desire to displace on the system, he must submit a written notice, copy to the designated Local Union Representative, if he will accept recall to his former specialty/classification at the point from which reduced. Such recall will be only in the classification from which he is being reduced. However, in the Mechanic classification such recall will be only in those specialties in which he has completed a trial period. This recall notice may be canceled by the employee in writing to the Company in the same manner as preference bid submissions in Article (10)(b)(1) plus one copy to the employee's supervisor.

          (b) An employee who displaces on the system holding seniority in any classification higher than the one to which he is displacing may indicate at that time his intent to be recalled to his former point in the classification from which displaced. Such employee may waive his recall to any higher classification(s) at his displacing point. If the employee does not waive this recall and accepts a position in a higher classification at his displacing point and subsequently accepts recall to his former point, he will forfeit seniority in such higher classification(s). If an employee does not waive recall to any higher classification under this provision, Article 6(f)(2) will apply.

               Notices mentioned above may be canceled by the employee in writing as set forth in Article 10(b)(1), including one copy to the employee's supervisor. If an employee cancels this notice, he will lose recall to his former point.

          (c) The Company will notify the employee of the point on the system where he must exercise his seniority to displace the least senior employee working at the point(s) to which he wishes to exercise seniority. In the event an employee cannot displace in his classification at the point(s) selected pursuant to the above, the vacancies exist in his classification at the point(s) selected, the vacancy nearest the point of his reduction will be canceled and filled by the employee, seniority permitting.

               An employee who displaces on the system shall not be required to report to his displacing point within forty-eight (48) hours of the completion of his last scheduled work shift at his former point. Such employee may waive the allotted forty-eight (48) hour period by notifying the Company in writing of his intent to do so, and in such case shall be required to report to his displacing point on the report date determined by the Company. An employee electing to utilize the allotted forty-eight (48) hour period shall not be compensated for such time.

          (d) An employee displacing on the system will displace in his specialty where possible. If the employee has insufficient seniority to hold his current specialty at the point(s) selected he must displace the least senior employee of all specialties in which he is qualified at those points selected seniority permitting.

          (e) An employee failing to so exercise his seniority will lose all seniority, will be removed from the seniority lists, and his refusal to displace on the system will not affect any other displacements for which notice has been issued. However, if such results in other than the least senior employee on the system being laid off, the most senior employee from another point will be permitted to displace the least senior employee not thus laid off, etc.

     (5) If an employee fails to notify the Company of his desire to displace on the system, it will be conclusively presumed that he elects to exercise seniority at his point in a lower classification in which he holds seniority.

          An employee who fails to exercise his seniority in a lower classification at his point, where it is possible for him to do so, will lose all seniority and forfeit all recall rights in such lower classification.

     (6) An employee must displace in his highest classification at his point before displacing in the next lower classification, etc.

     (7) Subject to other provisions of this Agreement, the following conditions will apply:

          (a) A Crew Chief Mechanic may not exercise his Crew Chief Mechanic's seniority in a specialty in which he has not worked as a Crew Chief Mechanic unless he has successfully completed PART II of the Mechanic
               Examination for that specialty.

          (b) An Inspector may not exercise his Inspector's seniority into a specialty in which he has not worked as an Inspector unless he has successfully completed
               PART II of the Mechanic Examination for that specialty.

          (c) An Inspector may not submit a bid for a lateral transfer to a different specialty within his classification, unless he has successfully completed
               PART II of the Mechanic Examination for the specialty.

     (8) An employee who fails to exercise seniority at his point in the classification from which reduced where it is possible for him to do so, will lose all seniority in such classification.

(f)  General

     (1) In reductions where more than one employee is displacing at a point, the most senior of those displacing must displace first, then the next senior, etc. Displacement on the system will be in the same manner, except that in reductions where more than one employee is displacing on the system, the least senior employee being displaced on the system will be displaced by the most senior employee displacing who has listed the point of the former as acceptable.

     (2) Any employee in a reduced or laid off status must accept recall in any higher classification at his point, where possible to do so, or forfeit seniority in that classification, except as otherwise provided in this Agreement.

     (3) Only an employee holding classification seniority of at least one (1) year, on the day preceding the date notice of reduction is given, under the provisions of Article 6(f)(10), will be permitted to exercise seniority to displace on the system in such classification (and such specialty as provided in Article 6(e)(4)(d)). It is understood that an employee with less than one (1) year's seniority in the classification from which reduced may elect to displace on the system in the next lower classification in which he holds a minimum of one (1) year's seniority, provided he is unable to displace at his point in such classification. If he elects to displace on the system in the next lower classification, his recall to his former location will be in that lower classification as provided in
          Article 6(e)(4).

     (4) Crew Chief and classification seniority above Mechanic will not be used to displace on the system.

     (5) In the event there is a dispute regarding an employee's qualifications as they affect his rights to displace, the reduction will proceed as though the Company has made a correct determination of the qualifications. If it is later determined that the employee is qualified, he will then be permitted to exercise his seniority at the time of and in accordance with such qualification determination, and any resulting displacement or layoff will be on the basis of the current status of the employees in jobs at that time.

     (6) (a) An employee who is to be reduced or laid off in a reduction of force because the Company has determined that he is not qualified for any classification in which he seeks to exercise seniority may request a review of his qualifications. Such employee may submit in writing via certified U. S. mail his request for review to: Employee Relations Department, TWA, Kansas City International Airport, P. 0. Box 20126, Kansas City, Missouri 64195, not later than one (1) work day after written notification that he is to be reduced.

          (b) Such review shall be made by a Qualifications Committee of four (4) consisting of two (2) members selected by the Union and two (2) members selected by the Company. The Committee may establish rules governing their procedure, consistent with the provisions of the Agreement. In reviewing the employee's qualifications, the Committee will consider the employee's work experience with the Company and his record of qualifications filed under Article 6(f)
               (12), and the employee's ability as indicated by performance standards as agreed upon by the Company and the Union.

          (c) The Qualifications Committee will meet during regular day shift working hours, unless otherwise mutually agreed to, and members will not suffer loss of pay while performing their duties. A member of the TWA Employee Relations Department and the Union President
               - General Chairman, or his designated representative, may serve as Co-Chairman to the Committee without vote.

          (d) The Qualifications Committee will complete its review within five (5) calendar days after receiving the employee's request and will thereupon advise the Company, Union, and employee, in writing, of its decision.

          (e) If the Qualifications Committee determines that the employee is so qualified, such determination is final and binding upon the Company and the Company is then obligated to place the employee in the job, seniority permitting. If the Committee determines that the employee is not so qualified, such determination is final and binding upon the employee.

          (f) In the event the Committee is unable to arrive at a majority decision, a grievance may be filed in accordance with the provisions of Article 11 omitting Step I of the grievance procedure.

     (7) Whenever an employee moves to another point (either by bid or displacement), he will take all seniority to the new point. Any seniority taken to another point may thereafter be exercised for any openings subsequent to his arrival at that point except as provided in this Agreement.

     (8) (a) Any employee who has displaced on the system must accept recall to the first job opening in the highest classification for which qualified, and in which he holds seniority, at his displacing point or forfeit seniority in that classification except as provided in
               Article 6(e)(4).

          (b) In the event an employee who has displaced on the system is recalled to his former point, he must notify the Company representative designated in the recall notice in writing within one (1) work day after receipt of recall notice of his acceptance of the recall. If an employee fails to notify the designated Company representative in writing within the time limits specified above, he will forfeit all recall rights at his former point. If he accepts recall, he will be required to report to the point from which reduced on the date specified in the recall notice, not less than seventeen (17) days, unless otherwise mutually agreed to. If an employee refuses recall after he has indicated acceptance of a notice of recall, he will lose all seniority and will be removed from all seniority list(s).

          (c) If an employee files any bids at his displacing location requesting transfer to another location, point, or classification at the point or specialty at the point (excluding bids to another seniority grouping in the specialty at the point) and accepts such transfer, he shall thereupon forfeit recall rights to the location or point from which displaced.

          (d) An employee who is subsequently displaced and exercises seniority to another point may notify the Company, pursuant to Article 6(e)(4), of his desire to cancel a former recall point and designate the point from which he is displacing as the new recall point. If a displaced employee is furloughed he will be recalled to the point designated above or to the point from which he was furloughed. Refusal of recall to the designated point will not cancel recall to the point from which furloughed. Recall to the point from which he was furloughed will not cancel recall to the designated point.

     (9) An employee exercising seniority to displace who is found not qualified in his new job will be laid off, provided he is unable to return to the specialty at the point from which reduced, and when so disqualified he shall lose all rights to layoff pay. He shall have recall rights only to the specialty at the point from which originally reduced or laid off.

     (10) Ten (10) work days notice or pay therefore, at the Company's option, will be given employees to be reduced before a reduction is made, and a copy of such notice will be furnished the employee and the designated Local Union Representative. Where there is temporarily no work because of an Act of God, circumstances over which the Company has no control, or work stoppage and strikes by employees of the Company, it shall not be considered a normal reduction in force and subject to this provision.

     (11) (a) Seniority will apply in the restoration of forces of all classifications: the most senior qualified employee holding seniority in the classification who is reduced to a lower classification at the point or laid off at the point or with system recall rights will be recalled in seniority order prior to any employees with lateral recall rights at the point.

               An employee (Mechanic and higher) at the point displaced from one specialty to another within his classification will retain lateral recall rights to his former specialty providing that at the time of displacement to the new specialty he has submitted written notice to the Company, COPY to the designated Local Union Representative, stating his desire to accept recall to his former specialty. The employee may cancel such recall option by written notification to the Company anytime prior to the date of notice of recall. If the employee refuses recall, he shall forfeit lateral recall rights. Lateral recall rights at the point are canceled if the employee is laid off at the point, leaves the classification at the point or displaces to another point.

               Employees displaced from one seniority grouping to another, at the point, in the Ramp Service classification shall have the same recall rights provided above.

               A reduced employee at the point shall have one (1) work day after receipt of the recall notice to notify the Company in writing of his acceptance of the recall.

          (b) Any employee in a reduced or laid off status at the point must accept recall to the first job opening in the highest classification for which he is qualified at the point from which he was reduced or laid off or he will forfeit seniority in that classification.

          (c) An employee reduced from a classification shall not continue to accrue service for pay purposes in the higher classification from which reduced, but upon return to the higher classification will be paid not less than the hourly rate applicable for previously accrued service.

          (d) Employees laid off in a force reduction will accrue all classification seniority, but shall only accrue service credit for pay purposes up to a maximum of thirty (30) calendar days after date of layoff.

     (12) (a) It shall be the responsibility of each employee to file with the Employee Relations Department of the Company and with the President - General Chairman of the Union a complete record of his qualifications for use in making proper determination of an employee's ability in the future exercise of seniority, and to keep such record current at all times.

          (b) Only the record of the employee's work experience with the Company, license(s), completed examinations and his qualification record on file ten (10) days prior to notice of reduction, displacement or recall will be considered. Only such materials on file one (1) day prior to the posting date of a bid will be considered.

          (c) The Company shall be relieved of all liability in any case where the employee is not selected as successful bidder, is not permitted to displace, or is not recalled because of information not being in his qualification record.

     (13) The Company will maintain a current, corrected listing of employees, in seniority order, by seniority grouping, in each classification and location, for use of employees exercising seniority under the terms of this Agreement.

     (14) In the case of demotion due to reduction in force the employee demoted shall continue to accrue seniority in the classification from which demoted if he was unable to exercise seniority in such classification.

     (15) Employees covered by the Agreements may voluntarily reduce themselves to lower classifications in which they hold seniority, by giving written notification to the Company, the Steward and Local Union Committee.

          Such voluntary reduction shall be effected after an eight hour break following the work shift that notice to the Company is given and such employees will be allowed full seniority, exercise.

     (16) Employees who are laid off will be given the opportunity to bid for vacancies in accordance with the provisions of
          Article 10.

     (17) In the event a Crew Chief is reduced and is unable to exercise seniority in his classification or if he should forfeit his Crew Chief seniority, he shall return to the basic classification in the seniority grouping where he was serving as Crew Chief.

     (18) Employees at a point promoted to Inspector, Flight Simulator Technician or Crew Chief Systems Technician who are reduced and are unable to exercise seniority in their respective classification, or voluntarily reduce themselves, shall return to the seniority grouping from which promoted, seniority permitting.

     (19) (a) Any employee accepting any position with the Company not covered by TWA-IAMAW Agreements shall retain but shall no longer accrue seniority.

          (b) In the event an employee returns to a position covered by this Agreement, he shall displace only the least senior employee in the specialty at the location from which promoted, seniority permitting, and assume the shift and days off of the displaced employee.

          (c) Any employee who has retained seniority in accordance with paragraph (a) and who leaves a position with the Company not covered by the TWA-IAM Agreements, must thereupon exercise his seniority in accordance with paragraph (b) or forfeit his seniority.

          (d) An employee who has applied for disability retirement benefits under the Retirement Plan for employees covered by this Agreement, and is continuing employment with the Company after being found unable to perform the duties of his classification but able to perform the duties in another classification, will retain and continue to accrue seniority under the Collective Bargaining Agreement in the higher classification(s) during the period of such disability.

     (20) Flight Simulator Technician seniority will govern in determining successful bidders for Crew Chief Flight Simulator Technician. Mechanic seniority will govern in determining successful bidders for Flight Simulator Technician, Crew Chief Mechanic or Inspector. Inspector seniority will govern in moving into the Crew Chief Inspector classification and when Inspectors are not available, Mechanic seniority shall govern. Other classifications will be governed by the same principle. Basic seniority in the classification will govern in the selection of Crew Chief positions.

     (21) (a) Classification seniority shall apply in the selection of shift and days off within a seniority grouping.

          (b) The shift and days off assignment in a seniority grouping shall be established by the Company in accordance with the normal requirements of the service. In preparing shift and days off schedule(s) the Company will determine how many employees are needed on a shift and the determination will be based on the work performed by the seniority grouping. This information will be posted for five (5) days prior to working a bid in order to give an employee the opportunity to update his preference.

          (c) Upon entering a seniority grouping an employee will exercise his seniority for shift and then days off assignment The Company may delay announcing shift and days off vacancies during the first one hundred twenty
               (120) days of employment for probationary employees and employees entering a basic classification, in which they do not hold seniority (Mechanic or below). Such employees may be assigned shift and days off as determined by the Company during this period of time. Thereafter, seniority may be exercised only in case of bumping due to a reduction in force or when an opening occurs.

          (d) An employee who is notified that his shift and/or days off preference has been accepted shall have one (1) work day after the date so notified to refuse that assignment. Such employee will not be permitted to bid for a different shift and/or days off assignment for six (6) months after such refusal. An employee may withdraw his bid at any time prior to the time the Local Union Representative is notified of an opening.

          (e) Where shift and/or days off preferences are solicited verbally, employees must confirm their preferences in writing and any employer refusing to accept his preference will not be permitted to bid for a different shift and or days off assignment for six (6) months after such refusal.

          (f) At locations where seven (7) or more employees are assigned to the day shift, members of the Union's Local Grievance Committee shall be assigned to the day shift with Saturday and Sunday days off, provided this does not require the Company to hire additional personnel at such locations. At locations where employees work rotating shifts, members of the Union's Local Grievance Committee shall have preference of assignment to shifts with Saturday, and Sunday days off. This paragraph shall not apply to Full Time Committeemen referred to in Article 11.

     (22) The Company will furnish free non-positive air transportation for the employee and dependent members of his family for any transfer from one location to another.

(g)  Geographical Relocation

     (1) In the event of the geographical relocation, in whole or in part, of any of the work performed by employees covered by this Agreement, the employees whose work is affected will be advised of the current corrected listing of employees in seniority order by seniority grouping in each classification at the new location and shall be given an opportunity to transfer to the new location at Company expense in accordance with paragraph (2) below, and given full credit for their accumulated seniority at the point to which the work is transferred in whole or in part. It is understood that the increase or expansion of facilities at a particular point that does not involve a reduction in jobs or facilities at another point shall not be construed as a geographical relocation of work in whole or in part. The employees whose work is affected shall be offered the opportunity to transfer in seniority order, with the most senior employee having first choice.

     (2) Employees will be allowed either actual moving expenses for household effects up to a maximum of 5,000 pounds gross weight for a single employee and up to a maximum of 10,000 pounds gross weight for an employee with one dependent plus an additional 1,000 pounds gross weight for each additional dependent or a sum of money equal to the existing tariff for moving up to a maximum of 10,000 pounds of household effects between the two points. This reimbursement will be based upon submission of verifiable receipts of expenses incurred when moving their primary residence. If the employee elects to drive his own automobile to the point he shall be reimbursed at a mileage rate equal to the amount allowed by the federal government for federal employees for the most direct AAA mileage between the points from and to which he is being transferred, plus en route expense at the rate of two dollars ($2.00) per hour based upon 400 miles travel per day. An employee who does not drive to his new point will be allowed en route expenses for twenty-four (24) hours at two dollars ($2.00) per hour. Additionally, an employee will be allowed $400 relocation expense.

     (3) In the event an employee who is reduced because his work is relocated does not elect to transfer to the point of relocation (herein called the new point), he shall be reduced at the point from which the work was relocated (herein called the old point), and shall exercise seniority in accordance with Article 6(e). In such event, employees who are subsequently displaced at the old point by employees reduced shall be offered an opportunity to transfer to the new point or exercise seniority as provided in Article 6(e) at Company expense in accordance with the above. However, the expenses paid shall not exceed those which such employee would have received had he transferred to the new point.

     (4) In the event an employee elects to accept reduction at the old point, he shall have no further claim under the provisions of Article 6(g).

                               ARTICLE 7

                            HOURS OF SERVICE

(a) Eight (8) consecutive hours, exclusive of a lunch period of not to exceed thirty (30) consecutive minutes, shall constitute a standard day's work. Eight (8) consecutive hours including a thirty (30) consecutive minute lunch period shall constitute a standard day's work for employees assigned to operate boiler rooms, or power houses, and Fire Inspectors, and for employees assigned to shifts which start at 5:00 p.m. or later and before 6:00 a.m.

(b) Forty (40) hours, consisting of five (5) eight-hour days, worked within seven (7) consecutive days, midnight Sunday to midnight Sunday, will constitute a standard work week. Each employee will have two (2) consecutive days scheduled as regular days off in each work week, and the only deviation from this practice of two
     (2) consecutive days off will be where under the local schedule adopted, it is found necessary to rotate scheduled days off and in order to repeat the schedule, deviation is necessary. At the overhaul base, every reasonable effort will be made in the future to arrange work schedules to allow Saturday and Sunday as regularly scheduled days off. The fixing of a work schedule allowing part of the employees of a facility Sunday of one week and Monday of the following week as regularly scheduled days off will not be deemed a violation of this provision. Five
     (5) days notice must be given of change in the schedule of shifts or days off.

(c) When only one shift is employed at the overhaul base or at a major station, the starting time of the shift will be not earlier than 6:30 a.m. and not later than 8:00 a.m., and all employees will take a lunch period not to exceed thirty (30) consecutive minutes within the limits of the fourth and fifth hour of the shift, subject to paragraphs (f), (g), and (h) below.

(d) Where two shifts are employed at the overhaul base or at a major station, the starting time of the first shift will be governed by paragraph (c) above and the second shift will start not earlier than thirty (30) minutes before the close of the first shift, or immediately following the first shift, or in the alternative at 8:00 p.m., and the same allowance for lunch period shall be provided as in the case of only one shift, subject to paragraphs
     (f), (g), and (h) below.

(e) Where three shifts are employed at the overhaul base or at a major station, the starting time of the first shift will be governed by paragraph (c) above, and the second shift will start not earlier than thirty (30) minutes before the close of the first shift, and the third shift will start not earlier than thirty (30) minutes before the close of the second shift, subject to paragraphs (f),
     (g), and (h) below.

(f) At major stations, in addition to the standard shift starting times provided in paragraphs (c), (d), and (e) a maximum of three
     (3) additional shift starting times within the twenty-four (24) hour period may be established for employees in the combined Mechanic and higher classification and/or for each classification below the Mechanic classification, subject to paragraph (h) below. For the purpose of this provision, major stations shall be considered as John F. Kennedy, LaGuardia, Newark, O'Hare, St. Louis, Philadelphia, Kansas City (MKC/MCI), Boston, Washington National, Los Angeles, and San Francisco. When Mechanics or higher classified employees are assigned to such additional shifts, a minimum of three (3) such employees will be assigned to each such shift.

(g) At all line stations other than major stations mentioned in (f) above, one, two, or three shifts may be established to suit the needs of the service. In addition, one, two, or three shifts may be established for the combined Mechanic classification and/or or for each classification below the Mechanic classification. However, when four (4), five (5), or six (6) shifts are required the standard starting times provided in paragraph (c), (d), and
     (e) shall apply to three (3) of such shifts.

(h) Any change in shift starting times in excess of two hours shall result in shift bid bulletins on all jobs affected on a local basis. Working shifts established other than in accordance with paragraphs (c), (d), and (e) shall be scheduled and posted at the location with copy furnished to Local Union Representative and the President - General Chairman. Any change in starting times of shifts shall be posted at least five (5) calendar days in advance of the change. Deviation from the starting times provided in paragraphs (c), (d), and (e) above may be made at an location when agreed upon by representatives of the Company and the President - General Chairman of the Union. Nothing in this Agreement shall require any change in shift starting time arrangements presently in effect at any location.

(i) Working shifts shall be scheduled and posted at each station or facility. The standard shifts will be identified at each station or facility.

(j) All employees will be given a ten (10) consecutive minute rest period during the first half of their shift and a ten (10) consecutive minute rest period during the second half of their shift for the purpose of relaxation, smoking, etc. and a five (5) consecutive minute period as a personal cleanup period prior to quitting time. An employee working overtime after his regular shift for an anticipated period of at least two (2) hours will be given a ten (10) consecutive minute rest period prior to beginning his overtime work. An employee working overtime into periods overlapping subsequent shifts will be given the rest periods taken by such shifts. Each of the foregoing periods shall be given without loss of time.

(k) Except on his regularly scheduled days off, no employee will be called to work or required to report for work for a work shift of less than eight (8) hours or pay therefor, except (1) where recalled after completing a regular shift of eight (8) hours or more, or (2) to complete a regular shift, the first portion of which was paid for in accordance with Article 8(b). Employees regularly in the service of the Company will be considered as required to report for eight (8) hours work on their scheduled work days unless notified by the Company before the close of the last shift worked, or at least sixteen (16) hours before the start of their regular scheduled shift, whichever period is shorter, that there will temporarily be no work because of an Act of God, circumstances over which the Company has no control, or work stoppages and strikes by employees of the Company. Any employee not notified by the Company and as a result reporting for work when there is temporarily no work because of an Act of God, circumstances over which the Company has no control, or because of work stoppages and strikes by employees of the Company shall receive a minimum of four (4) hours pay at his regular hourly rate. An employee called to work or required to report for work on his regular scheduled day off will be paid a minimum of four (4) hours pay at the applicable rate.

(l) Employees who, because of the requirements of the service, are requested to start their lunch period prior to the fourth hour of the shift or complete their lunch period after the fifth hour of their shift will be allowed a thirty (30) consecutive minute lunch period as close to their regular scheduled lunch period as possible and paid for same at straight time rate in addition to their regular straight time shift compensation. Every effort will be made to allow the employees their regularly scheduled lunch period within the limits of the fourth and fifth hours. In the event that the employee does not receive a lunch period during his regular shift, he will receive compensation for the lunch period at time and one-half provided that the provisions of Article 8(a) do not apply in this event.

                               ARTICLE 8

                         OVERTIME AND HOLIDAYS

(a) Overtime rate of time and one-half, computed on an actual minute adjusted to the nearest tenth of an hour basis with a minimum of one (1) hour overtime, shall be paid for all work performed in excess of eight (8) hours in any one day, for all work performed either in advance of or after regularly scheduled hours, and for the first eight (8) hours worked on one (1) of the two (2) regularly scheduled days off each work week.

(b)  (1)  Overtime rate of double time shall be paid:

          (a) For all hours in excess of the first eight (8) hours worked on one of the two (2) regularly scheduled days off each work week,

          (b) For all time worked on the second regularly scheduled day off in a work week if the first regularly scheduled day off has been worked,

          (c) For all time worked in excess of twelve (12) hours in any twenty-four (24) hour period except when an employee, after bidding, voluntarily changes shifts.

     (2) There are two conditions which could occur when an employee would not receive an eight (8) hour break without the loss of his regularly scheduled hours, and would be entitled to the double time rate of pay:

          (a) When an employee involuntarily moves from one regularly assigned shift to another,

          (b) When an employee works more than sixteen (16) hours in a twenty-four (24) hour period.

     (3) When either one of these conditions occur, the employee will have the option to report for work as scheduled, provided he notifies appropriate supervision of such election before quitting duty at the termination of his prior overtime assignment or prior shift. Or be relieved from duty until he has at least an eight (8) hour break. If he elects relief from duty, the employee shall be reimbursed at his regular straight time rate of pay for such loss. However, an employee who elects to report for his next regularly assigned shift, foregoing the eight (8) hour break shall be compensated at the double time rate for all hours worked until he is off duty at least eight (8) consecutive hours. Relief from duty under this paragraph shall not be considered as absorption of overtime under paragraph (f) of this Article.

     (4) For overtime purposes, the twenty-four (24) hour period shall begin with the starting time of the employee's regularly assigned shift and shall continue for twenty-four
          (24) consecutive hours thereafter or until the employee has been off duty at least eight (8) consecutive hours (whichever occurs later). An employee can not be required to take an eight (8) hour break under this Article.

          (See examples of application of this provision in back of this booklet on Page 250.)

(c) Work in excess of eight (8) hours in any twenty-four (24) hour period as a result of rotation of shift or vacation relief assignment shall be paid for at straight time rates for the second eight (8) hours or portion thereof worked during such twenty-four
     (24) hour period, provided that not less than seven and one-half (7-1/2) hours shall have elapsed between the quitting time of the first shift and the starting time of the second shift.

(d) (1) Employees covered by this Agreement will observe the following holidays: New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day, Employee's Birthday, and a Floating Holiday (only scheduled workdays). Effective January 1, 2000, employees covered by this agreement will observe two (2) additional floating holidays. All holidays will be observed in the current calendar year in which they fall. If Federal law designates a date other than the calendar date of one of the above listed holidays for observance of the holiday, the date designated by law shall be considered the holiday. Any employee required to work on any of the foregoing holidays shall be compensated at the rate of double time and a half for all hours worked up to eight (8) hours. The twenty-four
          (24) hour period beginning with the starting time of the employee's regularly assigned shift shall constitute the holiday for purposes of pay under this provision. Any employee required to work on any of the foregoing holidays in excess of eight (8) hours shall be compensated at the rate of triple time.

          Employees required to work on the above named holidays will be given a minimum of seventy two (72) hours notice.
          However, if staffing requirements change after this notification, additional employees may be required to work the holiday.

46


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

ARTICLE 8(D)(1) (CONTINUED)

     (2) The date of the employee's floating holiday(s) will be established by the employee submitting a written request to his supervisor at least seven (7) days prior to the date the employee desires to designate as his floating holidays. The date will be awarded to the senior employee(s) who requests such date seven (7) days or more in advance of the date in question. At least five (5) days prior to the date requested the Company will post a list of those employees who will observe the holidays. Employees whose names do not appear on the posted list will be permitted to designate a different date in accordance with the above. Except for employees discharged for cause or who quit, all other employees who have not observed their floating holiday(s) by December 31, shall have such holiday carried forward to the following year and it must then be taken as a holiday on a day adjacent to the employee's birthday holiday in the same regularly scheduled work week as that in which the employee's birthday falls. Any employee who resigns with notice or is furloughed prior to observing his carried over floating holiday(s) will be paid for the carried over floating holiday(s).

          If an employee is unable to schedule his additional Floating Holiday(s), the Floating Holiday(s) will carry over to the following year and the employee will be required to bid the carry over Floating Holiday(s) from open vacation periods, which will be bid no later than February 1.

          If there are no open vacation periods, the Company will be required to open additional vacation days, sufficient to accommodate all those employees who have carry over Floating Holiday(s).

     (3) In the event an Employee's Birthday falls on February 29, March 1 shall be observed. If Employee's Birthday falls on another of the holidays specified above, his next following workday shall be considered such other holiday.

          An employee may elect to take his birthday holiday on any day (within the same calendar year) falling within the same regular scheduled work week as that which his birthday falls. If an employee desires to move his birthday holiday as provided above, he shall provide written notification to his supervisor at least fourteen (14) days prior to the day the employee elects to take as his birthday holiday. For the purpose of determining which regular scheduled work week the employee's birthday falls, Article 8(d)(4) and (5) shall apply.

     (4) If any of the above holidays fall on an employee's regularly scheduled first day off, the preceding day shall be considered as the holiday. Should any of the foregoing holidays fall on an employee's second day off, the following day will be considered as the holiday. In accordance with the provisions of 8(d)(1), this provision shall not apply if it results in the holiday being observed in other than the current calendar year. In that case, the holiday will be observed on the first scheduled work day either immediately before or after the employee's regularly scheduled days off in order that the holiday be observed within the current calendar year.

     (5) If any of the above mentioned holidays fall during the employee's regularly scheduled vacation, the employee may elect, prior to going on vacation, to move his vacation forward, or extend it, by the number of holidays falling during his vacation. If the employee fails to elect as provided herein, then the employee's vacation shall be extended by the number of holidays falling during his vacation except that if the vacation runs to the end of the calendar year, the vacation shall be moved forward by the appropriate number of days. An employee will not be eligible for overtime or to work on a holiday or scheduled days off that falls in or in conjunction with his vacation. The vacation will commence when he punches out on his last scheduled work day and will continue until the employee punches in on his first scheduled work day following his vacation.

(e) (1) The Company will make every effort to avoid requiring employees to work on a holiday to the extent that such holiday observance does not interfere with the required service. Employees not required to work on above mentioned holidays will be compensated for the day at eight (8) hours at straight time rate. An employee scheduled and required to work on a holiday who does not report for work shall not receive any pay for that day unless such absence is for reason(s) beyond the employee's control.

     (2) With the exception of the birthday holiday or a floating holiday which has been carried forward from the preceding year, as provided in Article 8(d)(2), the Company will, unless there is a local agreement to the contrary, offer the holiday off in seniority order. To the extent that the Company may allow more employees off than the number requesting such holidays, the Company will assign the holiday off in the inverse order of seniority.

(f) Overtime shall be distributed as equally as possible among all qualified employees at the location or in the department where overtime is required, and employees will not be required to suspend work during regular working hours to absorb overtime.

(g) (1) Except in an emergency, an employee will not be required to work overtime against his wishes. In the administration of this paragraph management will make a good faith effort to secure voluntary overtime before declaring an emergency.

     (2)  Whenever an emergency is declared, the Local Union
          Representative and the President - General Chairman,
          District 142 will, within a reasonable period of time be furnished with a statement regarding the date, time, and nature of circumstances giving rise to the declaration.

(h) When an employee covered by this Agreement has been relieved for the day and is recalled to work, he will be paid not less than three (3) hours at the overtime rate applicable for each call.

(i) For continuous service before or after regular working hours no employee will be required to work more than two (2) hours without being permitted to go to meals, and all employees will be allowed a thirty (30) minute period in which to eat without loss of time.

(j) No overtime shall be worked except by direction of the proper supervisory personnel of the Company, except in cases of emergency where prior authority cannot be obtained.

(k) There shall be no pyramiding of the overtime rates provided for in this Agreement, and no employee shall receive more than double the straight time rate for any hours worked, except as provided in paragraph (d) of this Article.

(l) Employees shall be given four (4) hours notice of contemplated overtime work, except (1) in cases of emergency, and (2) at line stations where interruptions in flight schedules make a four (4) hours notice impossible.

(m) Employees covered by this Agreement will not be bypassed for overtime assignments because of overtime rates of pay.

                               ARTICLE 9

                             FIELD SERVICE

(a) Employees covered by this Agreement engaging in emergency field service away from their base station to restore airplanes or equipment to service shall be paid for such work on the same basis as paid at their base station, with a minimum of eight (8) hours at straight time rate, including any premiums to which they are regularly entitled, for each twenty-four (24) hour period away from the base station.

(b) All time spent in traveling or waiting in connection with emergency field service as defined in paragraph (a) above, including hours in excess of eight (8) hours in one day, will be paid for at straight time rate, if during the current twenty-four
     (24) hour period no work is required before or after traveling, and it is not an employee's regular day off or a holiday.

(c) All time spent in travel, waiting, or working at Company direction on scheduled days off, holidays, and in excess of eight (8) hours on scheduled work days when work is required, will be paid for at the overtime rate applicable. However, if travel is interrupted for any reason and employees are released by written order through an agent of the Company for five (5) consecutive hours or more, they shall not be paid for the time released, but in no event shall any employee receive less than eight (8) hours pay at straight time rate for any twenty-four (24) hour period while away from his base station on emergency field service.

(d) Upon completion of emergency field service, employees shall return to their home station in accordance with the orders received at the time they left their home station, or in accordance with the orders they received from the person to whom they are ordered to report in the field, and shall be compensated for the return trip in accordance with the provisions of paragraphs (b) and (c) above.

(e) Employees called from home for field service after completing their regular shift assignment, or on a regular day off, will be allowed one (1) hour as preparatory time in advance of scheduled departure time at the overtime rate. In all possible cases they will be notified at least two (2) hours before departure time.

(f) An employee away from his home station on emergency field service. or on a special assignment to attend training classes pertaining to his work, shall receive the following expenses:

     (1) For emergency field service, effective August 1, 1999, two dollars ($2.00) per hour for each hour or fraction thereof while away from his base station, it being understood that such expenses begin at block-out time at his home station and end at block-in time back at his home station. For special assignments or to attend training classes pertaining to his work, effective August 1, 1999, one dollar and sixty cents ($1.60) per hour will be paid. Additionally, in the event an employee is delayed in leaving his base station, in excess of three (3) hours, he shall receive reimbursement for reasonable actual expenses for meals during the period of such delay.

     (2) Actual expenses for suitable lodging at a Company designated or approved hotel.

     (3)  In addition to the expenses provided for under subparagraphs
          (1) and (2) of this paragraph, the Company may allow additional expenses covering any extraordinary conditions.

          Upon application, an employee will be given an advance by the Company to cover his expenses while away from his base station. Expense reports shall be submitted by the employee not later than five (5) days after the last day of the period covered. Reports covering actual expenses shall be submitted for half-month periods as follows: 1st to 15th inclusive: 16th to last date of the month inclusive.

(f) When an employee covered by this Agreement receives a special assignment to attend training classes pertaining to his work, or to fulfill other special assignments not constituting emergency field service, he shall receive compensation not to exceed eight (8) hours per day for the time spent in traveling or waiting, at the employee's straight time rate. If such special assignment involves traveling after completion of his regular work for the day, he shall receive the applicable overtime rate for the first succeeding eight (8) hours of traveling and waiting.

                               ARTICLE 10

                         VACANCIES AND BIDDING
                    (JOBS COVERED BY THIS AGREEMENT)

(a) (1) A Vacancy shall be any opening (permanent or temporary in nature) which cannot be filled through an application of seniority provisions of this Agreement providing for the restoration of forces.

     (2) Any vacancy not filled within sixty (60) days from the date the Local Union Representatives are notified of the vacancy will be canceled and may be reannounced.

     (3) Whenever a new classification(s) is established at a point, excluding all Crew Chiefs and classifications above Mechanic, such vacancies will be bulletin bid system wide, and the successful bidder will be allowed either actual moving expenses for household effects up to a maximum of 3,000 pounds gross weight for a single employee and up to a maximum of 8,000 pounds gross weight for an employee with one dependent, plus an additional 500 pounds gross weight for each additional dependent or a sum of money equal to the existing tariff for moving 5,500 pounds of household effects between the two points, plus $300.00 relocation expense.

     (4) Prior to filling a vacancy, the Local Grievance Committee or a designated representative of the Union will be notified whenever any vacancy(s) is announced by the Company. The Union will be notified of the number of vacancies, point, location, classification, seniority grouping, and reporting date.

     (5) Provided that qualified employees with preference bids on file are available, vacancies will be filled in seniority order from among employees having bids on file the day preceding the date the Local Union Representatives are notified of the vacancy(s).

     (6) Bid forms shall be furnished by the Company and supplied by an employee's immediate supervisor upon request.

     (7) An employee who desires to transfer at his point and/or another point in a classification in which he holds seniority may submit a preference bid. In filling vacancies, preference bids of employees at the point where the vacancy exists shall be given preference over employees at other points.

     (8) An employee who desires to bid for vacancies in the Mechanic classification or lower (who does not hold seniority in the classification into which he desires to transfer) may submit a Company seniority bid. In filling vacancies, Company seniority bids of employees at the point will be given preference over Company seniority bids of employees at other points. Such bids are to be handled in the same manner as set forth in Article 10(b)(1) and Article 10(b)(2).

     (9) Vacancies in Crew Chief classifications, Receiving Inspector, and in the classifications above Mechanic, which are not filled locally by point preference bid, will be bulletined only at the point where the vacancy exists, and if not filled locally seven (7) calendar days after the bulletin is posted, the vacancy will then be filled from preference bids of employees from other points on the system. If the vacancy still exists, it will then be bulletined at all points where employees covered by this Agreement are located.

     (10) Whenever and wherever a vacancy exists in the Mechanic classification or lower, excluding Crew Chief positions and Receiving Inspector vacancies not filled by employees holding seniority in that classification, Company seniority shall govern and such vacancy will be filled by the most senior qualified employee bidding from another classification covered by the Agreements. In filling vacancies in the Stores and Ramp Serviceman classifications, employees who have successfully completed the applicable examination will be considered as qualified in connection with bids. The Company shall not institute any testing procedures in connection with promotions or seniority exercise without the participation and concurrence of the Union.

     (11) In the event a vacancy in the classifications covered by this Agreement exists at any location on the Company's system, and no qualified employee bids, the Company may select to fill such position any qualified employee at any location willing to accept transfer at the Company's expense, or hire a qualified new employee to fill such vacancy. When the Company transfers or hires employees under this paragraph, the Company will notify the Local Union Representative of the names of the employees, seniority date, reporting date, and the number of remaining openings. An employee hired as or promoted to a Crew Chief pursuant to this provision will accrue concurrently seniority in the basic classification and that employee will exercise that basic classification seniority in accordance with the applicable provisions of this Agreement subject to Article 6(b)(2) and Article 10(b)(16).

(b)  Bidding

     A current bidding information document to be maintained by the Company and made available to employees upon request.

     (1) Preference bids will be submitted in three (3) written copies, specifying the classification, point, location and seniority grouping to which transfer is desired. One (1) copy to be mailed, via U. S. Mail to: TWA-IAM BIDDING SECTION,

          KANSAS CITY INTERNATIONAL AIRPORT, P. O. BOX 20126, KANSAS CITY, MISSOURI 64195 and one (1) copy furnished to the Local Grievance Committee or designated representative of the Union; and one (1) copy to be retained by the bidding employee.

     (2) Preference bids may be canceled by the employee at any time prior to announcement of the employee as a successful bidder and shall automatically expire on January 1 of each year. Employees desiring to submit bids effective on January 1 may not submit such bids earlier than thirty (30) days prior to this date and must specify the January 1 effective date. Cancellation of bids must be made in writing with three (3) copies distributed in the same manner as set forth for submission of bids.

     (3) (a) Employees laid off may file system preference bids to fill vacancies at any point on the system. In the event a laid-off employee is successful bidder, the Company shall notify him only at the last address filed with the Company, and he must report on the date specified (not less than seventeen (17) days), unless otherwise mutually agreed to. Any laid-off employee named successful bidder for a vacancy at another point who refuses to accept the job will be considered only for recall at the point at which he was laid-off.

          (b) Employees laid off may also file Company seniority bids to any classification where qualified in the same manner as set forth in Article 10(a)(8). Laid off employees submitting and accepting these bids will not lose seniority rights in any higher classification in which they hold seniority. However, should the bid be awarded and accepted to a position at a point other than that from which laid off, the employee will lose recall rights at the point from which laid off.

          (c) A successful bidder who is laid off must inform the Company in writing or by telegram of his acceptance of the bid within seven (7) calendar days after the date of the bid award notification.

     (4) Vacancies created by employees entering the Armed Forces when bulletined for bid must make mention that the vacancy is created by an employee entering the Armed Forces to assure that the successful bidder is fully aware of the conditions existing at the time of his transfer. It is understood that the employee returning from the Military Services shall be entitled to full point seniority exercise and the employee eventually displaced will be the least senior employee at the point.

     (5) All bulletined bids will contain a general description of the work performed by the seniority grouping, the date vacancy is announced by the Company, posting date, reporting date, number of vacancies, classification, seniority grouping, point, location, and the final date after which bids will not be considered. The closing date for a bid bulletin will be seven (7) calendar days from date of posting and all bids in response thereto must be postmarked no later than that closing date.

     (6) An employee bidding for more than one vacancy shall indicate his order of preference, such order of preference will be honored if he is senior bidder for more than one vacancy announced on the same date and he will be selected for the classification ranked highest in his preferences. Having been named successful bidder for one of his preferences, an employee's bid(s) for the same classification and for other lower classification preferences will be canceled.

     (7) Employees covered by this Agreement desiring to bid down to classifications in which they hold seniority may do so by preference bid. Such bids will be filled in order of seniority in the classification in which the employee wishes to transfer.

     (8) Employees who voluntarily bid down and accept positions in lower classifications shall forfeit seniority in accordance with Article 6(d)(4).

     (9) Any employee named as a successful bidder for a vacancy and refusing to accept the job will not be permitted to bid for another vacancy in the same classification for a period of one (1) year from the date of refusal. Upon receipt of notice that an employee is a successful bidder he shall notify his supervisor in writing no later than his third work day of a refusal of a bid. The supervisor will advise the TWA/IAM Bidding Section by the most expeditious means. If the employee has failed to refuse the bid as provided above, the employee must accept the bid or lose all seniority and have his name removed from all seniority lists.

     (10) An employee who accepts a bid to another point on the system will not be permitted to bid to a former point and classification for a period of one (1) year from the reporting date of the bid.

     (11) A successful bidder will not be permitted to bid for a vacancy, in the same classification for which he was named successful bidder, at the point, for a period of six (6) months after the reporting date of the bid, or twelve (12) months if the vacancy is in a different specialty within the same classification.

     (12) Excluding Crew Chiefs classifications, employees bidding laterally within their specialty will be considered as qualified in connection with bids.

     (13) Employees who have passed the applicable Mechanic
          Examination(s) as provided in Article 5 will be considered as qualified in connection with bids.

     (14) Excluding employees in a basic classification bidding laterally within their specialty, it is understood that the provisions for meeting performance standards are retained as to employees who achieved the Master Mechanic rating prior to July 1, 1955 and in selecting successful bidders the Company will take into consideration the employee's work experience with the Company, the qualification record filed by the employee, and the applicable performance standards as agreed upon by the Company and the Union.

54



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

ARTICLE 10(B) (CONTINUED)

     (15) After an employee has been chosen to fill a vacancy, the Company shall mail to the President - General Chairman and all shops and locations a notice to be posted on the bulletin boards showing the name, number of vacancies, point, location, and seniority, date of the employees selected to fill the vacancies. If the vacancy is filled by preference bid, such notice shall be mailed within seven (7) calendar days after the Union Representative was notified of the vacancy, and will specify the date the employee is expected to report. If the vacancy is filled by bid for a bulletined vacancy, such notice shall be mailed within ten
          (10) calendar days after the close of the bulletin.

     (16) Excluding employees in a basic classification bidding laterally within their specialty a successful bidder shall hold the job for a fair and reasonable period of time, not to exceed ninety (90) days (180 days for employees not holding seniority in the Mechanic classification) on a trial basis in order to demonstrate his ability to perform the work required. In case the job is found to be not as represented, the employee will, seniority permitting, return at Company expense to his former location and seniority grouping.

          If an employee is promoted to a higher classification during a trial period(s), the trial period(s) in the lower classification(s) will not be interrupted and the balance of such trail period(s) will continue to run concurrently with the trial period in the higher classification. Employees reduced during a trial period shall complete the balance remaining upon returning to such classification.

          During such trial period, if the employee is unable to demonstrate ability to perform the work required by the job, he will be privileged to exercise his seniority at his previous location by displacing only the employee with the least seniority in his seniority grouping and assume the shift and days off of the displaced employee, and for a period of six (6) months thereafter his bid for a vacancy in the same classification for which he was unable to demonstrate ability will not be considered. Thereafter, an employee who wishes to submit a bid for the same specialty must submit an updated Qualification Sheet indicating additional training or work experience since his disqualification which will qualify him to submit a new bid.

          If the employee elects to return to his previous job during such trial period, he may do so, provided such job is in a lower classification than the job for which he bid, and he will be privileged to exercise his seniority at his previous location by displacing only the employee with the least seniority in his seniority grouping and assume the shift and days off of the displaced employee, and for a period of six
          (6) months thereafter his bid for a vacancy in the classification from which he returned will not be considered.

     (17) If the successful bidder for a vacancy is located at some point other than the point where the vacancy is to be filled, the Company will furnish free non-positive air transportation for the employee and for the dependent members of his immediate family, from the location from which he is transferring to the location of the job.

     (18) The seniority date and the effective date of wage rate of the successful bidder, including employees promoted, shall be the reporting date set forth in the bid notice received by the Local Union Representative at the time the vacancy, was announced. Regardless of the reporting date of the successful bidder, no employee will be required to transfer to another point on the system with less than seventeen (17) days written notice. The seniority date of newly hired employees shall be one (1) calendar day after the reporting date specified in the bid notice or the date they first report to work, whichever is later. An employee entering a higher classification will start at the minimum pay rate of the higher classification or the pay rate he then held in his former classification, whichever is higher. He will remain at such rate until the date of his next automatic

     (19) (a) The Company will notify an employee, in writing, in the event he is not selected as successful bidder because the Company has determined he is unable to perform the required work of the job in a satisfactory manner. Such employee may submit in writing his request for review of his qualifications to: EMPLOYEE RELATIONS DEPARTMENT, TWA, KANSAS CITY INTERNATIONAL AIRPORT, P. O. BOX 20126, KANSAS CITY, MISSOURI 64195, not later than two (2) work days after written notification is received.

          (b) Such review shall be made by a Qualification Committee of four (4) consisting of two (2) members selected by the Union and two (2) members selected by the Company.

               The Committee may establish rules governing its procedure, consistent with the provisions of the Agreement. In reviewing the employee's qualifications, the Committee will consider the employee's work experience with the Company and his record of qualifications filed under Article 6(f)(12), and the employees' ability as indicated by performance standards as agreed upon by, the Company and the Union.

          (c) The Qualifications Committee will meet during regular day shift working hours, unless otherwise mutually agreed to, and members will not suffer loss of pay while performing their duties. A member of the TWA EMPLOYEE RELATIONS DEPARTMENT and the Union President
               - General Chairman, or his designated representative, may serve as Co-Chairman to the Committee without vote.

          (d) The Qualifications Committee will complete its review within five (5) calendar days after receiving the employee's request and will thereupon advise the Company, Union, and employee, in writing, the reason of its decision.

ARTICLE 10(B)(19) (CONTINUED

          (e) If the Qualifications Committee determines that the employee is so qualified, such determination is final and binding upon the company and the Company is then obligated to place the employee in the job, seniority permitting. If the Committee determines that the employee is not qualified such determination is final and binding upon the employee.

          (f) In the event the Committee is unable to arrive at a majority decision, a grievance may be filed in accordance with the provisions of Article 11 omitting Step I of the grievance procedure.

          (g) Where there is an adjustment of any grievance involving the rights of an employee who may have been transferred to fill a vacancy for which another employee is subsequently determined to be qualified, after the Company had previously determined he was not qualified, such adjustment will include appropriate adjustment for expenses incurred.

          (h) Nothing in this Agreement will prevent the Company from delaying the actual transfer of an employee to fill a vacancy if another employee has protested to the Qualifications Committee the Company's determination that he was unqualified. Such transfer may be delayed until the protest of the other employee is finally determined in accordance with this Agreement.

     (20) No employee will be compelled to accept a permanent transfer against his wishes.

(c)  Temporary Crew Chief Assignments

     A vacancy in Crew Chief classification of less than thirty (30) days duration will be considered temporary in nature and such vacancies will be filled from employees in respective seniority groupings at work as follows:

     (1) Where license(s) and an examination are required for a Crew Chief job in the seniority grouping, the Temporary Crew
          Chief selection will be made as follows:

          (a) Senior reduced Crew Chief in the seniority grouping at work.

          (b) Senior qualified employee in the seniority grouping at work who possesses applicable license(s) and examination.

          (c) Senior qualified employee in the seniority grouping at work who possesses applicable license(s).

          (d) Senior qualified employee in the seniority grouping at work who possesses applicable examination.

          (e) Senior qualified employee in the seniority grouping at work.

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

ARTICLE 10(C) (CONTINUED)

     (2) Where only an examination is required for a Crew Chief job in the seniority grouping, the Temporary Crew Chief selection will be made as follows:

          (a) Senior reduced Crew Chief in the seniority grouping at work.

          (b) Senior qualified employee in the seniority grouping at work who possesses applicable examination.

          (c) Senior qualified employee in the seniority grouping at work.

     (3) Where no license(s) or examination is required for a Crew Chief job in the seniority grouping, the Temporary Crew
          Chief selection will be made as follows:

          AT OTHER THAN MAJOR STATIONS LISTED IN ARTICLE 7(f):

          (a) The senior reduced Crew Chief in the seniority grouping at work.

          (b) The senior qualified employee in the seniority grouping at work.

          AT MAJOR STATIONS LISTED IN ARTICLE 7(f):

          (c) The senior reduced Crew Chief in the seniority grouping at work, provided that if the estimated duration of the Temporary Crew Chief assignment does not exceed one full work shift the Temporary Crew Chief shall be selected from among the employees in the work area (i.e., Hangar, Hangar/Line, Terminal/Ramp, Commissary, or Air Freight) in which the Crew Chief is required.

          (d) The senior qualified employee in the seniority grouping at work, provided that if the estimated duration of the Temporary Crew Chief assignment does not exceed one full work shift the Temporary Crew Chief shall be selected from among the employees in the work area (i.e., Hangar, Hangar/Line, Terminal/Ramp, Commissary, or Air Freight) in which the Crew Chief is required.

     (4) No employee will be compelled to accept a Temporary Crew Chief Assignment against his wishes.

(d) In the event it becomes necessary to temporarily assign employees to another seniority grouping because of unusual and/or unanticipated circumstances resulting from work load changes or for the purpose of performing a special work function, such assignment will not be made arbitrarily or without good reason. When the Company has determined the work to be performed, the number of employees affected and the estimated duration of such assignment, the method of effecting the assignments in an expeditious, efficient and fair manner will be discussed and resolved with the appropriate Union Representative.

58


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

ARTICLE 10 (CONTINUED)

(e) It is the recognized policy of the Company to promote its own employees to supervisory positions insofar as possible, and only when competent employees cannot be found in the ranks, or when competent employees will not accept vacancies or new positions, will the Company vary from this policy.

                               ARTICLE 11

                          GRIEVANCE PROCEDURE

(a)  Representation

     The representation of presentation and adjustment of disputes or grievances that may arise under this Agreement shall be:

     The Union will be represented by properly designated stewards, one in each department or section thereof, for each shift at each point on the system. In addition, the Union will be represented by full-time committees at those points listed in (b) below, one of whom shall be designated as chairman. In addition, the Union will be represented by a local committee consisting of not more than three (3) members at EWR, IND, LAS and PHX: of not more than two
     (2) members at ABQ, CMH, CVG, DAY, DCA DEN, IAD and PHL and one
     (1) member at all other points. One (1) member of the local committee shall be designated as Local Chairman. Where a metropolitan area with more than one location is involved, there may be separate stewards and separate committees.

(b)  Full-Time Committees

     Line Stations and Overhaul Base     Committeemen    Committeemen
     -------------------------------     ------------    ------------
                                          (Including     (Alternates)
                                           Chairman)

     Kansas City Overhaul Base/Line           7               3
     JFK and LGA                              6               3
     Chicago                                  1               1
     SFO                                      2               1
     LAX                                      4               1
     STL                                      5               1
     BOS                                      1               1

     Such committeemen shall be the sole committee members under the terms of Article 11(a)(1), unless during the term of the current agreement the parties otherwise mutually agree.

     Full-time committeemen will be paid by the Company for a maximum of forty (40) hours per week at their hourly rate of pay including the afternoon shift premium. The Union will notify the Company of the individuals who will serve in these positions and the designated area of representation for each committeeman. Normally each

                                                                     59


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

ARTICLE 11(B) (CONTINUED)

     local committeeman will participate in handling complaints, disputes and grievances in his designated area. The Committee may represent the Union on any complaints, disputes or grievances below Step 3 level.

     Full-time committeemen will be assigned to various shifts where needed using a basic forty (40) hour work week which shall be determined by the Local Committee Chairman, IAMAW, who in turn will advise the Regional Manager Employee Relations or his/her designee in writing of each committeeman's work assignment. Committeemen will normally check 'in' and 'out' when arriving and/or leaving Company premises. Committeemen will submit time cards in accordance with existing time card procedure.

     Each committeeman will represent the Union in handling Step 2 grievances, complaints and disputes with the ranking Company official at the point. In order to facilitate the conduct of union-management business in an orderly and businesslike manner, it is agreed:

     (1) The Company will provide the full-time committeemen with space for a single office with an intra-base telephone in an acceptable area.

     (2) Stewards and committeemen will be empowered to settle all local grievances or disputes not involving changes in policy or the intent and purposes of this Agreement.

     (3) Full-time committeemen may leave the premises during their working hours without loss of pay for the purpose of conducting union-management business with the President - General Chairman and/or General Chairmen of District Lodge
          142. When leaving the premises for these purposes, the President - General Chairman and/or General Chairmen shall advise local management.

     (4) The Company and the Union will make every effort to keep to a minimum the actual time spent in disposing of grievances, disputes or complaints.

     (5) All committeemen will be eligible for overtime in their respective departments. While working overtime, committeemen will not function as Union representatives. If a committeeman does not desire to work overtime, he will request his name be removed from the overtime list.

     (6) All committeemen will be allowed free access and availability to all work areas and shops within their respective areas of representation in order to conduct their business in a proper, efficient and expedient manner. In so doing, they will contact appropriate management personnel.

     (7)  The Union will be further represented by a President -
          General Chairman and/or his designated representative(s) for dealing with regional or general officials of the Company.

60

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

ARTICLE 11(B) (CONTINUED)

     (8) The Company will be represented at each seniority point by an authorized official who will be empowered to settle local grievances or disputes, but such settlement may not-involve any change in the intent and purpose of the Agreement. The Company will be further represented on a regional and system basis for dealing with the Union President - General Chairman or his authorized representative.

     (9) The Union and the Company will, at all times, keep the other party advised, through written notice, of any change in authorized representatives.

     (10) The President - General Chairman and/or his designated representative(s) and a reasonable number of Grand Lodge Representatives of the Union shall be permitted at any time to enter the facilities of the Company for the purpose of representing employees covered by this Agreement, after notifying the Company official in charge.

     (11) It is agreed that the Union and the Company will make every effort to keep to a minimum the actual time spent in disposing of grievances, disputes or complaints. When stewards and committeemen are required to leave their work for the purpose of investigating, processing, presenting, and adjusting grievances or to attend meetings as provided for in this Article, they will first notify their immediate supervisor or his designee, if available, before leaving their work and will again report to him upon their return. In the event it is necessary to go to another area, they will report in with the foreman or supervisor in that area. It is recognized that stewards and committeemen are not required to obtain permission from their supervisors before leaving work in order to attend to Union business, they are merely required to notify their supervisor, who, upon being notified, must inform the steward or committeeman of the specific contingency which makes his departure at the time stated impractical, if such should be the case. The steward or committeeman and the supervisor are then under an obligation to seek a satisfactory time for such business that will not frustrate the needs of the service.

(c)  Procedure

     The procedure for presentation and adjustment of disputes, complaints, or grievances that may arise between the Company and the Union with reference to interpretation or application of any provisions of this Agreement shall be:

STEP I

     (1) Any employee having a complaint or grievance in connection with the terms of employment, application of this Agreement, or working conditions, will with the

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

ARTICLE 11(C)(1) (CONTINUED)

          steward, discuss the matter with his immediate supervisor. If unable to secure satisfactory adjustment in this manner, the employee may present his complaint or grievance in writing to the department steward, who in turn will, if in his opinion the complaint is justified, present the written grievance to the Company's designated representative at the particular point or in the department. Subject to operational requirements and the time remaining on a particular shift, a hearing shall be convened on that shift for the purpose of rendering a decision in the matter. In no event shall the hearing be postponed beyond the next regular shift of the grieving employee. A decision in writing shall be rendered not later than three (3) work days following such hearing.

STEP 2

     (2) If the decision in Step I is not satisfactory, the Grievance Committee may refer the matter to the appropriate chief operating official for the point or his designated representative. The appeal must be made in writing within five (5) work days after the Step I decision, and the actual appeal must be presented at a hearing within seven (7) work days from the date of appeal to Step 2. A written decision will be rendered by the Company within four (4) work days after adjournment of the hearing.

          At points on the system where a Grievance Committee is not established by the IAMAW (District 142) appeal may be made by the President - General Chairman to Step 3, and the time limits for Step 3 appeals shall apply.

STEP 3

     (3) If the decision in Step 2 is not satisfactory, the Union's President - General Chairman or his designee may refer the matter to the Company's Vice President - Labor Relations. The notice of intent to appeal the matter to Step 3 must be made in writing within thirty (30) work days after the Step 2 decision. Within thirty (30) days after the Step 3 appeal date, the Vice President Labor Relations or his designee will meet with the Union's President General Chairman or his designee and endeavor to reach a settlement of the issues involved in the matter appealed. If unable to resolve the issues the Company shall issue a decision setting forth it's position on the issues. A written decision shall be issued no later than five (5) work days following the meeting.

     (4) If the decision in Step 3 is not satisfactory to the Union, the matter may be referred by the Union's President -
          General Chairman to the System Board of Adjustment.

     (5) Grievances relating to matters general in character, which cannot be settled by an immediate supervisor or local Union representative shall be discussed by the appropriate Corporate Vice President of the Company and the Union's President - General Chairman. If such grievances are submitted in writing by either of them. If a satisfactory settlement is not reached within ten (10) work days after the grievance is submitted such matters may be referred, within five (5) work days after the expiration of said ten
          (10) day period, to the President of the Company or his designated representative if submitted by the Union, or to the International President of the Union or his designated representative, if submitted by the Company.

     (6) Individual grievances must be filed promptly after the cause giving rise to the grievance is evident, and no individual grievance will be valid if not filed within thirty (30) days of the date the employee knew or could reasonably be expected to have known of the grievance. Grievances filed under paragraph (5) above which involve wage claims must be filed promptly after the cause giving rise to the grievance is evident and such wage claims will not be collectible for a period earlier than thirty (30) days prior to the date of the filing of the grievance or the date the grievance arose, whichever is more recent.

     (7)  Disciplinary Time Off

          No employee who has been in the service of the Company one hundred twenty (120) days or more shall be assessed a disciplinary layoff until he has been given the opportunity to discuss with a Union representative the circumstances involved and to attend an investigation meeting with a representative of the Union, conducted by the charging supervisor, and presented with a written statement copy to his Union representative of the precise charges and the penalty imposed. The employee and his authorized representative will be advised of the purpose of this investigation before it is convened (see letter on Page 148).

          In the event the Company determines that a decision resulting from such investigation meeting will not be rendered for several days, then the appropriate union representative will be advised of the progress of such investigation and the anticipated date for rendering a decision.

          Discharge

          No Mechanic who has been in the service of the Company one hundred and eighty (180) days or more as a Mechanic. and no other employee who has been in the service of the Company one hundred twenty (120) days or more, shall be discharged without a fair hearing (No hearing will be conducted without the presence of duly authorized Union representative, i.e., committeemen designated by the Union.) before a designated representative of the Company, other than the one bringing the complaint against the employee. If an employee is suspended, pursuant to Article 11(d)(4), the Company will advise the employee and/or his duty authorized Union representative in writing of the precise charge or charges preferred against him not later than one (1) work day from the time of the suspension.

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

ARTICLE 11(C)(7) (CONTINUED)

          A discharge hearing will be held not later than five (5) days after the employee and the Union are notified of the precise charges and a written decision will be issued within three (3) work days after the close of the hearing. Prior to the hearing, the employee and his duly authorized representative will be given a reasonable opportunity to secure the presence of necessary witnesses. If the decision is not satisfactory then appeal may be made in accordance with the procedure prescribed in Step 3.

          If the above mentioned provisions are not adhered to, the employee and his duly authorized Union representatives shall be notified in writing advising him of his reinstatement in accordance with Article 11(c)(8) of this Agreement.

          The notification of the decision of the discharge hearing is to be mailed and postmarked not later than three (3) work days after the close of the hearing.

     (8) If it is found that an employee has been unjustly suspended or dismissed from the service, such employee will be reinstated with his seniority rights unimpaired, compensated for all wage loss, and his service record cleared.

     (9) The Company will not discriminate against any witnesses called to testify in any hearing or investigation under this Agreement, and if any employee witness is located at some point other than the point of hearing, employee witnesses and Union committeemen will be furnished necessary free non-positive transportation over Company lines.

     (10) Except as specifically provided in this Article, all hearings, meetings and investigations will be conducted during regular day shift working hours insofar as possible. Union representatives and necessary employee witnesses shall not suffer loss of pay while engaging in the provisions of this Article.

          If grievance hearings or investigations are held during other than regular day shift working hours, at the Company's written request, or if a Union representative spends in excess of eight (8) hours per day attending such hearings, at the Company's written request, such Union representative shall be paid at his regular straight time rate for time so spent.

(d)  General

     (1) It is understood that either or both the Union President - General Chairman or his authorized representative and the Vice President - Labor Relations or his authorized representative may intervene and participate in the handling of a grievance or dispute at any level of the grievance procedure.

     (2) Probationary employees (mechanics with less than one hundred eighty (180) days service as a mechanic and other employees with less than one hundred twenty (120) days service) covered by this Agreement shall not have recourse to

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

ARTICLE 11(D)(2) (CONTINUED)

          the grievance procedure in the event of discharge within the probationary period.

     (3) For the purpose of computing work days in connection with provisions of this Article, only the calendar days Monday through Friday each week shall be counted.

     (4) In meetings for the purpose of investigation of any matter which may eventuate in the application of discipline or dismissal, an employee will be entitled to Union representation, if he so desires.

          Regardless of any other provisions of this Article, an employee will not be suspended from the service of the Company, pending a hearing, unless the Company determines that its employees, property, or operation is seriously jeopardized.

          The Union recognizes the right of the Company supervisors to manage and supervise its work force of employees, individually or collectively in the normal course of work.

     (5) The Union's decision to withdraw grievances, not to process or appeal a grievance to the next step shall not in any way prejudice its position on the issues involved.

     (6) In assessing discipline the Company will consider the gravity of the offense, seniority and the work record of the employee involved.

     (7) An employee may elect to have legal counsel present only at the System Board of Adjustment, and only after he has signed a Union representation waiver.

                               ARTICLE 12

                       SYSTEM BOARD OF ADJUSTMENT

(a) In compliance with Section 204. Title II, of the Railway Labor Act, as amended, there is hereby established a System Board of Adjustment for the purpose of adjusting and deciding disputes or grievances which may arise under the terms of this Agreement and which are properly submitted to it after exhausting the procedures for settling disputes, as set forth under Article 11.

(b) The System Board of Adjustment shall consist of three (3) members; one (1) appointed by the Company, one (1) appointed by the Union and one (1) selected by the parties from a standing panel of six
     (6) Referees. Each of the parties shall name three (3) individuals who shall serve on this panel. In addition, an Alternate panel of four (4) Referees shall be established by each of the parties hereto naming two (2) individuals.

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

ARTICLE 12(B) (CONTINUED)

     (1)  Either party may cause the services of a Referee on the six
          (6) member standing panel to be terminated at anytime, (except as to cases already scheduled for hearing) after thirty (30) days written notice to the other party and to the Referee whose services are being terminated by naming a replacement who must be one of the Alternate panel members appointed to said panel by the party making change. Each party is limited to two (2) such replacements in accordance with the above. Thereafter, thirty (30) days prior to the expiration date of the Agreements the parties must name members to the six (6) member standing panel and the four
          (4) member Alternate panel as provided in paragraph (b) above.

     (2) In the event a vacancy or vacancies on the six (6) member panel of Referees exists, prior to the expiration date of the Agreements, both parties shall within ten (10) working days agree upon replacement panel member(s). Should the Company and the Union be unable to agree upon said replacement member(s) they shall make joint request to the National Mediation Board to name interim Referee(s).

     (3) The foregoing notwithstanding, the parties may agree to select a Referee who is not a member of the six (6) member panel to hear a case with the Company and the Union Board members and such panel will, for such case, constitute the System Board of Adjustment. Such 'Ad Hoc' arbitrator will be selected from a list of seven (7) arbitrators submitted, in alternate turns from case to case by one party to the other, the party receiving the list taking the first turn at striking a name from the list. The remaining name on the list shall be the Referee for the case, however, if he is unable to serve in timely fashion, then the parties will make joint request to the National Mediation Board to name a Referee.

          Unless the Company and the Union agree upon a combination of cases to be presented to a Referee, each case presented to the Board shall be treated as a separate case; except those grievances involving more than one (1) employee or incident concerning an alleged violation with similar facts and circumstances which shall be treated as one case. The Company and the Union member of the Board shall serve until their successor is duly appointed.

     (4)  Secretary to the Board

          The Office of 'Secretary to the Board' shall alternate January 1st of each year between the Company member of the Board and the Union member of the Board with the Union member serving on even numbered years and the Company member serving on odd numbered years.

          The Secretary shall give written notice to the Board members and the parties to the dispute in connection with the scheduling of Board matters.

(c) The Board shall have jurisdiction over disputes between any employee covered by this Agreement and the Company growing out of grievances, interpretation or

66

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

ARTICLE 12(C) (CONTINUED)

     application of any of the terms of this Agreement. The jurisdiction of the Board shall not extend to propose changes in hours of employment, basic rates of compensation, or working conditions covered by this Agreement or any amendment hereto.

(d) The Board shall consider any dispute properly submitted to it by the President General Chairman of the Union or his authorized representative, or by the chief operating official of the Company or his authorized representative, when such dispute has not been previously settled in accordance with the terms provided for in this Agreement, provided that notice of the dispute is filed with the Company and the Union members of the Board, with copy to the Company or Union, as may be appropriate, within forty-five (45) work days after the decision in the last step of the grievance procedure. The date of notice shall determine the order for considering cases, unless the parties mutually agree otherwise.

(e) The neutral member (Referee) shall preside at meetings and hearings of the Board and shall be designated as Chairman of the System Board of Adjustment. It shall be the responsibility of the Chairman to guide the parties in the presentation of testimony, exhibits, and arguments at hearings to the end that a fair, prompt and orderly hearing of the dispute is afforded.

(f) The Board shall meet at such location or locations where the parties may agree, generally to be the location(s) where the grievance arose or the location most convenient to the majority of the individuals necessary to the proceedings. If the parties cannot agree to a location, then the Secretary to the Board shall promptly request in writing with notice to the parties that the Chairperson, in consultation with the Company's and Union's designees to the Board, determine the location or locations where the Board will convene.

(g) The notice of disputes referred to the Board shall be addressed in writing to the Company member and the Union member jointly and shall include a statement of:

     (1)  The question or questions at issue.
     (2)  Statement of facts.
     (3)  Position of appealing party.
     (4)  Position of other party.

     A copy of the notice of dispute shall be served upon the other party.

(h) Upon filing the notice of dispute, the Company and Union Board members shall within five (5) work days, select a Referee to sit with the Board to settle the dispute and the Secretary of the Board shall advise the appealing party and other party of the name and address of the Referee. If the Board members are unable to agree upon a Neutral Referee within the five (5) work days, a joint request will be directed to the Chairman of the National Mediation Board for the appointment of a Neutral Referee. A copy of the notice of dispute shall be forwarded by the Secretary of the Board to the Neutral Referee who has been appointed or selected to serve in this matter. All

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

ARTICLE 12(H) (CONTINUED)

     subsequent documents filed with the Board shall be addressed to all three members, with copy to the other party or parties.

(i) The Neutral Referee shall set a date for hearing scheduled within thirty (30) days after his appointment. If the Neutral Referee is a member of the standing panel and cannot serve during this thirty
     (30) day period, the parties may agree to another member of the standing panel who is available during this same period or the parties shall jointly petition the Chairman of the National Mediation Board to assign a Neutral Referee.

(j) If neither party or the Chairman requests a hearing, such hearing shall be waived. If either party desires a hearing to present evidence or oral argument to the Board, or if the Referee desires that evidence or arguments be presented by either party, request for hearing shall be made to the Board and served on the parties within fifteen (15) days after the appointment of the Neutral Referee. If such request is served, the hearing shall be held within thirty (30) days of the date the request is served at a time mutually satisfactory to the Chairman and the Company and Union members of the Board.

(k) (1) Immediately following the hearing, the Board shall convene in Executive Session, unless the parties mutually agree otherwise. The Board shall issue its decision at the conclusion of the Executive Session, if possible. However, a written award will be rendered to the parties not later than ten (10) work days following the Executive Session.

     (2) In no event shall a decision be issued until after an Executive Session has been held if either the Company or the Union Board member has requested such session. In the event there is to be no hearing, the Chairman shall set a date which is agreeable to the Board members, for an Executive Session of the Board. The Board shall issue its decision at the conclusion of the Executive Session, if possible. However, a written award will be rendered to the parties not later than ten (10) work days following the Executive Session.

(l) The time limits expressed in this Article may be extended by mutual agreement of the parties to this Agreement. The expenses and reasonable compensation of the Referee selected, as provided herein, shall be borne equally by the parties hereto.

(m) Employees covered by this Agreement may be represented at Board hearings by such person or persons as they may choose and designate, and the Company may be represented by such person or persons as it may choose and designate. Evidence may be presented either orally or in writing or both. The Board may, at the request of either the Union member or the Company member thereon, call any witnesses who are employed by the Company and who may be deemed necessary to the dispute.

(n) (1) A majority vote of all members of the Board shall be competent to make a decision. Decisions of the Board in all cases properly referred to it shall be final and binding upon the parties hereto.

     (2) In grievances involving disciplinary suspensions or discharges in which the Board awards back pay, the employee will be paid the amount of straight time and overtime pay he would have earned had he not been held out of service. The amount of overtime pay due to the employee will be the average amount of overtime pay earned during the period in question by other employees in the grievant's classification/seniority group and location.

     (3) Unless otherwise provided in the award, the employee will receive restoration of all retirement plans, benefits, restoration of sick leave accrual, and payment for actual unreimbursed medical expenses that would have been covered by Company provided medical benefits plans had he/she not been held out of service.

          A discharged employee who is returned to work by a decision of the System Board of Adjustment shall receive pay for the vacation accrued in the year of his discharge.

(o) If the parties mutually agree, a stenographic report will be made. The costs of such report shall be borne equally.

(p) The Chairman's copy of any transcripts and/or all records of cases will be filed at the conclusion of each case in a place to be provided by the Company, and will be accessible to Board members and to the parties.

(q) Each of the parties hereto will assume the compensation, travel expense, and other expenses of the Board member selected by it.

(r) Each of the parties hereto will assume the compensation, travel expense, and other expenses of the witnesses called or summoned by it. Witnesses who are employees of the Company shall receive positive free transportation over the lines of the Company from the point of assignment to the point at which they must appear as witnesses and return to the extent permitted by law.

(s) The Company and the Union members, acting jointly, shall have the authority to incur such other expenses as in their judgment may be deemed necessary for the proper conduct of the business of the Board and such expenses shall be borne one-half by each of the parties hereto. Board members who are employees of the Company shall be granted necessary leave of absence for the performance of their duties as Board members. Board members shall be furnished positive free transportation over the lines of the Company for the purpose of attending meetings of the Board, to the extent permitted by law.

(t) It is understood and agreed that each and every Board member shall be free to discharge his duty in an independent manner, without fear that his individual relations with the Company or with the Union may be affected in any manner by any action taken by him in good faith in his capacity as a Board member.

(u) Nothing herein shall be construed to limit, restrict, or abridge the rights or privileges accorded either to the employees or to the Company or to their duly accredited representatives, under the provisions of the Railway Labor Act, as amended.

                               ARTICLE 13

                            LEAVE OF ABSENCE

(a) When the requirements of the service will permit (the preceding limitation will not apply in cases of medical and maternity leaves), any, employee hereunder shall upon proper application and approval of the Company, be granted a leave of absence in writing for a period not in excess of ninety (90) days. Under such leaves, the employee shall retain and continue to accrue seniority, and the designated local representative of the Union shall be notified of all leaves granted.

(b) (1) Upon proper application accompanied by a physician's statement employees' requests for medical leave extensions shall be granted. In no case will extension be granted so as to cause the total medical leave of absence to exceed five
          (5) years. Seniority will accrue during such extension(s). All other leaves may be extended for additional periods not to exceed ninety (90) days each when approved by both the Company and the above designated Local Representative of the Union, in writing, and seniority will accrue during such extension.

          An employee who returns from a Medical Leave of Absence and has exhausted more than three (3) years of his disability insurance benefit period and/or his five-year Medical Leave of Absence time for a given illness or injury shall be required to re-establish his disability insurance benefit period and/or his Medical Leave of Absence time for the same or a related illness or injury. Re-accrual shall occur only after the employee has been back to work for six (6) consecutive months. At that time, the employee will be credited with two (2) years of his disability insurance benefit period and Medical Leave of Absence time. Thereafter, the employee will re-accrue ten (10) days of disability insurance benefit time and Medical Leave of Absence time for every eighty (80) straight time hours worked until he has re-accrued his maximum disability insurance benefit time and Medical Leave of Absence time of five (5) years.

          An employee who returns from a Medical Leave of Absence and has exhausted less than three (3) years of his disability insurance benefit period and/or his five-year Medical Leave of Absence time will re-accrue his entire five-year disability insurance benefit period and/or Medical Leave of Absence time for the same or a related illness or injury upon completing six (6) consecutive months of work. If, however such employee suffers the same or related illness or injury prior to completing six (6) consecutive months of work such illness or injury shall be considered the same disability as the previous illness or injury for the purpose of computing the employee's five-year disability insurance benefit period and/or Medical Leave of Absence time.

          An employee who returns to work from a Medical Leave of Absence for seven (7) consecutive days and who becomes disabled by an illness or injury unrelated to the illness or injury which occasioned the original Medical Leave of Absence need not re-establish his disability insurance benefit period or his Medical Leave of Absence time through re-accrual time and, upon proper application, shall be granted a new Medical Leave of Absence and extensions thereto not to exceed five (5) years.

     (2) In the event the Company's physician considers that an employee does not meet the physical requirements of the job as determined by the Company, or in the event the Company's physician considers that an employee meets the physical requirements of the job as determined by the Company, and in either event the employee's physician has made a contrary determination, the employee shall have fifteen (15) calendar days from the date he/she is notified of the contrary determination, to elect to have a third party impartial physician who specializes in the treatment of the medical condition at issue make a determination resolving the contrary determination. If the employee elects a third impartial physician to make such a determination, a third impartial qualified physician will be selected by the Company from the predetermined, mutually agreed upon medical panels to examine the employee. Pending review by a third impartial physician, the employee shall remain in his or her current status. The decision of the third impartial physician will determine the employee's ability to meet the physical requirements of the job (i.e. whether the employee should return to work or not return to work) and shall be final and binding upon the Company and the employee.

          The predetermined medical panels will be mutually agreed upon by both the Company and the Union and will consist of physicians who will be board certified in their respective specialties. The third impartial physician's determination shall be final and binding upon the Company and the employee on the issue submitted. The parties further agree that they shall establish the procedures, forms, and guidelines to be used by the impartial physician in making the determination as to fitness to return to work. The Union shall be entitled to review and approve the Regional Medical Panel facility for determination as to whether or not such facility shall be entitled or qualified to provide the services herein described. The parties shall each appoint one (1) individual for purposes of making the selections. All facilities must be a teaching hospital or affiliated with a medical school.

          The parties agree that if the third impartial physician determines that the employee has continuously met the physical requirements of the job as determined by the Company and the Company has held that employee out of service pending this determination, the employee will be reinstated and paid for sick/industrial pay or wages, as appropriate. If, however, the employee has held himself/herself out of service pending this determination, the employee will receive no back pay for the time period that the third impartial physician determines that the employee should have been in service for the Company. In the event the third impartial physician determines that the employee is unable to return to work and should remain on medical leave, the employee shall be returned to his or her medical leave status. The expense of the employee's physician will be borne by the employee; the expense of the Company's physician will be borne by the Company; and the expense of the impartial physician will be borne by the Company.

(c) Employees accepting full-time employment with the IAMAW as a District 142 officer, and/or other designated local lodge officers of a Local Lodge of District 142, or Grand Lodge staff or officer shall be granted an indefinite leave of absence by the Company for the period so employed as long as this Union remains the exclusive bargaining agency of employees covered by this Agreement. Under such leaves the employees shall continue to accrue seniority. Such employees shall have all employee benefits that can reasonably be continued in effect during their leave of absence and upon their return from such leave of absence will be credited with the maximum vacation, sick leave, and occupational illness or injury allowances provided by the Agreement then in effect for employees of like seniority.

(d) An employee hereunder returning from an authorized leave of absence or extension thereof will be returned to the job held when the leave was granted unless an employee with more seniority holds the job as the result of exercising displacement rights or unless the job no longer exists. In either case, he may exercise his seniority rights as set forth in this Agreement. An employee returning from a leave of absence must give notice of return in writing to the Company at least ten (10) days prior to his anticipated return.

(e) Any employee hereunder on leave of absence engaging in gainful employment not provided for in paragraph (c) above without prior written permission from both the Company and the Union General Chairman shall forfeit his seniority rights and his name will be stricken from the seniority roster.

(f) Any employee enlisting in, drafted, or conscripted for military or naval service in defense of the United States during an actual period of war, or any employee drafted or conscripted by Act of Congress for military or naval training, shall retain his seniority rights unimpaired and upon honorable discharge from such service shall be restored to his former position or one of equal rating in accordance with the exercise of seniority rights, provided he applies for reinstatement within ninety (90) days following his discharge from military or naval service. In case of temporary or partial disability which makes it impossible to return to work within ninety (90) days after discharge, special arrangements will be made by the Company and the Union for a proper extension of time.

(g) Twenty-five (25) days prior to the expiration of a leave of absence for medical reasons, granted under (a) and (b) of this Article, or of any extension of such leave granted under (b) of this Article, the Company will send a written notice to any employee on such medical leave of absence advising him or her that he or she must either give notice of intent to return, pursuant to (d) of this Article, or request an extension in accordance with (b) of this Article.

(h) An employee elected to a public office (state or national) or any position with the AFL - CIO (not covered by Article 13(c) in which the duties of that office require a leave of absence, shall be granted such leave of absence for the term of that elective office. Such employee shall retain and continue to accrue seniority, and the designated local representative of the Union shall be notified of all leaves granted. Any extensions to such leaves granted under this provision shall not exceed the duration of this Agreement. Subsections (a) and (g) shall not be applicable to this subsection. Such employees shall have all employee benefits that can reasonably be continued in effect during their leave of absence and, upon their return from such leave of absence will be credited with the maximum vacation, sick leave, and occupational illness or injury allowances provided by the Agreement then in effect for employees of like seniority.

                              ARTICLE 14

                          SAFETY AND HEALTH

(a) Employees entering the service of the Company may be subjected to a physical examination. The cost of any such examination will be paid by the Company.

(b) The Company hereby agrees to maintain safe, sanitary, and healthful conditions at all points and to maintain on all shifts proper first aid equipment to take care of its employees in case of accident or illness. The Company agrees to furnish good drinking water, and sanitary fountains will be provided where necessary. The floors of the toilets and washrooms will be kept in good repair and in a clean and sanitary condition. Shops and washrooms will be lighted and heated in the best manner possible, consistent with the source of heat and light available. Lockers will be provided for all employees within a reasonable time.

(c) In order to eliminate, as far as possible, accidents and illness, an adequate safety committee will be established at each point where advisable on the system, to be composed of an equal number of Union and Company representatives. The Union and the Company shall each appoint not more than three members. The Chairman of the local Safety Committee shall be the safety engineer, wherever a safety engineer is permanently stationed, provided he is designated as one of the Company representatives on the committee. The Safety Committee will make periodic tours of inspections not less frequently than monthly for the purpose of seeing that all safety and sanitary regulations are complied with as well as to make recommendations for the maintenance of proper standards.

     The Company and the Union shall each appoint one (1) Safety
     Representative per shift to supplement the regular Safety
     Committee during periods of time when the Safety Committee is not available.

     The appointment of these Representatives shall conform with the three (3) basic shifts as outlined in Article 7 in order to provide seven (7) day, twenty-four (24) hour coverage. At such times, such Representatives will have precisely the same jurisdiction and role as the local Safety Committee. In the event these Representatives cannot agree in a particular case, the matter will be referred to the Safety Committee.

     The Union Safety Representative shall comply with Article 11
     (b)(11) when it becomes necessary for him to leave his work area for a safety problem.

     Each party will advise the other of its respective shift Safety Representative it is recognized and desirable that the Company Representative is a ranking official of the Company.

     To provide a means whereby individuals may bring to the attention of their departmental supervision and the IAM Safety Health Committee, matters which they feel might adversely affect the safe and healthful working conditions within their department and to establish procedures for the prompt handling of such complaints.

     PROCEDURE

     (1) The individual or his/her steward must first discuss the matter with complainant's immediate supervisor, allowing the supervisor a reasonable length of time (normally 48 hours) to investigate and take action. Those matters brought to the supervisor's attention must be handled promptly. If the complaint is not thought to be legitimate the supervisor must explain his/her position to the individual and the steward.

     (2) If the matter is not thought to be satisfactorily handled the steward will meet with the Manager or his designee. This discussion will not include the individual or the immediate supervisor, except by mutual agreement of both parties.

     (3) A matter not resolved by the above procedure will be submitted in writing, on Safety Compliance Report (Form
          M-344) to the Manager by the individual's steward.

     (4) When presented with the Safety Compliance Report (Form M-344), the Manager will answer, in writing, stating the action taken or the reason for rejection. The Manager will return the original Safety Compliance Report to the initiating steward by the end of the second work day.

     (5)  The steward will forward the original Safety Compliance
          Report to the IAM Safety/Health Committee for their record and/or possible further handling.

     (6)  If the matter is not resolved, the IAM Safety/Health
          Committee will meet with the Director of the department who will answer the complaint, in writing, on the

          Safety Compliance Report. The Director of the Department will return the answered Safety Compliance Report to the IAM Safety/Health Committee by the end of the third work day.

     (7) Should the matter remain unresolved, the IAM Safety/Health Committee if deemed advisable, will meet with the appropriate Chief Operating Official for the point and/or location. When necessary, the Safety/Health Committee will meet with the appropriate Full-Time Grievance Committee Chairman for the point and/or location.

     (8) The IAM Safety/Health Committee will return a copy of the Safety Compliance Report (Form M-344) to the steward as soon as the matter is finally resolved.

(d) No employee shall be discharged or suspended pending an investigation by the Safety Committee for refusing to work on a job which is not reasonably safe and/or sanitary or which might endanger his health.

     In no event shall an employee be discharged, suspended and/or disciplined in any manner for adhering to Company, both local and/or system, rules and/or regulations.

(e) Proper and modern safety devices shall be provided for all employees working on hazardous or unsanitary work, such devices to be furnished by the Company.

(f) The Company will furnish protective clothing for the use of employees required to work with acids or chemicals that are injurious to clothing and personnel. Suitable rain suits or protective outer garments shall be kept available at all shops or points by the Company.

     (g) Employees taken sick or injured while at work shall be given medical attention at the earliest possible moment, and employees will be permitted to return to work without signing any releases of liability pending the disposition of settlement of any claim for damage or compensation. An employee injured while at work on his regular shift shall not lose any pay for the remainder of the shift if the injury is such that he is unable to resume work, nor shall he lose pay for any treatments or doctor's visits required on his scheduled shift as a result of such injury.

(h) (1) For employees covered by this Agreement except Fire Inspectors and Crew Chief Fire Inspectors, wherever the Company shall require a standard coverall, the coverall will be furnished at Company expense and laundering shall be done at Company expense. The coverall will remain the property of the Company. Whenever a standard coverall is designated by the Company, the Company will make available for sale to such employees at cost, all items of standard uniform, and the cost of coverall insignia and its application to the coverall shall not be considered as part of the cost and the employee will not be charged therefor. Employees who are required to wear a cap will be issued such cap without charge.

          The Company will provide IAM insignias affixed on replacement uniforms not later than January 1, 2000.

     (2) Wherever the Company shall require Fire Inspectors or Crew Chief Fire Inspectors to wear a standard uniform the uniform will be furnished at Company expense. The uniform will remain the property of the Company.

     (3) The Company agrees to furnish one uniform to each Guard upon his entering service as a Guard, and thereafter to replace the uniform as needed, but not normally to exceed one uniform a year, such to remain the property of the Company. The following items comprise the standard uniform furnished for Guards:

          1 TWA uniform cap with Guard badge

          1 TWA Guard uniform blouse

          1 TWA Guard badge for blouse

          4 TWA Guard uniform trousers (2 of which will be summer weight)

          1 TWA Guard pea coat

          1 TWA Sam Browne belt

(i) The Company agrees to comply with OSHA rules and regulations for general industry, as well as those related State Occupational Safety and Health Plans which have been approved by OSHA. In addition, the Company agrees to use as guidelines the list of Threshold Limit Values (TLV's) of the American Conference of Governmental Industrial Hygienists (ACGIH) as updated from time to time and to comply with the list of Permissible Exposure Limits (PEL's) as adopted by OSHA.

     In the event the Occupational Safety and Health Act is repealed the Company shall remain obligated in accordance with Paragraph
     (b) hereof, to maintain its then existing standards for safe and healthful work places.

(j) It is agreed the Safety and Health Committee acts hereunder exclusively in an advisory capacity and that the International Union, District, Local Union, Safety Committee and its officers, agents and employees shall not be liable for any work connected injuries, disabilities or diseases which may be incurred by an employee.

                               ARTICLE 15

                          FREE TRANSPORTATION

(a) In addition to any other pass benefits referred to in this Agreement, employees covered by the Agreement will be afforded free and reduced fare transportation as established by Company policy on the date of signing of this Agreement which will not be changed or discontinued during the term of this Agreement without first giving the Union ninety (90) days notice of the reason therefore and affording the Union an opportunity to confer with the Company.

     Employees covered by this Agreement and their eligible family members who are traveling on the employee's vacation shall have boarding priority over employees who are traveling on "Incentive" passes issued by the Company for such purposes as Perfect
     Attendance, etc.

(b) The President - General Chairman and the District Lodge 142 full-time staff of the Union will be furnished with Class 3, positive space, non-removable, non-downgradable term passes for transportation over the Company System within the scope of the Union's geographical jurisdiction under this Agreement as defined by the Railway Labor Act during their term of office for use in connection with their work to the extent permitted by law.

(c) In addition to any applicable provisions of the Company's Management Policy and Procedure Manual. Employees laid off by the Company in a reduction of force who desire to seek employment elsewhere will, upon application be granted on one occasion, free one-way, non-positive air transportation on the Company's planes to any point on the system within the United States, to the extent permitted by law.

(d) Employees who at the time of retirement are covered by this Agreement shall receive pass privileges in accordance with the policy and regulations specified in the Company's Management Policy and Procedure Manual on page 13.13.01 dated July 1, 1998 Federal law permitting. Employees who have fifteen (15) or more years of service with the Company and who retire under the IAM Retirement Plan shall be entitled to retiree term pass privileges for self, spouse and dependents.

(e) Once a year employees with more than six (6) months and less than fifteen (15) years of Company service and their spouse and dependent children (or parents, in the case of single employees) will be issued Class 7 "vacation passes", according to employees' Company seniority date. Employees with fifteen (15) years or more of Company service and their spouse and dependent children (or parents, in the case of single employees) will be issued Class 6 "vacation passes", according to employees' Company seniority date. These passes will be in addition to employees' regular annual allotment and will allow boarding priority over all other lower rated passes. Request for "vacation passes" may be submitted in conjunction with an employee's regularly scheduled vacation. The yearly request must include all eligible family members who wish to accompany employees. Geographical limitation and seasonal regulations as set forth for regular annual allotments will apply to the use of vacation passes.

(f) The Company agrees to make such changes as are necessary to provide that employees shall become entitled to annual passes after fifteen (15) years of service.

(g) Hawaii will be deemed to be a domestic station for the purposes of determining pass policies for employees at such time as the Company's regularly scheduled service to and from Hawaii increases to four (4) daily flights each way. Employees stationed in Hawaii shall be entitled to travel Honolulu-Mainland, round trip, year around, within limits of their allotments.

                               ARTICLE 16

                               VACATIONS

(a) Employees will be eligible for annual paid vacations in accordance with the regulations hereinafter set forth.

(b)  Vacation Allotment Schedule

     (1)  The vacation year shall be from January 1 to December 31.

     (2) Paid vacation allowance will be computed on scheduled work days and based on the number of months worked in the preceding calendar year and the number of full years active service with the Company completed prior to January 1 of the year vacation is due to be taken, in accordance with the schedule below:

Effective January 1, 1981:

 Months of
  Service        Less        5 Years      10 Years      17 Years     25 Years
  Prior To       Than        Through       Through       Through      Through     30 Years
 January 1      5 Years      9 Years      16 Years      24 Years     29 Years     and Over
 ---------      -------      -------      --------      --------     --------     --------

      1            1             2            2             3            4            5
      2            2             3            4             5            6            7
      3            3             4            6             7            8           10
      4            4             6            8            10           12           14
      5            4             6            8            10           12           16
      6            5             8           10            13           16           20
      7            6             9           12            15           18           22
      8            7            11           14            18           22           26
      9            8            12           16            20           24           29
     10            9            14           18            23           28           33
     11            9            14           18            23           28           33
     12           10            15           20            25           30           35

The maximum vacation allowance in no case will exceed thirty-five (35) work days.

(c) Vacation allowance will accrue during each calendar month for which an employee receives pay for eighty-five (85) or more straight time hours from the Company, whether he is working or is on sick leave or vacation. An employee loaned to another company will accrue vacation credit during such loan period. An employee on approved time off for Union business will accrue vacation allowance during such period.

(d) (1) An employee may take his vacation at any time during the calendar year in which the vacation is due, subject to departmental vacation schedules and approval of his supervisor. However, in no case will a vacation be allowed to an employee until he has completed six (6) months of service with the Company.

     (2) An employee who is disabled because of an industrial injury for the entirety of his vacation period or for the entirety of any split vacation period may take the vacation period lost due to the injury at a later open period provided he advises his supervisor prior to the start of such scheduled vacation. If such vacation period cannot be rescheduled by the end of the calendar year in which it is due to be taken. the employee shall be paid the vacation due him. Any requests to postpone a vacation period under this paragraph must be supported by a physician's certificate confirming the period of disability involved.

     (3) Effective October 1, 1999, an employee with a minimum accrual of five (5) weeks of vacation may elect to receive pay in lieu of taking such vacation provided that his accrual limits are not less than four (4) weeks after making such election. The employee may elect such option during his/her respective vacation selection period as outlined in
          Article 16(m). Payment will take place in first pay period of November during the year in which the vacation would have been taken.

(e) Compensation for the vacation period shall be computed at the employee's base rate of pay (including premium pay) in effect at the time the vacation is taken.

(f) Vacation leave is not cumulative and must be taken during the year following the year in which vacation is accrued, unless an employee has received written request from his supervisor to forego his vacation during the year. Otherwise, if not taken within the calendar year when eligible, his vacation will be forfeited.

(g)  (1)  Except as provided in sub-paragraph (2) of this paragraph
          (g), an employee temporarily terminating because of layoff due to reduction in force or an employee granted a leave of absence shall be given vacation pay based on the number of months worked in the preceding year in accordance with paragraph (b)(2) if vacation has not been taken in the current calendar year. Such employees shall also be paid vacation credit for the period worked during the current calendar year in accordance with the schedule set forth in paragraph (b)(2).

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

ARTICLE 16(G) (CONTINUED)

     (2) An employee who is granted a leave of absence other than for military service, upon written request may retain vacation credit for earned and or accrued vacation for use upon return from leave.

          (a) Employees entering approved leave may retain credit for earned and/or accrued vacation in lieu of receiving payment.

          (b) Upon notification of leave approval the employee must designate in writing whether the vacation is to be paid or retained. The employee may split the election, i.e., payment for all earned and retention of all accrued. No other split is permissible. Changes to this election may only occur at the time of a leave extension subject to (c) below.

          (c) Payment will automatically be made for EARNED vacation by December 31, if the employee has not returned from the leave of absence. Accrued vacation may be carried through the end of the second year at which time it will be paid if employee has not returned from the leave of absence.

          (d) An employee who has elected to retain vacation as provided above, must return to active status prior to taking such retained vacation. At the time an employee returns to active status he may select his retained vacation from any period in the vacation schedule remaining open. In the event there are no open vacation periods in the calendar year in which the employee returns to work, and such vacation period(s) become available at a later date within the calendar year, such vacation period(s) shall be assigned to the employee and the balance of vacation, if any, shall be paid at the end of the year. In the event no vacation periods become available during the calendar year, the employee shall be paid at the end of the year.

(h) An employee who is discharged or who resigns shall be paid for vacation due him, based on the number of months worked in the preceding year, in accordance with paragraphs (b)(2), if vacation has not been taken during the current calendar year. Employees discharged for cause or resigning without giving at least two (2) calendar weeks written notice shall not be paid vacation credit for any months worked in the current year.

(i) If an employee received written request from his supervisor to forego his vacation during a previous year and has not yet received that vacation, vacation pay will be paid for that year upon termination, regardless of reason for termination.

(j) An employee recalled from layoff or returning from leave of absence will accrue vacation leave from the date of return to service in accordance with paragraph (b)(2), which vacation leave may be taken in the next calendar year.

(k) In the case of the death of an employee, any vacation pay allowance due him shall be paid to the executor, administrator, or legal heir.

(1) Request for vacation leave will be granted on a basis of Company seniority. However, a senior employee will not be permitted to take vacation leave already assigned to a junior employee.

(m) The Company will notify each employee of his anticipated vacation earned by October 1 of the preceding year. Each employee must notify the Company by October 15 on a form furnished by the Company of the amount of vacation, if any, he elects to bank as provided in the letter of agreement on Page 157, or elects payment pursuant to Article 16 (d)(3), as well as the amount of eligible day at a time (DAT) vacation to be taken. The Company will post a vacation schedule (excluding any allowance for banked vacation, 16(d)(3) election or DATS by November 1, indicating the number and classification of employees who may be on vacation at any given time during the next calendar year. The vacation schedule will include at least 100% of the vacation earned by each employee after taking into account any vacation the employees have elected to take as banked vacation, 16 (d) (3) election and/or day at a time (DAT) vacation, which will be excluded from the posted vacation schedule. Wherever necessary, such list may indicate the number and classification of employees in each work assignment who may be on vacation at any given time during the year. Crew Chiefs will not be considered as separate classifications for the purpose of the foregoing list; however, the Company may refuse to permit more than ten (10) percent of the Crew Chiefs on the same regular work assignment in a classification on a shift to be on vacation at the same time. To the extent such scheduling is permitted by operational requirements, the Company will (1) schedule vacation during desirable periods and (2) prorate by shift, in accordance with the number of employees assigned, the vacations it has determined are available during a period. The November 1 posting will advise employees that they will be contacted for vacation selection between November 5 and November 20. Employees must be prepared to make their vacation selection when contacted. Reasonable provisions shall be made by the Company to secure the selections of employees who may be absent or on vacation from November 1 to November 20. Vacation lists will be posted by December 10 at each point.

(n) Employees shall be given their vacation pay prior to taking their vacation if they request the same by written notification to their immediate supervisor not less than three (3) weeks prior to the start of the vacation.

(o) (1) A vacation group is defined as the grouping by shift or by 'seniority grouping' for the purpose of vacation allowance and selection. A sheet upon which the year is divided into weekly periods showing the number of employees in a vacation group who may be on vacation during each weekly period will be provided by the Company. The Company will also provide a listing of the number of days vacation to which each employee on the list is entitled. In any case where an employee has made his vacation selection, and it later develops that he is entitled to a greater or lesser number of days than initially indicated, such employee will not be required to change his vacation from the period(s) previously selected, but will be entitled to add or subtract such greater or lesser number of days.

          The Company will make every reasonable effort to contact the employee in accordance with Article 16(m), but if his selection cannot be determined, he should be assigned a vacation period based upon the best judgment of the supervisor and the vacation selections of other employees are not to be held up.

     (2) The first weekly period in the calendar year will be the first full week (considering Monday as the first day of the week). However, if an employee desires, he may start his vacation as early in the year as January 1, or end it on December 31, subject to all other conditions of selection set forth in the Agreement.

     (3)  Split vacations will be permitted for employees with ten
          (10) days or more vacation. The split must provide at least five (5) work days on the first choice. Vacations will not be split into more than three (3) parts. An employee will select only one (1) part during his first choice and all remaining parts of the second choice. The second choice will be considered only after all first choices are made. When an employee's vacation allotment cannot be evenly divided by five (5), the odd days must be taken with one of the choices. One (1) or two (2) odd days overlap will not close out a vacation period.

     (4) When an employee leaves a vacation group and thus vacates a vacation period(s), the vacated period(s) will be left open for selection by the employee who in the future enters the vacation group and as a result is required to re-select vacation.

     (5) If, during original selection of vacations, certain periods were closed with no vacations permitted, and should any of these closed periods later be opened for vacation selection, all employees within the vacation group who have vacations remaining shall be given the opportunity to re-select vacation periods in seniority order. However, a senior employee will not be permitted to take a vacation period already assigned to a less senior employee.

     (6) When an employee is forced from a vacation group he will retain his vacation period. When an employee initiates a bid into a vacation group covered by an established vacation schedule, he may retain his scheduled vacation period providing it does not conflict with operational requirements.

     (7) Except as provided in paragraph (2) above, vacations must start or end continuous with an employee's regularly scheduled days off. For the purpose of vacation selection, all employees will be assumed to have Saturday and Sunday days off. Employees with other than Saturday and Sunday scheduled days off will start their vacation with their scheduled days off by moving their vacation selection to obtain the larger part of their vacation in the week selected.

(p) (1) In accordance with Article 16(m) an employee must express his desire in writing to take up to ten (10) days of his vacation on a day at a time (DAT) basis. When an employee's vacation allotment cannot be evenly divided by five (5), the odd days plus five (5) remaining can be set aside for DAT.

     (2) In no event can an employee set aside more than ten (10) vacation days to be used as DAT. DAT vacation days left over at the end of the calendar year will be carried forward. In such event an employee shall be permitted to set aside as DAT in the next calendar year only those days carried forward.

     (3) In accordance with Article 16(m) an employee must indicate his desire to take DAT days even though he has not yet taken all of his DAT vacation days for the current calendar year. However, if for any reason, the employee does not thereafter take all of his DAT days for the current calendar year by December 31 of such year, the DAT days remaining will be handled as outlined in the preceding paragraph. Consequently, an employee having previously set aside five
          (5) new DAT vacation days, to be used in the next calendar year, and not having taken all DAT vacation days in the previous calendar year, will be required to select a regular vacation period only from the available weeks remaining.

     (4) Each day the Company will post a list indicating the number of employees in each work assignment who will be allowed DAT seven (7) days hence. (For example on January 1, the Company will post a list stating the number of DAT's that will be allowed on January 8.) Employees desiring the DAT day will write their name and Company seniority date on the list, provided such day is a regular scheduled work day for such employee. Five (5) days prior to the DAT date the Company will post a list of the names of the employee(s) to be allowed DAT. (Using the above example, the Company will post on January 3 the names of the employee(s) allowed DAT on January 8.) Only if an insufficient number of employees sign up for a DAT date the Company may allow the day to additional employees on a first come, first served basis based on the needs of the service.

     (5) Employees who will not be present on the day DAT requests are solicited shall be permitted to make their DAT day request on their last work day prior to the day requests are solicited.

     (6) Employees who are unexpectedly absent on the day DAT requests are solicited shall be permitted to make their DAT day request by contacting the appropriate Company official on such day.

     (7) The Company shall grant DAT day requests of employees in Crew Chief classifications based on the needs of the service.

     (8) Another employee on vacation will not be grounds for refusing a DAT vacation day. However, the Company retains the right to determine the allowable number of DAT days based on the needs of the service.

     (9) The Company shall maintain DAT records to assist the employee(s) in determining their DAT usage.

                               ARTICLE 17

                               SICK LEAVE

(a) Employees who have completed six (6) months of continuous service shall be granted sick leave with pay according to the amount of sick leave allowance accrued at time of sickness.

(b) When it is necessary for an employee who has completed six (6) months of continuous service to be absent from work because of occupational illness or injury, he may be granted occupational illness or injury leave with pay for such absence to the extent that he has occupational illness or injury leave allowance accrued at time of such illness or injury.

     (1) Sick leave and occupational illness or injury allowances will accrue to employees at the rate of one (1) day for each month of continuous service.

          Effective October 18, 1976 sick leave may accumulate to a maximum at any time of one hundred and twenty (120) work days and occupational illness or injury allowances may accumulate to a maximum at any one time of one hundred (100) work days. After exhausting their occupational illness or injury leave, the employee may use their non-occupational sick leave credits. He may not, however, use occupational illness or injury leave for non-occupational illness or injury under any circumstances.

     (2) Re-accrual of both non-occupational sick leave and occupational illness or injury leave will commence immediately upon an employee's return to active service. In the event he received workmen's compensation because of such absence, any occupational illness or injury leave and/or sick leave pay due for such absence will be reduced by the amount of such workmen's compensation received. In such an event, when he returns to work he shall have sick leave credit and or occupational illness or injury leave credit used in connection with such injury restored to the extent that the amount of the compensation offsets the amount of the sick leave pay granted. In effecting such restoration, the following rules shall apply:

          (a) In the event the employee had used occupational illness or injury leave only, the restoration will be made to his accrual of occupational illness or injury leave.

          (b) In the event the employee had exhausted his occupational illness or injury leave and had also invaded thereafter his non-occupational sick leave accrual, the restoration will first be made to his non-occupational sick leave accrual, up to but not exceeding his non-occupational sick leave balance credited to him on the date of occurrence of the occupational illness or injury, and the balance of such restoration, if any will then be made to his occupational illness or injury leave accrual.

     (3) Occupational illness or injury leave compensation shall begin with the first day of absence due to such injury or illness. In this connection, the Company will for any period of disability, waive its rights to reimbursement out of an disability award paid to an employee.

     (4) It is understood and agreed that neither sick leave nor occupational illness or injury leave shall be granted any employee who is injured or suffers occupational illness while in the employ of anyone other than the Company.

(c) Employees will not be eligible for sick leave benefits during the first six (6) months of continuous service; however, sick leave credit will accrue during that period.

(d) Sick leave and occupational illness or injury pay shall be at the employee's current straight time rate.

(e) After use of leave under this Article, the number of days paid for will be charged against the allowances and one (1) day for each month of continuous service shall again accrue to the employee until the accumulation again reaches the maximums permitted under paragraph (c) of this Article.

(f) The Company reserves the right to require a physician's certificate to confirm any pay claim, except that for claims of pay for three (3) days or less which are based on non-occupational injury or illness, a physician's certificate may be required only if there is good reason to believe that the intent of this Article is being abused, and if the employee has been notified that he may be required to furnish such certificate. Such notice to an employee will be given prior to his returning to work from the absence for which the certificate is requested, it being understood that such notice may be given at any time within ninety
     (90) days prior to the beginning of the absence for which the certificate is requested.

(g) It is the responsibility of any employee absent from work because of sickness or injury to report immediately such absence and the reason therefor to his immediate superior, or to the officer or person designated by the Company, and to notify the Company promptly of any change which affects his return to work.

(h) Sick leave and occupational illness or injury allowance will accrue during each calendar month for which an employee receives pay for eighty-five (85) or more straight time hours, whether he is working, is on sick leave occupational illness or injury leave or vacation. An employee on approved time off for Union business will accrue sick leave and occupational illness or injury allowances during such period.

(i) (1) For absence because of death in his immediate family, an employee shall, upon request, be granted three (3) days of pay continuance, such days are not to be deducted from the employee's sick leave credits. For the purpose of this subparagraph, immediate family is defined as spouse, child, stepchild, parent, stepparent, grandparent, brother, stepbrother, sister and stepsister.

     (2) For absences because of the death(s) of his parent-in-law, foster parent, grandchild, brother-in-law, sister-in-law, or ward, an employee shall, upon request, be granted a maximum of three (3) days of pay continuance each calendar year, these days to be deducted from the employee's sick leave credit.

     (3) For absences because of dangerous illness/injury in his immediate family, an employee shall, upon request, be granted a maximum of three (3) days of pay continuance each calendar year, these days to be deducted from the employee's sick leave credit. To qualify for pay, the absence(s) must be at the time the danger exists. For the purposes of this subparagraph, immediate family is defined as spouse, child, stepchild, parent, stepparent, parent-in-law, foster parent, grandparent, grandchild, brother, stepbrother, sister, stepsister, brother-in-law, sister-in-law or ward. The Company may require confirmation from the attending physician that the illness/injury was dangerous stating the reasons therefore.

(j) The employees covered by this Agreement, and the Union, recognize an obligation to be truthful and honest and to prevent unnecessary absences and other abuses of sick leave privileges.

(k) No employee will be reprimanded for the legitimate use of sick, and/or injury leave. The Company will not maintain attendance records on any employee in excess of two (2) years duration.

                               ARTICLE 18

                               LONGEVITY

(a) Effective August 1, 1999, all employees covered by this Agreement will receive for each year of completed employment spent in any of the classifications covered by this Agreement and Dining Service Agreement, exclusive of the first three (3) years of employment, longevity of one (1) cent per hour for each year of continuous employment, to a maximum of fifteen (15) cents. The maximum of fifteen (15) cents will be reached at the end of eighteen (18) years of employment.

(b) Effective November 1, 1980, employees who receive fifteen (15) cents or more longevity under former longevity plans will retain their longevity and will accrue no more.

(c) Effective November 1, 1980, employees who at that time are receiving less than fifteen (15) cents longevity will retain their present longevity but will accrue no more until the scale in (a) above catches up. Thereafter, they will receive longevity based on the provisions of paragraph (a) of this Article.

(d) Longevity accrued in any classification will be retained upon transfer or promotion to another classification. For the purpose of computing longevity credit, only pay seniority shall be counted.

                               ARTICLE 19

                             SHIFT PREMIUMS

(a) Employees shall be paid for afternoon and night shifts as additional compensation over the rate paid on day shifts, for all hours worked. Effective August 31, 1997, fifty-one ($.51*) cents and fifty-eight ($.58*) cents per hour, respectively. This premium shall be considered a part of the base rate for the purposes of pay computations.

(b) Any shift starting at 11:00 a.m. or later and before 5:00 p.m. shall be considered an afternoon shift; and any shift starting at 5:00 p.m. or later and before 6:00 a.m. shall be considered a night shift.

(c) The Company and the Union may, at any point, change from fixed to rotating shifts, or vice-versa, by mutual agreement.

(d) The Company may establish relief schedules which require employees to work on different shifts for the purpose of providing:

     (1)  Day Off Relief:

          Day off relief assignments shall be bid from within a seniority grouping and filled by classification seniority.

     (2)  Vacation Relief:

          (a)  In establishing Vacation Relief schedules, the
               Vacation Relief employee shall have two (2) consecutive days off each week (48 consecutive hours off duty) with the exception of a Sunday/Monday day off pattern as provided for in Article 7(b).

          (b) Vacation Relief assignments shall be bid from within a seniority group and filled by classification seniority as soon after December 10 of each year as practicable. Thereafter, when the vacation liability increases the Company may rebid vacation relief to add to the existing vacation relief pool. An employee(s) named a successful bidder(s) to the initial vacation relief bid in December will receive the premium pay for the entire year. Employees on vacation relief as a result of subsequent bids will receive the premium only during the time they are in the Vacation Relief position(s). Afterwards the additional Vacation Relief employees will return to their respective shift and days off seniority permitting. At no time will the Vacation Relief pool fall below is original allotment.

               Employees will be allowed to refuse a Vacation Relief bid at the time it is awarded. However, such employee will not be permitted to bid for a different shift and/or day off assignment for six (6) months after such refusal.

               During the vacation year, if Vacation Relief assignments are vacated because an employee is reduced, furloughed or accepts a bid, the opening(s) shall be awarded from bids on file from within a seniority grouping and filled by classification seniority and, if there are no bids on file, by inverse order of seniority within the vacation group.

          (c) An employee on Vacation Relief shall have a home shift and days off within his seniority grouping determined by his classification seniority, which shall apply when he is not relieving a vacationing employees.

          (d) Vacation Relief assignments will consist of lines of time constructed to provide coverage for vacationing employees. The lines of time will be constructed based upon the aggregate number of openings created by vacationing employees.

          (e) In the event there is more than one Vacation Relief assignment in a seniority grouping, the assignment of lines of time referenced in (d) above shall be determined by the classification seniority of those Vacation Relief employees who are not then relieving a vacationing employee.

          (f) Vacation relief employees in a basic classification may be used to fill an opening created by a Crew Chief on vacation only when a Crew Chief Vacation Relief position is not utilized (bid). Temporary Crew Chief assignments made to provide coverage for the Crew Chief on vacation shall be in accordance with Article 10(c).

          (g) Vacation Relief employees in Crew Chief classification may not be used to provide Vacation Relief coverage for employees in a basic classification.

          (h) Vacation Relief employees may not be used to relieve for other than vacations.

          (i)  Day Off Relief employees may not be used to provide
               Vacation Relief.

          (j) An employee on Vacation Relief shall not be assigned to any other relief position or temporary vacancy, unless his seniority so requires.

          (k) Vacation Relief employee shall not have less than seven and one-half (7-1/2) hours between quitting time of his shift and starting time of his next shift as provided for in Article 8(c).

          (l)  A Vacation Relief employee will receive sixty-one
               (61<F*>) cents per hour above the day shift rate for all shifts worked.

     (3) Except as provided in Article 2(c), a rotating relief employee(s) shall not perform work out of his classification. The rotating relief shall have two (2) consecutive days off each week (48 consecutive hours off duty). The rotating relief may work on not more than two shifts (shift start times) in any work week and may rotate between or within shifts twice per work week. An employee on a relief schedule who does not rotate between shifts during his work week shall be paid shift premiums in keeping with paragraphs (a) and (b) of this Article, as applicable, except that an employee on a relief schedule who is scheduled to work different shifts within the day shift, afternoon shift or night shift shall receive forty-six (46<F*>) cents per hour, fifty-three (53<F*>) cents per hour, or sixty (60<F*>) cents per hour, respectively for all shifts worked. An employee on a relief schedule who is scheduled to work on the day and afternoon shifts during a workweek will receive fifty-six (56<F*>) cents per hour above the day shift rate for all shifts worked. An employee on a relief schedule who is scheduled to work on the (1) afternoon and night shifts or (2) day and night shifts during a work week, will receive sixty-one (61<F*>) cents per hour above the day shift rate for all shifts worked. The above shift premiums shall become effective the first of the month after date of signing. This premium shall be considered a part of the base rate for pay computation.
          <F*>Rate adjustments are determined by System Board of
          Adjustment award dated April 16, 1997, as follows: (57),
          (43), (50), (57), (53), (58).

                               ARTICLE 20

                                BENEFITS

Except as specifically amended hereunder, all provisions of the Summary Plan Description and Article 20 of the agreement dated September 1, 1994 except as amended by the provisions of the following group benefits, shall remain in full force and effect:

(a) The Group Medical and Dental Benefit Plan administered by the Company authorized third party administrator, as described in the "A World of Benefits From TWA Universal Benefit Plan" Summary Plan Description dated September, 1997, shall be amended as follows:

     (1) The In-Network deductible under the Universal Medical Plan shall be $200 per family.

     (2) Covered Expenses under the Medical Plan shall include in-hospital expenses incurred for newborn children.

     (3)  Preventive Health Care Benefits
          Effective 8/1/1999, Pap smears, mammograms, proctosigmoidoscopys and PSA tests will be a covered expense eligible for submission every calendar year.

     (4)  Home Health Care Benefits
          In-Network, the Medical Plan shall pay 90% of expenses for up to 60 home health care visits per calendar year, after $50 of the $200 deductible has been satisfied. Out-of-Network, the Medical Plan shall pay 70% of expenses for up to 60 home health care visits per calendar year, after the full deductible has been satisfied.

     (5)  Hospice Care Benefits
          The Medical Plan shall pay 80% of hospice care expenses, incurred in a hospice care facility or at home, after the $200 annual deductible has been satisfied, up to a maximum lifetime benefit of $10,000 per individual.

    (6)   Dental Plan Benefits
          The Group Dental Plan effective October 1, 1999 includes a Preferred Provider Organization (PPO) which provides three
          (3) levels of comprehensive benefits based upon whether the service is obtained through the PPO network (In-Network), outside the PPO network (Out-of-Network), or through a voluntarily elected Dental Health Maintenance Organization
          (DHMO). Employees who live in areas where no PPO network is available are paid in accordance with the In-Network benefits. In-Network shall be defined as at least two (2) general practitioners within a ten (10) mile radius. Features of the Group Dental Plan are as follows:

                             DENTAL HMO
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 DENTAL SERVICE       BENEFITS PAYABLE       DEDUCTIBLE      MAXIMUM
---------------------------------------------------------------------
  Class I<F*>       100% of network fees        None          None
---------------------------------------------------------------------
  Class II<F*>       90% of network fees        None          None
---------------------------------------------------------------------
  Class III<F*>      80% of network fees        None          None
---------------------------------------------------------------------
  Class IV<F*>       60% of network fees        None          None
---------------------------------------------------------------------

                                        IN-NETWORK (PPO)
-----------------------------------------------------------------------------------------------
   DENTAL SERVICE         BENEFITS PAYABLE          DEDUCTIBLE                  MAXIMUM
-----------------------------------------------------------------------------------------------
 Class I (Preventive)         100% of                  None               $3000 per calendar
    (Oral Exams)            network fees                                    year per member
                                                                         inclusive of Class I,
      (X-rays)                                                                 II, III
-----------------------------------------------------------------------------------------------
      Class II             90% of network         $100 per calendar       $3000 per calendar
 (Minor Restorative)            fees               year per member          year per member
    (Periodontal)                               inclusive of Class II    inclusive of Class I,
     (Fillings)                                       and III                  II, III
    (Root Canals)
-----------------------------------------------------------------------------------------------
      Class III            60% of network        $100 per calendar        $3000 per calendar
 (Major Restorative)            fees              year per member           year per member
 (Crowns) (Bridges)                             inclusive of Class II    inclusive of Class I,
     (Dentures)                                       and III                  II, III
-----------------------------------------------------------------------------------------------
      Class IV             50% of network         $100 per member         $1500 per member for
   (Orthodontics)               fees                 for life                     life
-----------------------------------------------------------------------------------------------

                                     OUT-OF-NETWORK (PPO)
-----------------------------------------------------------------------------------------------
   DENTAL SERVICE         BENEFITS PAYABLE          DEDUCTIBLE                  MAXIMUM
-----------------------------------------------------------------------------------------------
 Class I (Preventive)     100% of reasonable           None                 $500 per calendar
    (Oral Exams)        and customary charges                                year per member

      (X-rays)
-----------------------------------------------------------------------------------------------
      Class II            75% of reasonable            None                $1250 per calendar
 (Minor Restorative)    and customary charges                                year per member
    (Periodontal)
     (Fillings)
    (Root Canals)
-----------------------------------------------------------------------------------------------
      Class III           50% of reasonable      $100 per calendar         $1500 per calendar
 (Major Restorative)    and customary charges     year per member            year per member
 (Crowns) (Bridges)                                 inclusive of
     (Dentures)                                      Class III
-----------------------------------------------------------------------------------------------
      Class IV            50% of reasonable       $100 per member            1500 per member
   (Orthodontics)       and customary charges        for life                   for life
-----------------------------------------------------------------------------------------------

<F*>Classes for DHMO same as for PPO

     (7)  Acute Care Prescription Drug Program

          There shall be no deductible. All drug prescriptions will be submitted through the Inteq Drug Plan. (Acute or Mail Order).

     (8)  Medical Plan Prescription Drug Benefits

          The Plan will pay based on hospital affiliation for prescription drug expenses, after the applicable family deductible has been satisfied, for drugs administered in a hospital facility. Employees who live in an area where there is a pharmacy, but there is no INTEQ network pharmacy available, will submit their prescription drug claims for reimbursement through their third party company authorized administrator for medical claims.

     (9)  Chiropractic Care Benefits

          Chiropractic benefits will be paid subject to reasonable and customary charges with no deductible and will be limited to 20 visits per member per year. These visits are not subject to medical necessity.

(b) The existing Employee Life Insurance provided by the Company to all IAM represented employees shall be increased by $10,000.

(c) Bomb Insurance for all IAM represented employees will be increased to $200,000.

(d) Aviation Insurance for all IAM represented employees will be increased to $200,000.

(e)  Retiree Benefits

     1. If you worked for TWA for ten (10) or more years and retire on or before age sixty-five (65) under the IAM Retirement Plan, your Life Insurance but not more than $20,000, will be continued for the first year after you retire. Then on each anniversary of your retirement, this amount will be reduced by $2,000 until $10,000 is reached.

     2. Effective August 1, 1999, any future retirees will be subject to all negotiated changes affecting active IAM represented employees.

     3. Effective October 1, 1999, a new Post-65 PPO Medical Plan, administered by a Company authorized Third Party
          Administrator will be made available to TWA retirees. The current 65 Plus enrollees will be given the option of converting to the new Post-65 PPO Medical Plan or remaining under the old 65 Plus Plan. All future retirees will only be eligible for the new Post-65 PPO Medical Plan.

          The Post-65 PPO Medical Plan premiums will be $45.05 per month per member for the duration of the Collective
          Bargaining Agreement.

     Provisions of this Post-65 PPO Medical Plan are:

------------------------------------------------------------------------
                       Post-65 PPO Medical Plan

------------------------------------------------------------------------
                               In-Network            Out-of-Network
------------------------------------------------------------------------
   Annual Deductible              $750                   $1,000
                                 $1,500                  $2,000

------------------------------------------------------------------------
   Hospital Coverage              90%             80% after deductible
                            after deductible          and $200 per
                                                      confinement
------------------------------------------------------------------------
      Coinsurance                 90%                     80%
    Scheduled/Units         after deductible        after deductible

------------------------------------------------------------------------
 Out-of-Pocket Maximum           $2,000                  $3,000
                                 $4,000                  $6,000
------------------------------------------------------------------------
     Doctor Office                90%                     80%
         Visit              after deductible        after deductible

------------------------------------------------------------------------
      Prescription             Brand 80%               Brand 80%
                              Generic 90%             Generic 90%

------------------------------------------------------------------------
      Plan Maximum                   $1,000,000 per insured
------------------------------------------------------------------------

(f)  Additional Life Program

     The existing Voluntary Additional Life Insurance for IAM represented employees will be replaced by a new program described below. The key provisions are:

     (1) Guaranteed issue upon portability when terminating or retiring from TWA;

     (2) Guaranteed issue up to plan maximum or $150,000 whichever is lower for new enrollees;

     (3)  Guaranteed rates for three years;

     (4)  Rates shall remain fixed upon portability at retirement;

     (5) An additional Life Insurance program will be made available for spouses and children of active employees that will include limited portability.

          Provisions of Additional Life Program at Portability

          --------------------------------------------------------
                                                 Employee Rates
          --------------------------------------------------------
            (Rate / $1000 of Covered             Age        Rate
            Payroll) Volume - #                  ---        ----
                                                < 30        0.10
                                                30-34       0.15
                                                35-39       0.20
                                                40-44       0.25
                                                45-49       0.40
                                                50-54       0.70
                                                55-59       1.10
                                                 60+        2.10
          --------------------------------------------------------

(g)  Tool Box Insurance

     The Company will make available, at no cost to Crew Chief Flight Simulator Technicians, Flight Simulator Technicians, Crew Chief Mechanics and Mechanics, these maximum insurance coverages against loss by fire or theft of the following items owned by the employee while such is on Company premises for use in connection with the employee's work, and while in transit to or while being used in connection with a field service assignment. A new hire inventory will be required within thirty (30) days of hire.

     (1)  For the loss of the entire contents of
          a Tool Box                                   $2,000

     (2)  For the loss of the entire contents of a
          Top Tray of a Tool Box                       $  750

     (3)  For the loss of the entire contents of a
          Tote Type Tool box                           $  500

     Losses will be settled by the insurance company directly with the employee who will bear the first $50 of any loss.

                             ARTICLE 21

                             WAGE RULES

(a) The minimum hourly rates set forth in Schedule A attached hereto and made a part of this Agreement shall prevail on and after the dates indicated thereon.

     (1) Effective November 1, 1978, all employees in the Mechanic or higher classifications assigned to Aircraft Maintenance at Line Service Stations or to Line Maintenance crews at the Overhaul Base shall receive a premium of ten (10) cents per hour in addition to their base pay. All employees in the classifications below Mechanic assigned to the servicing of aircraft (thru flights, terminating flights, originating flights, charter flights, air freight flights, training flights, etc.) shall receive a premium of ten (10) cents per hour in addition to their base pay. This premium for pay purposes shall be computed as a part of the basic hourly wage rate. If an employee is assigned to line aircraft maintenance for less than four (4) hours in a workday, he shall not be entitled to the line differential. If the employee is assigned to line aircraft maintenance for four
          (4) hours or more in a workday, he shall be paid the line differential for the entire shift, if worked.

(b) No employee shall suffer any reduction in hourly rate or classification as a result of this Agreement, and nothing in this Agreement shall be construed to prevent increases in individual rates or classifications over and above the minimum specified. This shall not be construed to prevent force reductions, demotions for cause, or other changes in classification and rate allowed in the Agreement.

(c) Employees shall be paid bi-weekly, every other Friday, except where applicable laws provide a more frequent paying-off condition.

(d) Should the regular pay day fall on a holiday or on days when the department or point is closed down, employees will be paid on the preceding day.

(e) Where there is a shortage equal to one-half a day's pay or more in the pay of an employee, the employee will be reimbursed for such shortage as soon as possible.

(f) Pay checks will include an itemized statement of all hours, wages, adjustment, and deductions for the pay period.

(g) Employees leaving the service of the Company will be paid for all time due upon request at the earliest possible time after separation and in compliance with State Law.

(h) Automatic changes in pay rate will be effective on the nearest date commencing a regular pay period.

(i) An employee absent during his normal working day for the purpose of serving as a juror shall be entitled to his regular pay less any fee received for such service. An employee receiving summons shall notify his supervisor immediately, and shall provide his supervisor with written proof of time spent on jury duty, with actual dates and hours of service. If an employee is released from serving as a juror and does not receive a fee payment, he shall be entitled to his regular pay, provided he reports for work in accordance with the following:

     (1)  Day Shift Employees

          Whether actually selected for jury service or not, employee is expected to report for duty if he is released sufficiently early in the day to permit three (3) or more hours of work.

     (2)  Afternoon Shift Employees

          (a) If employee serves on jury duty for a full day, he will not be expected to work his shift on that day.

          (b) If an employee is released from service by noon he will be expected to work his shift on that day.
               However, if he is scheduled to report for jury duty on the following day, he will be released two (2) hours before the end of his shift.

     (3)  Night Shift Employees

          If employee is required to report for jury duty on a given day, he will be excused from work on the shift immediately preceding.

(j) An employee subpoenaed to serve as a trial witness shall be entitled to his regular pay during such authorized absence and shall report for work in accordance with the provisions of paragraph (1), (2), or (3) of (i) above, whichever is applicable.

(k) Effective with the first payroll period commencing on or after the following dates, employees classified as mechanics or higher who hold and continue to hold a valid FAA mechanic certificate with an airframe or power plant rating (each rating considered as one (1) license) or a valid FAA General Radio-telephone operator license will be paid for each of two licenses held at these rates per hour. This premium shall be considered a part of the base rate for purposes of pay computation. Any employee who, as of October 31, 1981, possesses a First Class Radio-telephone license and renews that First Class license as a General Radio-telephone license will continue to receive two license premiums for the General Radio-telephone license. This premium will be considered as part of the base rate for purposes of pay computation.

                        Current     8/1/99      8/1/00

First License           $ .71       $1.00       $1.50
Second License            .71        1.00        1.50
                        -----       -----       -----
                        $1.42       $2.00       $3.00

(l)  (1)  Effective September 1, 1980, all employees shall receive one
          (1) cent per hour with a maximum of seventeen (17) cents for each .3 rise in the Consumer Price Index for Urban Wage and Clerical Workers (CPI-W) published by the Bureau of Labor Statistics based upon a comparison of the Index for the months of December 1979 and August 1980.

     (2)  Effective September 1, 1981, all employees shall receive one
          (1) cent per hour with a maximum of eighteen (18) cents for each .3 rise in the Consumer Price Index for Urban Wage and Clerical Workers (CPI-W) published by the Bureau of Labor Statistics based upon a comparison of the Index for the months of December 1980 and August 1981. The cost of living adjustment shall, for pay purposes, be computed as part of the basic hourly wage rate.

(m) Time off with pay (one day limit with exception for second day when evidence is submitted showing employee has been held over by induction center) for a military pre-induction physical exam which is scheduled on the employee's work day shall be granted by the Company.

(n) Effective August 1, 2000 employees in the Mechanic and above classifications will receive a skill pay premium of $1.00 per hour.

                             ARTICLE 22

                       APPRENTICESHIP PROGRAM

Within thirty (30) days after the signing of this Agreement the Company and the Union will meet to discuss and to endeavor to agree upon the establishment of an apprenticeship program and such program as they mutually agree upon will be established. No apprentice mechanics will be employed by the Company until such a program is established.

                             ARTICLE 23

                     GENERAL AND MISCELLANEOUS

(a) Employees who have grown old in the service of the Company and become unable to follow their regular work to advantage shall be given preference of such light work as they are able to handle in their work classification.

(b) Complete service files shall be maintained for all employees by the Company. In the event of disciplinary action up to and including discharge, the service file will, upon request, be made available to the employee and/or his District 142 representative (President-General Chairman or General Chairman) for review and inspection.

     An employee and his Local Union Representative will receive a copy of any record in the employee's file which may be construed as a criticism or reprimand of the employee. Any record placed in the employee's file as a criticism or reprimand shall be removed from the file after a two (2) year period from the date of issuance.

(c) Any employee leaving the service of the Company will, upon request to the appropriate Regional Manager Employee Relations, be furnished with a letter setting forth the individual's qualifications and length of service.

(d) In the event new equipment is put into service or existing equipment is technologically upgraded, affected employees shall be given every opportunity to become familiar with the new or upgraded equipment without change of classification or rate.

(e) Except in the servicing of flights, no work shall be performed out of doors during inclement weather when shelter is reasonably available.

(f) All orders or notices to an employee under this Agreement, involving a change in station assignment, promotion, demotion. furlough, and leave of absence shall be given in writing.

(g) Foremen, Assistant Foremen, and higher ranking officials of the Company shall not be permitted to perform work on any hourly rated job covered by this Agreement except in emergencies or instruction or training of employees. It is agreed that the servicing of late flights where qualified personnel are not available, and the performance of necessary work caused by unusual circumstances at line service stations in order to maintain flight schedules, or the protection of Company property against the elements may be considered an emergency.

(h) Bulletin boards will be provided by the Company in the vicinity of each locker or dressing room assigned to employees or at locations mutually agreed upon, marked "International Association of Machinists", for posting notices restricted to:

          1.   Notices of Union recreational and social affairs.
          2.   Notices of Union Elections.
          3. Notices of Union appointments and results of Union elections.
          4.   Notices of Union meetings.
          5.   Official Union business of District Lodge 142.

          There shall be no general distribution or posting by employees of advertising or political matter or of any kind of literature upon the Company's property.

(i) The Company shall provide each employee covered by this Agreement with a copy of the Agreement printed in a union shop and bound in a convenient pocket size booklet.

(j) The Company will not lock out any employee covered hereby and the Union will not authorize or take part in any work stoppage, strike, or picketing of Company premises during the life of this Agreement, until the procedures for settling disputes involving employees covered by this Agreement and as provided by the Railway Labor Act have been exhausted. The Company reserves the right to discipline.

     including discharge of any employee taking part in any violation of this provision of the Agreement.

     Notwithstanding the foregoing, the Company will not require any employees covered hereunder to cross the picket line of Company employees who are engaged in a lawful strike under the Railway Labor Act. The individual or concerted refusal to cross such picket lines shall not constitute grounds for discipline or discharge or be considered a violation of this agreement.

(k) No employee covered by this Agreement shall during working hours, engage in solicitation of membership for any Union, collection of dues, or other Union activity not provided for in this Agreement.

(l) The Company may designate any employee covered by this Agreement who is in the guard or higher classification to relieve guards during lunch and rest periods.

(m) In the event free parking facilities are not available for employees working at airport locations, the Company will assume the monthly parking charge up to a maximum of seven dollars ($7.00) per month assessed by the appropriate authority for parking in an area designated for employees. This provision does not apply to original or replacement charges to employees for parking decals, stickers, gate keys, or similar items.

(n) The Company and the Union recognize the need for the District and Local Lodge(s) designated representatives to be off work periodically to handle official business of the Union. (The identity of the representatives shall be supplied in advance to the Company.) In recognition thereof the Company shall grant approved time off without pay for this purpose provided that sufficient advance notification has been given to the Company.

                             ARTICLE 24

                           SAVING CLAUSE

Should any part or provision of this Agreement be rendered invalid by reason of any existing or subsequently enacted legislation, such invalidation of any part or provision of this Agreement shall not invalidate the remaining portions thereof, and they shall remain in full force and effect.

                             ARTICLE 25

                  GEOGRAPHICAL SCOPE OF AGREEMENT

(a) This Agreement shall not apply to personnel based outside of the United States, its territories and possessions, within the jurisdiction of the Railway Labor Act, as amended, except as set forth in this Article.

(b) An employee who has completed his probationary period under this Agreement and is subsequently sent abroad will retain and continue to accrue seniority provided the work performed during such overseas assignment is the same as that described in the job descriptions set forth under Article 4 of this Agreement. The seniority of all other employees on overseas assignment shall be governed by the provisions of Article 6(f)(19)(a).

(c) Employees hired in the United States for Overseas assignments shall not be covered by the terms of this Agreement and shall not accrue seniority.

(d) Employees returning from overseas assignment whose seniority will not permit them to return to the classification at the point from which they transferred overseas shall be furloughed.

     Such an employee, while still overseas will notify the Company at least twenty(20) days prior to the date of his return of his intention to exercise his seniority at the point from which he transferred overseas. Thereafter, in accordance with Article 6
     (f)(10), the Company will give the employee ten (10) work days notice, or pay therefor, at the Company's option informing him that upon his return he will be reduced at the point from which he transferred overseas and that he has the following options:

     (1)  Return to his prior domestic location and take furlough.
     (2)  Exercise his 6(e)(4) system displacement rights.
     (3) Report back to his prior domestic location and be officially furloughed at that time.

     If the employee elects option 2 above, he must advise the Company in writing within three days of the points to which he wishes to system displace. The Company will advise the employee to report directly to the displacing location upon his return.

     If the employee elects option 3 above, upon his return to his prior domestic location he will be given a furlough letter and, should he at that time elect system displacement, will be off without pay until such a displacement can be worked.

(e) Selection of employees covered by this Agreement for overseas assignment shall be made in a fair and uniform manner, with due regard for seniority and qualifications, and notices of openings and the names of the employees selected shall be posted on a system wide basis. Such selection shall not be subject to the procedures contained in Article 10, 11 and 12, provided, however that in the event of a dispute concerning such selection the President-General Chairman, District 142, may advise the Company's Director - Labor Relations, Ground, and the parties shall meet promptly to discuss the matter and review the action which occurred.

(f) It shall be the responsibility, of the Company to notify employees in writing of their seniority status prior to being accepted for overseas assignment or of any change in assignment thereafter affecting the employee's seniority. Copies of the aforementioned notices will be furnished to the Union's President-General Chairman and the affected Local Committee Chairman and Financial Secretary.

                              ARTICLE 26

                            UNION SECURITY

(a) Each employee now or hereafter employed in any, classification covered by this Agreement shall, as a condition of continued employment, within sixty (60) days following the beginning of such employment or the effective date of this Article, whichever is later, become a member of, and thereafter maintain membership in good standing in the Union except as provided otherwise herein. Such condition shall not apply with respect to any employee to whom such membership is not available upon the same terms and conditions as are generally applicable to any other member of his classification (and at his point on the Company's system), or with respect to any employee to whom membership is denied or terminated for any reason other than the failure of the employee to tender his initiation, reinstatement, assessments, or dues uniformly required of other members of his classification (and at his point on the Company's system), as a condition of acquiring or retaining membership.

     The condition of payment shall be met if the amount due is tendered to the Local Lodge Financial Secretary of the Union in person or is mailed to him within the prescribed time limits or if the employee has executed a valid assignment and authorization for check-off of Union initiation, reinstatement, assessments and dues.

     For the purpose of this Article, "membership in good standing in the Union" shall consist of the payment by the employee not later than the last day of the following calendar month, of dues for each calendar month, initiation, reinstatement, fees and assessments (not including fines and penalties), which are uniformly required of members of his classification (and at his point on the Company's system) as a condition of acquiring or retaining membership; provided however, that the time limits prescribed in the preceding portion of this sentence shall not apply to employees beginning employment in work covered by this Agreement who shall, instead, be required to fulfill the requirements of "membership in good standing" within the sixty
     (60) day period following the beginning of such employment.

     Employees on leave of absence, including sick leave, must maintain membership in good standing in the Union.

(b) Any employee who has not held membership in good standing with the Union at an time on or after the applicable date shown for his present classification and who was in the employ of the Company previous to such applicable date shall not be required, as a condition of continued employment, to become a member of the Union. However, any such employee who subsequent to the effective date of this Article and during the term of this Agreement joins the Union, must thereafter maintain his membership in the Union. This paragraph is applicable to the following classifications on the following dates:

          Classifications except janitor and
            Crew Chief janitor in Group #1        November 20, 1945

          Crew Chief janitor and janitor          April 5, 1948

          Groups #2, #3 and #4                    May 15, 1946

          Group #5                                September 23, 1949

          Guards                                  May 22, 1946

               The classifications referred to above appear in
               Article 6 of the mechanic and related employees agreement dated August 25, 1966, and the guards agreement dated August 25, 1966.

(c) Notwithstanding any other provisions contained in this Agreement, if any person is transferred or promoted to a position in which he is not covered by this Agreement, the provisions of the Union Security Agreement shall become inoperative as to him.

          However, this provision shall not apply to employees who retain and accrue seniority in accordance with the first sentence of
          Article 25(b).

(d) (1) Persons on military leave holding seniority under this Agreement shall not be required to maintain good standing in the Union. However, when the employee returns to a position covered by this Agreement, he will assume his obligation to the Union and maintain good standing in the Union as if he had been continuously employed in such position from the effective date of this Article.

     (2) When a person holding seniority under this Agreement returns from a position in which he was not covered by the Agreement, he will assume his obligation to the Union within seven (7) calendar days after return in the same manner, as if he had been continuously employed in such position from the effective date of this Article.

(e) When an employee begins employment or loses his good standing membership in the Union because of failure to pay dues and initiation, reinstatement fees and assessments, the following procedure shall be observed:

     (1) The Local Financial Secretary of the Union for the particular location involved shall notify the employee by registered or certified letter, return receipt requested, with copies to the President-General Chairman. District 142 IAM, 400 N.E. 32nd Street, Kansas City, Missouri 64116 and the Company's Director - Labor Relations, Ground, that the employee is delinquent in the payment of dues, initiation or reinstatement fees and assessment as specified herein and accordingly is subject to discharge as an employee of the Company. Such letter shall also notify the employee that he must make the required payment to the Financial Secretary of the Union's local lodge with jurisdiction at the location where he works within fifteen (15) calendar days within date of mailing of the notice or agreement. If the employee does not keep both the Company and Union informed as to his correct mailing address, no extension of time set forth above shall be granted.

     (2) Upon expiration of the fifteen (15) day period following the mailing of the notice set forth above, if the employee still remains delinquent, the President-General Chairman of the Union may certify in writing to the Company's Director - Labor Relations, Ground, that the employee has failed to make the required payment within the fifteen (15) day grace period and is, therefore, to be discharged.

     (3) Within seven (7) days after receipt by the Company of the certified letter set forth in (2) above that the employee is to be discharged the Company shall discharge the employee from its service for failure to pay or tender dues, reinstatement or initiation fees or assessments under this Article.

(f) If the employee discharged or to be discharged under this Article contends that he is not properly subject to discharge under the terms of this Article, he may protest such action to the TWA-IAM System Board of Adjustment provided that such protest in writing is mailed within seven (7) days after the employee is notified of such action. This protest shall be submitted in duplicate to the TWA-IAM System Board of Adjustment, with one copy mailed to the Director - Labor Relations, Ground, TWA, and the other copy mailed to the President-General Chairman, IAMAW, 400 N.E. 32nd Street, Kansas City, Missouri 64116. Both copies shall be sent by registered or certified mail return receipt requested. The last date of receipt of such written protest by the Board shall be considered the date of receipt. In the event no protest is to be filed within the above time limits, the action will be considered as proper and will be final and binding on all parties concerned.

     For the purposes of this paragraph (f) only, the System Board of Adjustment and procedures before the Board shall be as follows:
     The System Board of Adjustment shall consist of three (3) members, one (1) appointed by the Company, one (1) appointed by the Union, and a neutral member selected jointly by the Union and the Company. Even, reasonable effort shall be made by the parties to secure the neutral from the Kansas City Area to assure, as nearly as possible, prompt handling of each protest. The neutral member shall serve as Chairman of the Board. The Board shall have jurisdiction over all protests properly filed under this provision. Within five (5) days of receipt of request for such meeting the Board shall establish the date of hearing. When the protesting employee is employed at a point other than the Kansas City Area, the hearing date shall not be earlier than ten (10) days following the date of the request for meeting. When the protesting employee is employed within the Kansas City Metropolitan Area, such meeting shall not be earlier than seven
     (7) days following the request for meeting. Unless otherwise agreed by the Company and the Union, all meetings of the Board will be at Kansas City, Missouri. The protesting employee shall be advised in writing of the date and time of the meeting. At the meeting of the Board a representative of the Company, a representative of the Union, and the employee and/or his designated representative will be allowed to present to the Board all evidence and argument which is pertinent to the issue. A majority decision of the Board will be issued within five (5) days after the meeting and will be final and binding upon all parties concerned. The expenses and reasonable compensation of the neutral shall be borne equally by the parties.

     The provisions of Article 11 shall not apply to disputes arising under this Article, and the provisions of Article 12 shall apply to such disputes except as they are superseded by the above provisions relating to procedures for handling disputes.

     The effective date of an employee's discharge under this Article will be held in abeyance during the time that a dispute is unsettled as to whether or not the individual is properly subject to discharge under this Article. If a decision is made that the employee is properly subject to discharge, the discharge shall be effected the day following the issuance of the decision. In the event a reduction in force occurs during such time as an employee's status is under protest under the provisions of this Article, such employee will be considered as having seniority under this Agreement for purposes of effecting the reduction.

(g) Time limits specified in this Article may be extended in individual cases only, and then only by written agreement between the Company and the Union.

(h) An employee discharged under the provisions of this Article shall be deemed to have been "discharged for just cause" within the meaning of the terms of the Agreement.

(i) All letters and notices provided for by this Article shall be sent by registered or certified mail, return receipt requested. Such letters and notices or copies sent to the Union shall be addressed to the President-General Chairman of the Union at 400 N.E. 32nd Street, Kansas City, Missouri 64116, while those sent to the Company shall be directed to the Company's Director - Labor Relations, Ground.

(j) Nothing in this Article shall require the Company to terminate the employment of any employee until the services of a qualified replacement are available; except that the provisions of this paragraph will not permit the Company to retain an employee in its employment in excess of ninety (90) days from the date of the Union's original notice given pursuant to paragraph (e), Subsection (1) of this Article.

(k) When an employee is discharged or resigns, he will be considered as a new employee for purposes of this Article if he returns, at a later date, to pay status under this Agreement.

(l) Both the Union and the Company, or either of them, shall have the right at any time, to notify individual employees directly of any provisions of this Agreement. The Local Union Committee shall be notified of group orientation sessions for newly hired bargaining unit members and a member of the Committee shall be afforded an opportunity to meet with such employees during such sessions.

(m) When employees are hired, returned from leave of absence (including medical), recalled after layoff, or transferred into classifications covered by this Agreement, the Company will furnish once each month to District 142, IAMAW, the names, classification, point of employment and payroll register number of such employees. In addition, at the time employees are hired or transferred into classifications covered by this Agreement or otherwise beginning employment under this Agreement, the Company will present to them and request them to complete the following notice:

                          TRANS WORLD AIRLINES

                       UNION REPRESENTATION NOTICE

Name
    -------------------------------------------------------------------

Position
        ---------------------------------------------------------------

Location
        ---------------------------------------------------------------

Date Employed
             ----------------------------------------------------------

The position for which you are being employed is represented by the International Association of Machinists. The current Agreement requires that you must become a member of the Union within sixty (60) days from the date of employment and maintain such membership in good standing to continue employment in classifications covered by that Agreement. It is also required that you keep both the Union and the Company advised of any change in your address. You should study the Agreement in order to be familiar with all of its provisions. You will be introduced to your shop steward.

Signed, Co. Rep.
                -------------------------------------------------------

     Location                                     Date
             ------------------------------------     -----------------

     I understand that this notification serves to advise me regarding the requirement for Union membership and representation for the position in which I am to be employed. I also understand that application for membership is my responsibility.

     Employee's Signature                    Date
                         -------------------     ----------------------

          Street Address
                        -----------------------------------------------

          City                          State
              -------------------------      --------------------------

                    White - Personnel File
     Distribution   Pink - Employee
                    Buff - Local Lodge Fin. Secy.

          Form No. US-1

     The Company will then provide one copy of such completed notice to the employee, one to the Local Lodge Financial Secretary and one for the Personnel File. In addition, the Company will furnish to the local Union and District 142, IAMAW, the names, present and previous classification, point of employment and payroll register number of all employees who may transfer out of classifications covered by this Agreement; in addition, the Company will furnish to the Union the names, location, payroll register number and status of employees covered by this Agreement, who terminate their payroll status for any reason, such listings will be furnished twice each month.

(n) During the life of this Agreement, the Company will deduct from the pay of each member of the Union and remit to the Union monthly, membership dues, INITIATION OR REINSTATEMENT FEES, AND ASSESSMENTS uniformly levied in accordance with the Railway Labor Act, as amended, and the constitution and by-laws of the Union, provided such member of the Union voluntarily executes the agreed form, which is hereinafter included in this Agreement to be known as "Check-off Form", which shall be prepared and furnished by the Union. The Company will not be required to deduct monthly membership dues, initiation or reinstatement fees or assessments from the pay of employees covered by this Agreement unless (1) the Company has received a check-off form and has not received a notice of revocation thereof, and (2) the dues initiation or reinstatement fees or assessments for the employee conforms to the applicable rates for employees of his classification at his point on the system.

    ASSIGNMENT AND AUTHORIZATION FOR CHECKOFF OF UNION FEES AND DUES

                      TO: TRANS WORLD AIRLINES, INC.

     I,                                           , hereby assign to the
       -------------------------------------------
       (Please Print) (Name) First - Middle - Last

     International Association of Machinists and Aerospace Workers:

     A sum of money to cover (initiation), (reinstatement), or (assessments) from the wages earned by me, an employee of Trans World Airlines, Inc. which sum is to be certified by the District Secretary-Treasurer of the Union.

     I also assign a sum to be designated by the District Secretary-Treasurer of the Union to cover standard monthly membership dues, or such monthly membership dues as may hereinafter be established by the Local Lodge, as dues for employees in my present or future classification under the Agreement from any wages earned by me or to be earned by me as an employee of Trans World Airlines, Inc., and I hereby authorize and direct Trans World Airlines, Inc., as my employer to deduct that amount from my first pay period following my sixtieth (60th) day of employment and remit the same to the District Secretary-Treasurer of the Union.

     This assignment and authorization shall continue in effect and be irrevocable for a period of one (1) year from the date hereof, or upon the termination date of the applicable labor agreement in effect at the time this authorization is signed, whichever occurs sooner. Such notice of revocation must be sent by me in duplicate by registered mail to the District President and General Chairman of the Union and Trans World Airlines, Inc.

     This authorization and direction is made subject to the provisions of the Railway Labor Act, as amended, and in accordance with existing agreements between the Union and the Company.


     Job Title
              ----------------------------------

     Payroll Register Number                     Name of Location
                            -------------------- (City & State)
                                                 Hired for Employment
     Signature of Employee
                          ---------------------------------------------

     Home Address
                 ------------------------------------------------------

     City                               State
         ------------------------------      --------------------------

     Zip Code                      Date
             ---------------------     --------------------------------


(o) When a member of the Union property executes such check-off form, the President-General Chairman of the Union shall forward the original signed copy to the Manager - Payroll. A check-off form must be completed in a legible manner or it will be returned to the President-General Chairman of the Union for correction. Any notice of revocation as provided for in this Article or the Railway Labor Act, as amended, must be in writing signed by the employee and two (2) copies delivered by registered or certified mail. Addressed to the President-General Chairman of the Union. Dues deductions will be continued until one (1) copy of such notice of revocation is received by the Manager - Payroll from the President-General Chairman of the Union. Check-off forms and notices received by the Manager - Payroll will be stamp-dated on the date received and will constitute notice to the Company on the date received and not when mailed.

(p) When a check-off form as specified herein is received by the Manager - Payroll twelve (12) days or more before the issuing date of the first biweekly paycheck of the month or the first weekly pay check of the month at locations where weekly checks are issued. Deductions will commence with such paycheck and continue thereafter until revoked or canceled as provided in this Article. The Company will remit to the Union a check in payment of all dues collected as soon after the payday on which deductions were made, as practicable and within thirty (30) days. The Company remittance of Union membership dues to the office of the District Secretary-Treasurer of the Union will be accompanied by two (2) copies of a list for each location which includes (1) names (alphabetically),
     (2) employee register numbers, (3) location numbers, and (4) individual amounts deducted.

(q) An employee who has executed a check-off form and who has been (1) transferred or promoted to a job not covered by the Agreement. (excluding transfers or promotions on a "Temporary" or "acting" basis), (2) who has taken a leave of absence without pay, (3) who quits or resigns from the Company, (4) who is laid off, or is (5) otherwise terminated from the employ of the Company, shall be deemed to have automatically revoked his assignment as of the date of such action and if he (1) transfers back or returns to a job covered by the Agreement, (2) returns from leave of absence, (3) is rehired, (4) is recalled or
     (5) re-employed, further deductions of Union dues, will be made only upon execution and receipt of another check-off form.

(r) Collection of initiation or reinstatement fees and assessments. As well as any back dues owed at the time of starting deductions for an employee, collection of dues missed because the employee's earnings were not sufficient to cover the payment of dues for a particular pay period, and collection of dues missed because of accidental errors in the accounting procedure, will be the responsibility of the Local Lodge Financial Secretary and will not be the subject of payroll deduction.

     It will be the Union's responsibility to verify apparent errors with the individual Union member before the Union's District office representative contacts the Company's Manager - Payroll.

(s) Deductions of membership dues shall be made from one (1) paycheck each month provided there is a balance in the paycheck sufficient to cover the amount after all other deductions authorized by the employee or required by law have been justified. In the event of termination of employment, there shall be no obligation of the Company to collect dues until all such other deductions (including money claims of the Company and the Credit Union) have been made, and such obligation to collect dues shall not extend beyond the pay period in which the employee's last day of work occurs.

     TWA agrees that payment of dues funds shall be received by District Lodge 142 in the Kansas City office as soon as possible based on payroll system information but in no event later than the twenty-fifth (25) day of the month.

(t) This Article shall be in force only so long as the Union continues as the recognized representative of the employees under this Agreement.

(u) The Union shall indemnify and save the Company harmless against all forms of liability that shall arise out of or by reason of action taken by the Company, which action was requested by the Union under the provisions of this Article.

     It is agreed that the Company will promptly notify the Union of all claims of liability made against the Company pursuant to such action taken by the Company, and the Company will make every reasonable effort to defend itself against such liability.

(v) For the purpose of computing the time limits prescribed in this Article, the term "days" shall be understood to mean calendar days unless otherwise specified.

                             ARTICLE 27

                             LAYOFF PAY

(a) An employee who is laid off shall receive layoff pay as provided in paragraph (c) of this Article, subject to the limitations and conditions set forth herein.

(b) An employee will not be eligible for or receive layoff pay if any of the following conditions exist:

     (1) He has not completed at least one (1) year with the Company, on pay status, in a position covered by this Agreement. For the purpose of this paragraph (b)(1), "Pay Status" includes all time spent in a position covered by the particular agreement, exclusive of leaves of absence or furlough.

     (2)  He remains in the employ of the Company in any position.

     (3) He fails to exercise his seniority which would enable him to remain in the employ of the Company, except where such exercise of seniority would require moving to a new point.

     (4) He has been laid off as a result of an Act of God, a war emergency, revocation of the Company's operating certificate or certificates, or grounding of a substantial number of Company aircraft for safety reasons.

     (5)  He is dismissed for cause, resigns, or retires.

     (6) There is a temporary cessation of work because of a strike or picketing.

     (7) There is a temporary cessation of work because of circumstances beyond the Company's control.

(c) (1) The amount of layoff pay due under this Article shall be based on the length of actual straight time compensated service with the Company under this Agreement, and shall be computed on the basis of the employee's regular straight time basic hourly rate at time of layoff. An employee shall accrue layoff pay credit at the rate of two (2) weeks of credit for the first through the second full year of compensated service; thereafter, accrual shall be at the rate of one (1) week credit for each additional full year of service, to a maximum accrual of twelve (12) weeks of credit for twelve (12) or more full years of compensated service. For the purpose of this paragraph (c), the amount of layoff pay will be computed upon the basis of the total number of straight time hours of compensated service, but not to exceed 24,960 hours. Each 2,080 hours remaining after computing and paying the number of full weeks of layoff pay due shall be left standing to the employee's credit pending recall. The remaining hours shall be added to the straight time hours of compensated service earned after recall and used to compute weeks of layoff pay in the event of future furlough, but the total of these hours shall not exceed 24,960.

          Effective with the first anniversary of the ratification date of this agreement, employees with fifteen (15) or more full years of compensated service will accrue one additional week of layoff pay.

     (2) If an employee is involved in more than one furlough, no re-qualification will be necessary provided such employee completes at least one additional year of active service with the Company under the Agreement from the date on which the employee reported for duty upon the occasion of the prior recall.

(d) An employee laid off shall receive layoff pay starting at time of layoff and payments for the amount due shall be at regular pay periods and continue until all layoff pay credit is used; except that in no event shall any layoff pay be due after effective date of recall by the Company in any position.

(e) The layoff allowance provided herein shall be in addition to any or all other benefits provided under this Agreement.

                             ARTICLE 28

                       LETTERS AND AGREEMENTS

In addition to the letters and agreements printed in this Article, it is understood and agreed that the following letters and agreements will remain in effect:

(a) All local field service agreements currently in effect on the System;

(b) Local letters, agreements, procedures and practices in effect on the System as of January 1, 1969, regarding selection of employees for overtime and/or holiday coverage;

(c)  The following letters and agreements:

                          SUBJECT                                PAGE

      Metropolitan Area Bidding Agreements                        114
      Lead Systems Technician                                     115
      Aircraft Acceptance Notification                            120
      Aircraft Acceptance Inspectors                              121
      Crew Chief Supplemental Agreement                           122
      Crew Chief Concept Implementation                           124
      Crew Chief Responsibilities                                 125
      Assistant Ramp Service                                      126
      Inspector Designees                                         129
      Taxiing                                                     130
      Building Maintenance and Repair Work                        131
      Metric Tools                                                132
      Snow Removal                                                133
      Two-Way Radio - Ramp Communications                         134
      Stores Clerk Staffing                                       135
      Stores Coverage                                             136
      Stores Clerks                                               137
      Stores Clerk Overhaul Base                                  139
      Staffing at TWTTA                                           140
      Cargo Warehouses                                            141
      Receipt of Air Freight                                      142
      SFO Staffing                                                143
      Janitorial Functions                                        144
      Pass Issuance                                               145
      7 Term Pass Holders                                         146
      Pass Policy                                                 147
      Disciplinary Action                                         148
      Investigative Reports                                       149
      Payroll Information Records                                 150
      Lunch Period for Guards, etc.                               151

                          SUBJECT                                PAGE

      Consolidation of Ground Service with Ramp Service           152
      Fueling Letter for KCI and DEN                              153
      Attendance Hearings                                         154
      New Contract or Lease Arrangements                          156
      Vacation Banking                                            157
      401K Plan                                                   158
      Amendment to 401K Plan                                      159
      Implementing Basic Retirement "A" Plan                      160
      Implementing the Retirement "B" Plan                        164
      Retirement Benefits Full-Time District                      142
      Staff IAM Grand Lodge Staff                                 165
      Metropolitan Area Temporary Re-Assignment                   167
      Laid Off Employee Examinations                              168
      Maintenance of Security Equipment                           170
      Crew Chief Systems Technician Coverage                      171
      Maintenance Evaluation Committee                            172
      Overhaul Base Work Transfer Committee                       173
      Disability Income                                           175
      Payroll Deductions - Political Action Fund                  176
      Elimination of Classification
      At a Point - Moving Expenses                                177
      Application of Agreement at New Stations                    178
      Guard Staffing - JFK                                        179
      Filling Crew Chief Openings                                 180
      Lay-Off of Crew Chief vis-a-vis
      Basic Classification                                        181
      Receipt and Dispatch                                        182
      Worker's Compensation Controverted Claims                   183
      Greasing and Oiling Ground Equipment                        184
      Station Staffing Review Committee                           185
      Emergency Overtime Procedures                               186
      Mechanic Examinations                                       187
      Training Programs                                           188
      Transitional Duty                                           189
      Warranty - Aircraft Parts and Components                    190
      Metal and Machine Shop Specialties - STL                    191
      Recognition - IAM                                           192
      Avionics Specialty - RE&I Combination (Mechanic,
      Inspector, LST)                                             193
      Plant Maintenance Electronics Specialty - MCI               198
      Drug and Alcohol Policy                                     200
      Labor Advisory Board                                        203
      Collective Bargaining Agreement Supplement
      (Protective Covenants)                                      205
      Cross Utilization between Ramp Service Seniority Groups     206
      Full Time Committee Staffing                                207
      Shift Staffing Deviation Assistant Ramp Service             208
      Assistant Ramp Service and Part Time Guard Benefits         209

                          SUBJECT                                PAGE

      Assistant Ramp Service and PT Guard Vacancies at a location 210
      Assistant Ramp Service and PT Guard Vacancies               211
      Additional Staffing Third Party Contract Work               212
      Assistant Ramp Service and PT Guard Expirations             213
      Meal Pickup and Delivery JFK/LAX                            214
      Dining Units                                                215
      Furloughed Dining Unit Employee Currently Accruing
      Seniority under M&R Agreement                               216
      Furlough Dining Unit Employees                              217
      Dining Unit Employees                                       218
      Dining Unit Stores Clerks                                   219
      Medical/Dental Coverage Emergency Out of Network            220
      Modification of Local Overtime Agreement                    221
      Air Freight - SEA - ATL                                     222
      MD 80 Landing Gear                                          223
      757 Engine Review                                           224
      Status of Agreement                                         225
      Unused Sick Leave                                           226
      Ground Equipment Field Service                              227
      Company Seniority Date                                      228
      Recall Right                                                229
      Consolidation of Fire Inspector Classification              230
      Fire Inspector                                              231
      Field Service Inspector                                     232
      Stock Distribution Letter                                   233
      Focus Stations                                              234
      Regional Jets/Code Sharing                                  235
      Chicago Air Freight                                         239
      Back Pay Bonds                                              240
      Covenants                                                   242
      IAM National Pension Plan                                   245

April 10, 1992

Mr. William O'Driscoll
President - Directing General Chairman
District Lodge 142
International Association of Machinists
  and Aerospace Workers 400 N.E. 32 Street
Kansas City, Missouri 64116

Dear Mr. O'Driscoll:

This will confirm our agreement reached during negotiations that there are currently four (4) Metropolitan Areas covered by the Mechanics and Related Employees Agreement. These areas are: San Francisco (SFO-OAK), Kansas City (MKC-KCI), Chicago (ORD-MDW), and New York (JFK-LGA-EWR).

Each Metropolitan Area is considered one point under this agreement. All work at each location at the point covered by this agreement will be performed by the appropriate classification at the point.

With the exception of New York, each location within the Metropolitan Area is regarded as a separate station for purposes of bidding.
Accordingly, an employee bidding for one of these three (3) Metropolitan Areas must be specific as to location desired. In the event he desires to transfer to a Metropolitan Area, but has no specific choice of location, he should place a bid for each location.

Under historical practice, all locations within the New York Area are regarded as a single station. An employee bidding to the New York Area is permitted to select his location (LGA-EWR or JFK) upon arrival at New York, seniority permitting. At the time an employee places a bid for New York he is not privileged to specify location within the Metropolitan Area, but will be privileged to exercise seniority for location upon arrival in the area.

                                        Very truly yours,
                                        /s/ William L. Schecter

                                        William L. Schecter
                                        Staff Vice President
                                        Labor Relations

Agreed and Accepted:
/s/ William O'Driscoll

William O'Driscoll

                      LEAD SYSTEMS TECHNICIAN

The Company and the Union hereby agree to maintain the classification of Lead Systems Technician. The following Supplemental Agreement is intended to express the understanding of the parties with regard to such classification.

(1) The responsibilities of a Lead Systems Technician will fall into one of four designated specialty categories, which are: Systems-Structures, Power Plant, Systems-Structures/Power Plant, and Avionics (Electrical/ Electronics). Personnel selected for a given specialty category(s) must have and maintain valid license(s) as follows:

     Systems-Structures                 FAA "A&P"
     Power Plant                        FAA "A&P"
     Systems-Structures/
     Power Plant                        FAA "A&P"
     Avionics (Electrical/              FCC 2nd Class Radio
     Electronics)                       Telephone or higher

(2) (a) A Lead Systems Technician will be provided with the necessary training to enable him to carry out his responsibilities as referred to in paragraph (1) above in the appropriate specialty category(s). Such training may be conducted at his assigned location, at a manufacturer's plant or at another location by regular TWA and/or factory instructor.

     (b) Upon selection as a Lead Systems Technician, an employee will normally receive initial training in the amount of 120 hours of classroom training by a regular TWA Instructor and/or factory instructor, and on-the-job training as necessary which may initially be provided by a Specialty Foreman and subsequently by a Lead Systems Technician in the same specialty category. Additionally, the Lead Systems Technician will receive training as required when:

          (1) There has been a major change in the systems and or components of the aircraft systems to which he is assigned.

          (2) After working at a location or locations where an aircraft type or model does not operate to or through and which will start operation to or through his assigned location and/or when he moves to a location to or through which a type or model of aircraft operates on which he has not received training in the past two (2) years.

          (3) When a new model aircraft enters the service of the Company on which he has not received previous training and which will operate to and/or through his assigned location.

         (4) There has been a combination of the specialty to which he is assigned with another specialty, as mutually agreed to by the Company and the Union.

     (c) Following initial training and/or recurrent training by regular TWA instructors and/or factory instructors on an aircraft system or function, the Lead Systems Technician will be required to pass written tests with passing grades as agreed upon by the Company and the Union. In the event that a Lead Systems Technician fails to pass a required test, he may request that the results of his examination be inspected by a person(s) to be designated by the President-General Chairman of District 142.

     (d) A Lead Systems Technician will be expected to stay abreast of technical information published by the Company and applicable to those aircraft and/or systems on which he has received training pertaining to his specialty. Examples would be Engineering Change Orders, Maintenance Service Letters, Special Checks, Special Inspections and other specifically pertinent information.

(3) All provisions of the Basic TWA-IAM Agreement (hereinafter referred to as the Basic Agreement) will be applicable to the classification of Lead Systems Technician, except as modified by this Supplemental Agreement.

(4) (a) To be eligible for the position of Lead Systems Technician an employee must: (1) currently be engaged in aircraft maintenance work under the Basic Agreement as a Mechanic or Crew Chief Mechanic, Inspector or Crew Chief Inspector, Flight Simulator Technician or Crew Chief Flight Simulator Technician, or Crew Chief Systems Technician, and must have been engaged in such work for the past five (5) consecutive years or more; and, (2) possess the applicable license(s) outlined in paragraph (1) above.

     (b)  The senior employee(s) eligible in accordance with paragraph
          (4)(a) above submitting a bid shall be required to take and pass the applicable entrance examination(s) before being named successful bidder. The entrance examination(s) and passing grade(s) shall be agreed upon by the Company and the Union. There will be separate examinations for each specialty category referred to in paragraph (1) above.

(5) (a) Article 10(c) of the Basic Agreement shall not apply to this Supplemental Agreement.

     (b) Article 10(B)(13) of the Basic Agreement shall not apply to this Supplemental Agreement.

     (c) Article 10(a)(9) and 10(b)(5) of the Basic Agreement shall not apply to this Supplemental Agreement and shall be replaced, for the purpose of this Supplemental Agreement only, by paragraph (5)(d) below:

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     (d)  Except as provided in paragraph (7) below, any Lead Systems
          Technician vacancy(s) which is not filled locally under the provisions of Article 10(a)(5) of the Basic Agreement will be bulletined only at the point where the vacancy exists and will remain on the board for fifteen (15) calendar days, and, if not filled locally within forty-five (45) calendar days after the bulletin is posted, the vacancy(s) will then be filled from preference bids of employees on file from other points as provided in Article 10(a)(5), (6), (7) and
          (8) of the Basic Agreement. If not filled under the provisions of this paragraph (5)(d) as outlined above the vacancy would then be bulletined at all points where employees covered by the Basic Agreement are located. Each bulletin will state the number of jobs to be filled, the specialty category applicable to each job, the point (location), the date the successful bidder is expected to report, and shall specify a final date after which bids will not be considered. Such date shall be not less than fifteen
          (15) calendar days after the bulletin is posted.

     (e) Article 10(b)(14) of the Basic Agreement shall not apply to this Supplemental Agreement.

     (f) Article 10(b)(15) of the Basic Agreement shall not apply to this Supplemental Agreement, and shall be replaced, for the purpose of this Supplemental Agreement only, by paragraph
          (5)(g) below:

     (g) After an employee has been chosen to fill a job, the proper officials of the Company shall mail to the President-General Chairman and all shops and locations a notice to be posted on the bulletin boards showing the name, number of openings, location, and seniority date of the employee(s) selected to fill the job. Such notice shall be mailed within seven (7) calendar days after the successful bidder is selected.

     (h) For the purpose of this Supplemental Agreement only the words "ninety (90) days" as they appear in Article 10(b)(16) of the Basic Agreement shall be replaced by the words "one hundred and eighty (180) days."

     (i) The third sentence of Article 10(b)(19)(b) of the Basic Agreement shall not apply to this Supplemental Agreement. For the purpose of this Supplemental Agreement only, wherever the word "committee" is used in Article 10(b)(19) of the Basic Agreement, such word shall be replaced by the words "Special Technical Review Committee."

     (j) The requirements referring to completion of "Mechanic's Examination(s)" as set forth in the Basic Agreement shall not apply to an employee promoted to Lead Systems Technician or laterally transferring between a Lead Systems Technician specialty category or categories. However, he will be required to pass the applicable entrance examination(s) as referred to in paragraph (4) of this Supplemental Agreement. Employees reduced or bidding down will be required to meet the license(s) and/or examinations requirement as set forth under the Basic Agreement.

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(6)  (a)  Lead Systems Technicians will be selected by basic Mechanic
          Seniority.

     (b) The position of Lead Systems Technician shall be added to the classifications listed in Article 6 of the Basic
          Agreement.

     (c) Lead Systems Technician seniority will not be used to displace on the system except as provided in paragraph (7) below.

     (d) Article 6(f)(12) of the Basic Agreement shall not apply to employees promoted to the Lead Systems Technician classification, laterally transferring between the specialty categories in such classification, reduced from such classification, or recalled to such classification.

(7) Any change in the requirements of the service for the LSTs will be governed by the following:

     (a) When any changes in the level of LST staffing at any location/point or in any LST specialty are contemplated, the Company will notify the Union and the parties will mutually agree as to whether such changes are needed. The Company will not request such changes unreasonably and the Union will not unreasonably withhold its agreement. If TWA establishes an additional hub, technical service station and/or integrates an airline acquired by merger, acquisition or otherwise, the parties will mutually agree upon appropriate LST staffing at these new facilities using 8(d) below as a guide.

     (b) (1) The affected LSTs may elect to relocate to the location where additional LSTs are required or to any vacancy in the LST classification at another location if qualified. (See paragraphs 4(a) and 4(b) above.)

               Should the affected LST elect to relocate, he will be allowed either actual moving expenses for household effects up to a maximum of 3,000 pounds gross weight for a single employee and up to a maximum of 8,000 pounds gross weight for an employee with one dependent plus an additional 500 pounds gross weight for each additional dependent or a sum of money equal to the existing tariff for moving 5,500 pounds of household effects between the two points. If the employee elects to drive his own automobile to the point he shall be reimbursed at a mileage rate equal to the amount allowed by the federal government for federal employees for the most direct AAA mileage between the points from and to which he is being transferred. plus en route expense at the rate of one dollar and fifty cents ($1.50) per hour (based upon 400 miles travel per day). An employee who does not drive to his new point will be allowed enroute expenses for twenty-four
               (24) hours at one dollar and fifty cents ($1.50) per hour. Additionally, an employee will be allowed $300 relocation expense.

          (2)  Should the affected LST elect not to fill a vacancy,
               Article 6(e)(4), (5) and (6) of the Agreement shall apply. An LST who elects to displace on the system may do so in his own specialty or any other specialty in which he is qualified. (See paragraph 4(a) and 4(b).)

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

(8) (a) The provisions of Article 7 of the Basic Agreement shall apply, except that Lead System Technician(s) may have scheduled shift starting times thirty (30) minutes prior to the regular shift starting time of other employees in the Mechanic or higher classification to provide coordination time with the Lead Systems Technicians whom he is relieving. Depending upon the requirements of the service, Lead Systems Technician(s) may be required to extend their shift thirty
          (30) minutes to provide necessary technical knowledge and guidance to other classifications. For the purpose of this thirty (30) minute time only, the provisions of Article 8(a) shall be amended to provide for a minimum of thirty (30) minutes overtime.

     (b) The Company may establish rotating shift schedules for Lead Systems Technician(s) in accordance with the provisions of
          Article 19(a), (b), (c), and (d)(3) of the Basic Agreement.

     (c) The provisions of Article 16 of the Basic Agreement shall apply, except that for the purpose of vacation selection, Lead Systems Technician(s), at a point and/or location, shall be considered as one seniority grouping within a classification. When, because of the limited number of Lead Systems Technicians at a location, it is necessary to combine Lead Systems Technician specialties for the purpose of vacation selection, such vacation selection will be handled in accordance with the provisions of Article 16(m), except that the Union recognizes the Company's right to limit the number of employees in a specialty that may be on vacation during a given period.

     (d) The classification of Lead Systems Technician shall be operative at points/locations designated as JFK, LAX, MKC (MCI Major Base Maintenance which replaces MKC), MCIB (MCI Overhaul Base) and STL.

     (e) The Classification of Lead System Technician will be staffed in accordance with the needs of the operation at the points/locations specified in paragraph 8(d) above.

     (f) Lead Systems Technician(s) will be assigned at any point/location not mentioned in paragraph (8)(d) above where Specialty Foremen continue to be assigned.

     (g) Lead System Technicians at MCI. MBM and MCIB may be used at either location as determined by the Maintenance Department.

Dated:  August 1, 1999
                                         /s/ Linda L. Ferchland
                                         /s/ Ed LaClair

April 10, 1992


Mr. William O'Driscoll
President - Directing General Chairman
District Lodge 142
International Association of Machinists
  and Aerospace Workers 400 N.E. 32 Street
Kansas City, Missouri 64116



Dear Mr. O'Driscoll:


During the course of negotiations which led to the Agreement dated April 10, 1992, the parties agreed that the Company will notify the President-Directing General Chairman, District #142 or his designated representative as soon as possible following the Carrier's receipt of notice of the acceptance date(s) of new or leased aircraft which it obtains.








                                   Very truly yours,
                                   /s/ William L. Schecter

                                   William L. Schecter
                                   Staff Vice President
                                   Labor Relations

Agreed and Accepted:
/s/ William O'Driscoll

William O'Driscoll


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

January 28, 1970

Mr. David J. Crombie
Vice President-Industrial Relations
Trans World Airlines, Inc.
605 Third Avenue
New York, New York 10016

Subject:  Aircraft Acceptance Inspectors

Dear Mr. Crombie:

Employees accepting temporary transfer to "Aircraft Acceptance Inspectors" will continue to accrue seniority while so assigned, provided they maintain membership in good standing as defined in Article 26(a). An employee returning from such temporary assignment shall return to the point, location, classification, and seniority grouping from which transferred, seniority permitting, and displace the least senior employee and exercise seniority for shift and days off assignment.

Selection of employees for acceptance inspection and/or retention in such work will be made from among TWA Inspectors in order of seniority to the extent practical. If any employee requests an explanation for refusal to accept or retain him in such assignment it will be furnished. Acceptance inspection work on new aircraft being constructed for delivery to TWA is not covered by the TWA-IAM Agreement, and the experience gained during the special assignment will not be used to the disadvantage of other employees in connection with work covered by the TWA-IAM Agreement.

This letter cancels and supersedes the letter dated January 2, 1964, from Mr. Cliff Miller to Mr. John P. Mead.

                                   Very truly yours,
                                   /s/ John J. Schwind

                                   John J. Schwind
                                   President - General Chairman
                                   District Lodge 142
                                   International Association of
                                     Machinists

Agreed and Accepted:
/s/ D. J. Crombie

D. J. Crombie


                                                                    121


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

                 CREW CHIEF SUPPLEMENTAL AGREEMENT

The Company and Union hereby agree to implement a Crew Chief concept.

A Crew Chief shall be responsible for the leading, directing, and assigning the work of his crew.

It is recognized that the establishment of the classification of Crew Chief and the implementation of the Crew Chief program may expose the parties to those problems associated with the inauguration of any system. Therefore, each of the parties has reserved the right to bring any problems associated with the implementation of this program, whether or not such problem was the subject of discussion during these negotiations, to the attention of the other party. Upon setting forth, in writing, the problem or problems involved the parties will, within thirty (30) days of receipt of such notice, convene a meeting for the purpose of resolving the issue.

The Crew Chief shall be responsible to management for the overall performance of the employees assigned to his crew and the timely and satisfactory completion of work assignments by insuring that:

A.   Management instructions are promptly and correctly complied with.

B. Employees assigned to his crew are properly utilized and instructed for the safe and efficient performance of their daily work.

C. Work assignments are carried out in compliance with operational and safety procedures required by the policies of the Company and appropriate Governmental Regulations.

D. Required forms, records, reports and other paperwork are completed legibly and corrective.

E. Employees assigned to his crew use only those vehicles, tools and equipment on which the Company has determined such employees to be qualified.

F. Assigned equipment is in proper operating condition, scheduled for maximum utilization and operated properly for the purpose intended.

G. Hazardous conditions, unsafe practices, improperly functioning equipment and tools are immediately brought to the attention of management for appropriate corrective action.

The Crew Chief shall be responsible to management for insuring compliance with all Company, policies, while on the job by, those employees assigned to him.


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

In addition to the above, the Crew Chief shall, upon request, assist management in areas such as, but not limited to:

A.   Periodic evaluation of operational requirements and performance.

B.   Operational planning and scheduling.

C.   Evaluation of training methods and techniques.

D.   Evaluation of equipment, vehicles and tools.

E. Performance appraisal of employees by providing oral advice and comments.

Crew Chiefs will be selected in accordance with the seniority and bidding procedures of this Agreement.

When an aircraft is being returned to service, and there is a need for coordination beyond the scheduled shift involving flight control rig checks, landing gear rig checks, or avionics system checks, a Crew Chief (Mechanic) assigned to a particular aircraft may be required to continue that assignment on overtime notwithstanding the provisions of the local overtime agreement. The Department Steward will be timely notified of the assignment. The overtime worked will be recorded for distribution purposes.

In conjunction with those duties outlined in the Crew Chief job descriptions, the Crew Chief will be responsible for the planning and assigning of the daily work of his crew. In order to facilitate this process, the Company may require the Crew Chief to start work up to thirty (30) minutes in advance of the starting time of his basic shift. When this occurs, the Crew Chief will be paid at the overtime rate for actual time of early report.


Dated:  April 10, 1992

                                   /s/ William L. Schecter
                                   /s/ William O'Driscoll

April 10, 1992

Mr. William Schecter
Staff Vice President
Labor Relations
Trans World Airlines, Inc.
110 South Bedford Road
Mt. Kisco, New York 10549

SUBJECT:  CREW CHIEF CONCEPT

Dear Mr. Schecter:

This will confirm our agreement that the crew chief concept will be implemented in total one hundred eighty (180) days after the signing of this agreement-

During this one hundred eighty (180) day period, all Crew Chiefs in all classifications will be trained in the crew chief concept.

All crew chief work/functions performed by supervisors and management will be transferred to the Crew Chief no later then the implementation date.

The crew chief concept will function in accordance with all the requirements of the collective bargaining agreement.

                                  Very truly yours,
                                  /s/ William O'Driscoll

                                  William O'Driscoll
                                  President
                                  General Chairman

Agreed and Accepted:
/s/William L. Schecter

William L. Schecter


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

April 10, 1992

Mr. William O'Driscoll
President - General Chairman
District Lodge 142
International Association of Machinists
   and Aerospace Workers
400 N.E. 32 Street
Kansas City, Missouri 64116

Re: Crew Chiefs

Dear Mr. O'Driscoll:

This letter will clarify the parties' intent concerning the implementation of the Crew Chief Concept.

The parties in reaching this Agreement have emphasized the Crew Chief's responsibilities for the routine direction of the employees assigned to him. The Crew Chief will be the individual who is primarily responsible for the direction of the employees covered by this Agreement. The making and revising of individual assignments to the work force shall be accomplished by a Crew Chief. If the Crew Chief is unavailable in point of time adequately to handle a situation the making or revising of an individual work assignment may be accomplished by management. In the event of conflicting orders, the responsibility shall be assumed by the last individual issuing such order.

The supervision of the work force is ultimately the responsibility of management.

                                   Very truly yours,
                                   /s/ William L. Schecter

                                   William L. Schecter
                                   Staff Vice President
                                   Labor Relations

Agreed and Accepted:
/s/ William O'Driscoll

William O'Driscoll

                       ASSISTANT RAMP SERVICEMEN

This will confirm our understanding reached during negotiations concerning TWA's competitive need to employ assistant ramp servicemen in order to meet staffing requirements for operational peaks. It is the intention of the parties that all of the provisions of the basic agreement shall apply to such employees except as follows:

1. Prior to the staffing of assistant ramp servicemen at a point. the Company will notify and consult with representatives of the Union to review staffing requirements in accordance with the provisions of this Letter.

2. The Company will not staff assistant ramp servicemen at a location unless and until all full-time ramp service employees are recalled at that point. Further, any subsequent reductions in the work force due to operational requirements at that point will be accomplished from among assistant ramp servicemen, in accordance with Article 6 of the Agreement, before any full-time ramp service employee is reduced or furloughed.

3. Qualified employees covered by the TWA-IAM Agreements desiring to bid to assistant ramp service vacancies may do so in accordance with Article 10 of the Mechanic and Related Employees Agreement. A successful bidder who fills an assistant ramp service vacancy will retain and continue to accrue seniority in the ramp service classification and any classification below ramp service in which he holds seniority at the one-half accrual rate described in paragraph 11 of this letter of agreement.

     The moving expense provisions of the TWA-IAM Agreement will not be applicable to assist ramp service vacancies.

4. The number of assistant ramp service employees hired pursuant to this letter will not exceed 10% of the ramp service employees staffed on a full-time basis at each point and shall not exceed 10% at the location in a metropolitan area. Any fraction will be rounded up to the next whole number. The Company will be permitted to staff at least three (3) assistant ramp service employees at any location.

5. Assistant ramp servicemen will be assigned to ramp service crew chiefs who will Crew Chief and direct assistant ramp servicemen in accordance with all of the provisions of the Agreement covering ramp service crew chiefs. Assistant ramp servicemen will not be eligible for Acting Crew Chief Assignments provided for in Article 10(c).

6.   An assistant ramp service employee's hours shall consist of twenty
     (20) hours of five (5) four-hour days worked within seven (7) consecutive days. Midnight Sunday to midnight Sunday will constitute a regular work week. Each assistant ramp serviceman will have two (2) consecutive days scheduled as regular days off in each work week.

7. A maximum of two (2) shifts during a twenty-four (24) hour period, which shall have a minimum separation of four (4) hours, may be established at each location for assistant ramp service employees. Assistant ramp servicemen will bid these shifts by classification separately from ramp service shifts.

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


8. An assistant ramp serviceman will receive a ten (10) consecutive minute rest period during his regular shift.

9. Assistant ramp servicemen will not be offered extended work hours in addition to their regular work schedule or overtime hours unless sufficient overtime of the duration needed (day off, post shift, pre-shift or recall) is first offered and filled by, full-time ramp servicemen in accordance with Article 8 and prevailing local overtime agreements.

10. Assistant ramp service employees will receive overtime compensation in accordance with Article 8 for work in excess of eight (8) hours in a work day or forty (40) hours in a work week.

11. Seniority: A separate seniority roster will be maintained for assistant ramp servicemen. Seniority dates will be established in accordance with Article 6 and 10 of the TWA-IAM Agreement.
     Assistant ramp service employees shall accrue seniority at the rate of half of a full-time employee.

     Seniority will accrue at one-half the regular rate for purposes of bidding, vacation accrual, sick leave, occupational injury leave and layoff pay. The one-half accrual rate will be based on the employee's regular work schedule.

     Assistant ramp servicemen will be subject to a one hundred and twenty (120) calendar day probationary period.

12. An assistant ramp serviceman will be eligible to bid for vacancies in the mechanic classification or lower (and if he does not hold seniority in the classification into which he desires to transfer, he may submit a company seniority bid). In filling vacancies, company seniority bids of full-time employees at the point and company seniority bids of full-time employees at other points will be given preference over company seniority bids of assistant ramp servicemen at the point. Such bids shall be handled in the same manner as set forth in Article 10(b)(1) and Article 10(b)(2).

13. Assistant ramp servicemen will not have system seniority rights for displacement purposes.

14. Benefits: Assistant ramp servicemen will be allowed sick leave based on the accrual rates outlined above and in accordance with
     Article 17.

     Assistant ramp service employees will receive the same benefits as the full-time ramp service employee except that during their probationary period medical/dental insurance will not be provided for dependents.

     Pension benefits for assistant ramp servicemen will be determined as defined under the provisions of the Retirement Plan for Mechanics and Related Employees.

15. Wages and Premiums: Assistant ramp servicemen will be paid as provided in Schedule A of the TWA-IAM Agreement.

     Assistant ramp servicemen will not receive premium pay described in Articles 18 and 19 of the TWA-IAM Agreement. If an assistant ramp service employee transfers to a full-time position, he will begin receiving longevity premium based on his seniority accrual described in paragraph 11 above.

16. Any deviation of the staffing of assistant ramp service employees at an location as provided for in this agreement may be made when agreed upon by the President-General Chairman of District 142 and the T.W.A. Senior Vice President of Labor Relations. Such deviation is subject to a 30-day cancellation notice by either party.


Dated:  April 10, 1992
                                   /s/ William L. Schecter
                                   /s/ William O'Driscoll

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

January 28, 1970

Mr. John J. Schwind
President-General Chairman
District 142
International Association of Machinists
   and Aerospace Workers
206 E. 32nd Avenue
Kansas City, Missouri 64116

Dear Mr. Schwind:

This will confirm the understanding reached between the Company and the Union during the negotiation of the TWA-IAM Agreement signed January 28, 1970.

At locations where the Inspector classification is not presently employed, there will be established, as required, Inspector Designee(s). The number of shift(s) on which such Inspector Designee(s) are required will be determined by the Company and they shall be selected, in seniority order, from mechanics on such shift(s) holding A&P or other appropriate license(s). In the event senior employees do not exercise their seniority for this assignment the least senior employee(s) who meets the above license requirements will be assigned.

The employee(s) so assigned will receive 15 cents per hour to be included in his basic rate for as long as he remains on that shift as an Inspector Designee. The Company may appoint Inspector Designee alternates, on a one for one basis per shift, who will function in the absence from duty of their respective Inspector Designee(s). The
Designee alternate will receive 15 cents per hour in addition to his basic rate for all hours worked on required inspection items, with a minimum of four (4) hours on each occasion.

Inspector Designee assignments on through flights may be performed by the senior Crew Chief Mechanic on duty if neither the Inspector Designee nor his alternate is present. In this event such senior Crew Chief Mechanic will receive 15 cents per hour in addition to his basic rate for all hours worked on required inspection items, with a minimum of four
(4) hours on each occasion.

No employee will be delegated the authority as Inspector Designee or Inspector Designee alternate for a period of less than thirty (30) calendar days. The use of the Inspector Designee will not circumvent the assignment of regular inspectors when this classification is required under the terms of the Agreement.

                                   Sincerely yours,
                                   /s/ D. J. Crombie
                                   D. J. Crombie
                                   Vice President -
                                   Industrial Relations
Agreed and Accepted:
/s/ John J. Schwind
John J. Schwind

January 28, 1970

Mr. John J. Schwind
President-General Chairman
District Lodge 142
International Association of Machinists
 and Aerospace Workers
206 East 32nd Avenue
Kansas City, Missouri 64116

Dear Mr. Schwind:

In the Agreement signed January 28, 1970, we have agreed that the work of a Crew Chief Mechanic/Mechanic shall include the taxiing of Company aircraft.

The Company will solicit preferences of Line Crew Chief
Mechanics/Mechanics desiring to be qualified for taxi duty and will certify for taxi duty in seniority order by shift at the point and/or location and limited to the three (3) shifts.

To qualify, for taxi certification, a Crew Chief Mechanic/Mechanic must possess the necessary FAA and FCC licenses; must meet the standards for taxiing service established by the local Airport Authority and must meet the visual color blindness and 20/30 vision corrected and normal hearing standards established by the Company.

A Crew Chief Mechanic/Mechanic who successfully qualifies for taxiing aircraft by meeting the standards set forth above, shall be trained by the Company in taxiing aircraft and must pass a proficiency examination administered by the Company prior to his certification for taxiing.

A Crew Chief Mechanic/Mechanic, to maintain his certification for taxiing shall each six (6) months thereafter pass a proficiency examination.

A taxi crew shall be required to perform systems functional checks prescribed by the Company while enroute.

Failure to qualify as above, shall not jeopardize the employee's status for work other than taxiing of aircraft.

                                   Sincerely yours,
                                   /s/ D. J. Crombie

                                   D. J. Crombie
                                   Vice President -
                                   Industrial Relations
Agreed and Accepted:
/s/ J. J. Schwind

J. J. Schwind

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

January 28, 1970

Mr. John J. Schwind
President-General Chairman
District 142
International Association of Machinists
   and Aerospace Workers
206 East 32nd Avenue
Kansas City, Missouri 64116

Dear Mr. Schwind:

In connection with the work of a Mechanic as it concerns building maintenance and repair work as defined in Article 4(a)(7), the Company and the Union recognize the need to utilize contractors for major construction work, major repairs and major building alterations which may not be able to be carried out by the Mechanic work force at a given location.

Accordingly, the local manager responsible will discuss with the Local Union Representative such plans in a timely way, prior to the execution of any such contract.

                                   Sincerely yours,
                                   /s/ D. J. Crombie

                                   D. J. Crombie
                                   Vice President -
                                   Industrial Relations

Agreed and Accepted:
/s/ J. J. Schwind

J. J. Schwind

January 28, 1970

Mr. John J. Schwind
President-General Chairman
District 142
International Association of Machinists
   and Aerospace Workers
206 East 32nd Avenue
Kansas City, Missouri 64116

Dear Mr. Schwind:

In the event that employees covered by this Agreement are required, prior to the general adoption of the metric standard in the United States, to use hand tools of metric design or calibration in the course of their assigned work, such tools will be made available by the Company at no cost to the employees.




                                   Sincerely yours,
                                   /s/ D. J. Crombie

                                   D. J. Crombie
                                   Vice President -
                                   Industrial Relations

Agreed and Accepted:
/s/ J. J. Schwind

J. J. Schwind

132


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

January 28, 1970

Mr. John J. Schwind
President-General Chairman
District 142
International Association of Machinists
and Aerospace Workers
206 East 32nd Avenue
Kansas City, Missouri 64116

Dear Mr. Schwind:

During the course of the negotiations of the Agreement signed January 28, 1970, the parties recognized that the question of snow removal constitutes a unique operating problem and agreed as follows:

The Company will utilize its own Mechanics for snow removal to the extent it has mechanical snow removal equipment available. In the application of the foregoing, preference will be given to plant maintenance Mechanics where staffed to the extent practicable. Overtime procedures will be utilized to obtain overtime as required to operate such equipment. As long as Company Mechanics and equipment are engaged in snow removal as aforesaid, the Company may supplement with other mechanized snow removal equipment as necessary.

                                   Sincerely yours,
                                   /s/ D. J. Crombie

                                   D. J. Crombie
                                   Vice President -
                                   Industrial Relations

Agreed and Accepted:
/s/ J. J. Schwind

J. J. Schwind

April 10, 1992

Mr. William O'Driscoll
President - Directing General Chairman
District Lodge 142
International Association of Machinists
   and Aerospace Workers
400 N.E. 32nd Street
Kansas City, Missouri 64116

Dear Mr. O'Driscoll:

During the negotiations which led to the Agreement signed April 10, 1992, the Company and the Union agreed that at JFK, ORD, MKC, MCI, STL, LAX and SFO, all ground two-way radio ramp communications equipment will undergo all minor or major repairs to the extent of existing available equipment and qualified manpower.

Additionally, it is understood and agreed that as such capability becomes available, in the normal course of expansion of TWA facilities for purposes of aircraft maintenance and repair, at other locations on the Company's domestic system, such repair work outlined above will be performed at those locations.

                                   Sincerely yours,
                                   /s/ William L. Schecter

                                   William L. Schecter
                                   Staff Vice President
                                   Labor Relations

Agreed and Accepted:
/s/ William O'Driscoll

William O'Driscoll

April 10, 1992

Mr. William O'Driscoll
President - Directing General Chairman
District Lodge 142
International Association of Machinists
  and Aerospace Workers
400 N.E. 32nd Street
Kansas City, Missouri 64116

Dear Mr. O'Driscoll:

This will confirm our understanding reached during negotiations leading to the Agreement dated April 10, 1992, concerning Stores Clerk work.

It is agreed that at stations other than the Overhaul Base and Technical Services locations, Stores Clerks will be staffed on a shift in accordance with the needs of the service, i.e., if there are four (4) hours or more of Stores Clerk work on that shift (to be defined as any 8 hour period). On a shift where Stores Clerks are not staffed and a part(s) is issued/received, the Crew Chief Mechanic will be responsible for having such part(s) issued/received and recorded for the Stores Clerk. When it is anticipated or known that additional Stores' work is to be performed, overtime will be requested from the Stores classification.




                                   Very truly yours,
                                   /s/ William L. Schecter

                                   William L. Schecter
                                   Staff Vice President
                                   Labor Relations

Agreed and Accepted:
/s/ William O'Driscoll

William O'Driscoll

April 10, 1992

Mr. William O'Driscoll
President - Directing General Chairman
District Lodge 142
International Association of Machinists
   and Aerospace Workers
400 N.E. 32nd Street
Kansas City, Missouri 64116

Dear Mr. O'Driscoll:

This is to confirm the agreement reached during the negotiations concerning stores work.

At stations other than the overhaul base, technical service locations, and major stations where mechanics and stores clerks are not staffed, the Crew Chief ramp service person shall be responsible for all stores functions. At stations where station agents are staffed, the employee-in-charge will have the responsibility for all stores functions.

All stores functions will remain included in the computation of stores work in determining whether mechanics and or stores clerks are staffed as required under the four-hour rule.

                                   Very truly yours,
                                   /s/ William L. Schecter

                                   William L. Schecter
                                   Staff Vice President
                                   Labor Relations

Agreed and Accepted:
/s/ William O'Driscoll

William O'Driscoll

October 18, 1976

Mr. Quenton A. Kerr
President-General Chairman
District 142
International Association of Machinists
   and Aerospace Workers
400 N.E. 32nd Avenue
Kansas City, Missouri 64116

Re:  Stores Clerks

Dear Mr. Kerr:

This is a clarification of the understanding reached between the Company and the Union relative to the problems the parties have experienced in the implementation of the stores clerk classification work as negotiated under the January 28, 1970, Agreement. However, this does not negate the above January 28, 1970, Agreement and is in addition to the normal duties performed by stores clerks.

1.   Automotive and Building Maintenance
     -----------------------------------
     a. All building maintenance and automotive parts and materials will be ordered and received from the vendor. All parts and materials received shall be binned, inventoried, and issued by stores clerks. All required labeling and documentation in connection with ordering, receiving, issuing, and shipping, as well as the preparation and maintenance of required records will be performed by stores clerks.

     b. Stores clerks will be responsible for the replenishment and control of all self-service stock.

     c. If a Company employee is utilized to pick up building maintenance and automotive parts and materials such employee will be a stores clerk. In addition, if a Company employee is utilized to deliver or pick up building maintenance and automotive parts and materials repaired by an outside contractor, such employee shall be a stores clerk.

     d. Where a supplier(s) has been established at a particular location and automotive and building maintenance parts and materials are not available in the stores room. the stores clerk will complete the appropriate paper work and place the order.

2.   Bulk Storage Commissary
     -----------------------
     a. Commissary Stockroom,/storage area(s) will be established at each station where there are no commissary dining units. All commissary material and supplies will be ordered, received, binned, inventoried, and issued by stores clerks. All required labeling and documentation in connection with ordering, receiving, issuing, and shipping, as well as the preparation and maintenance of required records will be performed by stores clerks.

     b. The delivery of working stock to the buildup areas will be the responsibility of the stores clerk.

     c. All liquor, alcoholic beverages, and bar supplies will be handled in accordance with (a) above. However, at stations were the liquor storage area and liquor buildup area are one and the same, all liquor, alcoholic beverages, and bar supplies will be ordered, received, binned, and inventoried by stores clerks.

3.   Caterer
     -------
     In the administration of Article 4(a)(10), the Company agrees that any inventory(s) required by the Company will be performed by a stores clerk. The Company further agrees to use stores clerks at least once a month to conduct a Company inventory(s). Company material shipped COMAT/RIMAT to the caterer will be delivered by a stores clerk.

4.   Pickup Area
     -----------
     In the administration of Article 4(a)(10), the parties agree all parts, materials, and supplies being air shipped to and from stores will be delivered to a pickup area designated by the Company for transfer of such parts, materials, and supplies from ramp service to the stores classification.

5.   Stationery Supplies
     -------------------
     a. At airport locations where stationery supply room(s) are maintained, stores clerks will receive and deliver stationery supplies (specifically excluding ticket stock and locally purchased petty cash items) and place inside the supply room(s).

     b. At airport locations where a stationery supply room is not maintained, delivery to any office facilities will be at a point designated by the Company.

     c. The parties are in agreement that non-stationery supplies and materials i.e., typewriters, etc., are delivered to the user or addressee.

6.   Downtown Deliveries
     -------------------
     Stores clerks will transport COMAT/RIMAT material originating out of MCI or station stores to downtown drop point(s) designated by the Company within the city or metropolitan area at the following locations: BOS, JFK, LGA, EWR, PIT, STL, DCA, MCI/KCI, PHL, LAX, SFO, and ORD.

                                 Very truly yours,
                                 /s/ W. J. Dougherty
                                 W. J. Dougherty
                                 Vice President -Industrial Relations

Agreed and Accepted:
/s/ Quenton A. Kerr

Quenton A. Kerr

October 18, 1976

Mr. Quenton A. Kerr
President-General Chairman
District 142
International Association of Machinists
   and Aerospace Workers
400 N.E. 32nd Avenue
Kansas City, Missouri 64116

Re: Stores Letter

Dear Mr. Kerr:

This will confirm our understandings with regard to Stores Clerks that at the Kansas City Overhaul Base, the following will govern mail room activity:

(1) Stores Clerks will deliver all outgoing packages and/or letters containing stocked forms destined for mail (Company or U. S.) to the mail room.

(2) Stores Clerks will pick up from the mail room for stores all items outlined in (1).

(3) Parts, materials, and stationery supplies (other than stationery supplies as in (4)(a) of this letter) will not be handled by Mail Clerks.

(4)  Stationery supplies will be delivered and handled as follows:

     (a) Second and third floors - Building One - such supplies will be delivered to the floor freight elevator area by a Stores Clerk and distributed by Mail Clerks.

     (b)  First floor - Delivered by Stores Clerks.

(5) Distribution of mail - Company and U. S. - to Building Two, Engine Overhaul will be by Mail Clerks. Other items will be delivered by Stores Clerks.

                                    Very truly yours,
                                    /s/ W. J. Dougherty

                                    W. J. Dougherty
                                    Vice President -
                                    Industrial Relations

April 10, 1992

Mr. William O'Driscoll
President - General Chairman
District Lodge 142
International Association of Machinists
  and Aerospace Workers
400 N.E. 32nd Street
Kansas City, Missouri 64116

Dear Mr. O'Driscoll:

This is to confirm the agreement reached between the parties during negotiations concerning the performance of Plant Maintenance, Stores Clerks, and Janitor's work at the Trans World Technical Training
Academy.

The parties agree that TWA Plant Maintenance Mechanics will perform required plant maintenance function at the Trans World Technical
Training Academy.

The TWTTA shall be added to paragraph 1 of the Janitor Letter of Agreement (on Page 144 of the current agreement) with the exception of space leased to other tenants.

Stores Clerks shall perform Stores work at this facility in accordance with the Letters of Agreement on Page 137, and Page 139 of the Agreement.

                                   Very truly yours.
                                   /s/ William L. Schecter

                                   William L Schecter
                                   Staff Vice President
                                   Labor Relations

Agreed and Accepted:
/s/ William O'Driscoll

William O'Driscoll

January 28, 1970

Mr. John J. Schwind
President-General Chairman
District 142
International Association of Machinists
   and Aerospace Workers
206 East 32nd Avenue
Kansas City, Missouri 64116

Dear Mr. Schwind:

This will confirm conversations between the Company and the Union during the course of the negotiations leading to the IAM-TWA Agreement signed January 28, 1970.

It is the policy of the Company to handle, to the extent possible, all cargo and freight through its cargo warehouses.

It is understood that the Company may utilize open dock facilities adjacent to cargo warehouses for the loading and unloading of cargo. Such loading and unloading will be done by Ramp Servicemen.

In instances when it is impossible to handle through the cargo warehouse a specific unit of customers' freight because of its size or because of the limitations of the warehouse or cargo handling equipment, it is agreed that this type of freight may be dispatched directly to or from the ramp area to facilitate handling.

When a cargo warehouse is being used to its capacity, and then only with notice to a Crew Chief Ramp Serviceman, customers' freight may be dispatched directly to or from the ramp area to facilitate handling.

It is further understood that in the event the above are necessary, a Crew Chief Ramp Serviceman will direct the freight driver and vehicle from the entrance to the ramp area, and direct the loading and/or unloading of such freight by Ramp Servicemen under his directions. Upon the completion of the loading and/or unloading of such freight, a Crew Chief Ramp Serviceman will direct the truck and driver to the exit.

It is additionally understood that the truck driver(s) will not be permitted into any Company operated warehouse, and/or to perform any work on such premises. The truck driver(s) will perform their work behind a line drawn four feet from the truck bed on the warehouse floor.

                              Sincerely yours,
                              /s/ D. J. Crombie

                              D. J. Crombie
                              Vice President -Industrial Relations

Agreed and Accepted:
/s/ J. J. Schwind

April 10, 1992

Mr. William O'Driscoll
President - General Chairman
District Lodge 142
International Association of Machinists
   and Aerospace Workers
400 N.E. 32nd Street
Kansas City, Missouri 64116

Re:  Receipt of Air Freight

Dear Mr. O'Driscoll:

This will confirm the agreement reached during negotiations concerning the receipt of air freight shipments.

It is agreed that at other than Major Stations and the Overhaul Base(s), Customer Service agents may be assigned to receive air freight shipments when Ramp Service personnel are not available at the air freight facility to perform this function.

The receipt of such shipments shall consist of the signing for the shipment, the verification of weight and the number of pieces received. This is to facilitate the customer and to prevent any unnecessary delays. The Customer Service Agent will notify the Crew Chief Ramp Service Person of the shipment(s) received as soon as possible thereafter.

This letter of agreement is not intended to reduce the normal staffing of air freight facilities by the Ramp Service classification.

                                   Very truly yours,
                                   /s/ William L. Schecter

                                   William L. Schecter
                                   Staff Vice President
                                   Labor Relations

Agreed and Accepted:
/s/ William O'Driscoll

William O'Driscoll

August 1, 1999

Mr. Ed LaClair
General Chairman
District Association of Machinists
And Aerospace Workers
400 NE 32nd Street
Kansas City, MO 64116

Dear Mr. LaClair:

In confirmation of discussions in the course of negotiations leading to the Agreement signed August 1, 1999, the Company agrees it will maintain the classifications of Inspector and LST at SFO until the current employees attrit from these classifications. It is understood and agreed that Inspectors assigned to SFO, when not engaged in Inspector work, may be utilized in Mechanic work.

The active and furloughed Avionics mechanic(s) will be recalled and placed into the A&P specialty if qualified. If not qualified, these two
(2) employees will remain Avionics mechanics. The mechanic in the paint specialty will be placed in the Automotive specialty. The Company will continue to maintain the Automotive, Plant Maintenance and A&P specialties as well as the Stores Clerk classification. Future staffing including the Guard classification will be determined based on the needs of the service.



                                   Very truly yours,
                                   /s/ Linda Ferchland

                                   Linda L. Ferchland
                                   Director Labor Relations, Ground



Agreed and Accepted:
/s/ Ed LaClair

Ed LaClair

April 10, 1992

Mr. William O'Driscoll
President - General Chairman
District Lodge 142
International Association of Machinists and Aerospace Workers
206 East 32nd Avenue
Kansas City, Missouri 64116

Dear Mr. O'Driscoll:

The following is to clarify the understanding of the parties during the negotiations leading to the Agreement signed April 10, 1992, as to janitorial work pursuant to Article 4(a)(21) of such Agreement. The Company and Union agree that:

     (1) Required janitorial functions will be performed by Janitors covered by a TWA-IAM Agreement at the following locations: the Administrative Building at KCI, the Charles A. Lindbergh Flight Training Center, and the Trans World Technical Training Academy, with the exception of space leased to other tenants.

     (2) Required janitorial functions at the Company's airfreight terminals at JFK, LGA, EWR, ORD, MKC/KCI, LAX, SFO, STL, PIT. BOS and PHL will be performed by Janitors covered by the TWA-IAM Agreement. Such duties shall include required cleaning of the following areas: Airfreight Building lunchrooms, washrooms, walkways and offices. It is explicitly understood that work areas used by Ramp Servicemen in the performance of their normal duties in the above airfreight terminals shall be kept clean by such Ramp Servicemen.

     (3) Required janitorial functions in passenger terminal IAM locker rooms, lunchrooms, ready rooms and washrooms will be performed by Janitors and/or Fleet Service Helpers at the following locations: JFK, LGA, ORD, MKC/KCI, LAX, SFO, EWR, BOS, PHL, STL and PIT.

     (4) The Company's undertakings respecting a cutback of farm-out of janitorial work pursuant to paragraphs (1), (2) and (3) above shall be subject to the four hour rule recognized by the parties and will be implemented by the Company as soon after the effective date of the Basic Agreement between the parties as the Company can terminate or gain release from particular janitorial sub-contracts without incurring any liability or penalty.

                              Very truly yours,
                              /s/ William L. Schecter
                              William L. Schecter
                              Staff Vice President-Labor Relations
Agreed and Accepted:
/s/ William O'Driscoll
William O'Driscoll

January 28, 1970

Mr. John J. Schwind
President-General Chairman
District 142
International Association of Machinists
  and Aerospace Workers
206 East 32nd Avenue
Kansas City, Missouri 64116

Dear Mr. Schwind:

This will serve as confirmation of the Company's commitment that passes will be issued to employees covered by the TWA-IAM Agreement within one week after the pass request is received, except in cases of interline passes.




                                    Sincerely yours,
                                    /s/ D. J. Crombie

                                    D. J. Crombie
                                    Vice President -
                                    Industrial Relations


Agreed and Accepted:
/s/ J. J. Schwind

J. J. Schwind

March 14, 1975

Mr. Quenton A. Kerr
President-General Chairman
International Association of Machinists
   and Aerospace Workers
District 142
206 East 32nd Avenue
Kansas City, Missouri 64116

Dear Mr. Kerr:

This will confirm our understanding reached during negotiations leading to the Agreement dated March 14, 1975. Class 7 term pass holders and their eligible dependents who would not otherwise retain such privilege will be allowed to retain such term passes during medical leaves of absence and extensions thereto up to a maximum period of five (5) years.

                                    Very truly yours,
                                    /s/ D. J. Crombie

                                    D. J. Crombie
                                    Vice President -
                                    Industrial Relations

Agreed and Accepted:
/s/ Quenton A. Kerr

Quenton A. Kerr
President-General Chairman
District Lodge 142

April 10, 1992

Mr. William O'Driscoll
President - General Chairman
District Lodge 142
International Association of Machinists
   and Aerospace Workers
400 N.E. 32nd Street
Kansas City, Missouri 64116

Dear Mr. O'Driscoll:

During the course of the negotiations which led to the signing of the Agreement dated April 10, 1992, the parties discussed a number of problems pertaining to the pass policy and the Company's failure to comply with Article 15 of the Agreement.

The Company reaffirms its commitment to comply with Article 15 of the Agreement and should the Union deem the Company has failed to do so, it may invoke the grievance procedure.

                                   Very truly yours,
                                   /s/ William L. Schecter

                                   William L. Schecter
                                   Staff Vice President
                                   Labor Relations

Agreed and Accepted:
/s/ William O'Driscoll

William O'Driscoll

March 14, 1975

Mr. Quenton A. Kerr
President-General Chairman
International Association of Machinists
   and Aerospace Workers
District 142
206 East 32nd Avenue
Kansas City, Missouri 64116

Dear Mr. Kerr:

This will confirm our understanding reached during negotiations leading to the Agreement dated March 14, 1975, respecting Article 1l(c)(7) (disciplinary action). In cases involving the possibility of unauthorized possession of property on the employee's person, the opportunity to confer with his Union representative may be deferred by the Company. However, it is understood that a Union representative will be present during such preliminary investigation, if the employee so desires.

                                    Very truly yours,
                                    /s/ W. E. Malarkey

                                    W. E. Malarkey
                                    Staff Vice President -
                                    Labor Relations

Agreed and Accepted:
/s/ Quenton A. Kerr

Quenton A. Kerr
President-General Chairman
District Lodge 142

April 10, 1992

Mr. William O'Driscoll
President - General Chairman
District Lodge 142
International Association of Machinists
   and Aerospace Workers
400 East 32nd Street
Kansas City, Missouri 64116

Dear Mr. O'Driscoll:

This is to confirm our discussions during negotiations which led to the Agreement signed April 10, 1992, that the parties will furnish to one another any investigative agency report which they rely upon or use in any disciplinary or discharge proceeding. At the earliest possible time after they receive it, the Company shall furnish the Union with internal records used to support their position, retaining the right to delete therefrom any indication of confidential sources.

                                  Very truly yours,
                                  /s/ William L. Schecter

                                  William L. Schecter
                                  Staff Vice President
                                  Labor Relations

Agreed and Accepted:
/s/ William O'Driscoll

William O'Driscoll

January 28, 1970

Mr. J. J. Schwind
President-General Chairman
District 142
International Association of Machinists
   and Aerospace Workers
206 East 32nd Avenue
Kansas City, Missouri 64116

Dear Mr. Schwind:

This will confirm the conversations we had during the course of the negotiation of the Agreement, signed January 28, 1970, with regard to certain payroll and fringe benefit accrual reports. These reports have been designed to help resolve a problem which is important to you and important to us.

As I mentioned to you, the Company has taken steps to provide payroll group heads with reports designed to increase our ability, on a local basis, to straighten out payroll or accrual errors, and to answer promptly the questions which employees may have.

The first of these reports is the A-641 record. This record, which is developed on a monthly basis, is set up to reflect, as appropriate, an employee's current accrual, days charged and resulting balance for each of the following categories: vacation, personal illness, death or dangerous illness in the family, and industrial injury.

The second report is the Pay Period Control Register, which is prepared for each pay period and is designed to break down the basis for each employee's pay by showing the individual elements of such pay, including premium rates, acting Crew Chief and line maintenance differentials, among others.

Informational letters have been sent to all payroll group heads to explain the A-641 and the Payroll Control Register.

                                    Sincerely yours,
                                    /s/ D. J. Crombie

                                    D. J. Crombie
                                    Vice President -
                                    Industrial Relations

Agreed and Accepted:
/s/ J. J. Schwind

J. J. Schwind

December 28, 1972

Mr. John J. Schwind
President-General Chairman
District Lodge 142
International Association of Machinists
   and Aerospace Workers
206 N.E. 32nd Avenue
Kansas City, Missouri 64116

Dear Mr. Schwind:

It has come to my attention that the language of Article 7(a), as finally printed in the TWA-IAM Agreement, does not reflect clearly our joint understanding that Guards, Fire Inspectors, and employees assigned to operate boiler rooms or power houses are to eat lunch during their eight hour shifts at a time, and in a manner consistent with their continuing duties.

If you concur in this statement of our understanding, please sign and return a copy of this letter.

                                    Sincerely yours,
                                    /s/ William A. Malarkey

                                    William A. Malarkey
                                    Staff Vice President -
                                    Labor Relations

Agreed and Accepted:
/s/ John J. Schwind

John J. Schwind
President-General Chairman
District Lodge 142

December 28, 1972

Mr. John J. Schwind
President-General Chairman District 142
International Association of Machinists
and Aerospace Workers
206 N.E. 32nd Avenue
Kansas City, Missouri 64116

Dear Mr. Schwind:

This will confirm the understanding we reached during the negotiation of the current Agreement with regard to the consolidation of the Ramp Serviceman and Ground Service Helper classifications (with the Ground Service Helper group becoming a seniority grouping(s) within the Ramp Serviceman classification); and the performance of certain Fleet Service Helper work (involving interior cleaning of aircraft) by Ramp Servicemen.

In the course of the discussions it was agreed that questions would arise in several areas with regard to the implementation of these changes. Accordingly, this letter will set forth the areas which we have agreed upon, and will establish a means of dealing with the implementation of these concepts on a fair and equitable basis:

     1. The Ground Service Helper classification will be consolidated into the Ramp Serviceman group as a separate seniority grouping(s). Matters relating to seniority, etc. will be reviewed prior to actual implementation.

     2. Certain Fleet Service Helper work, involving the interior cleaning of aircraft (including aircraft involved in certain maintenance procedures) will be performed by the Ramp Serviceman classification. The initial absorption of such work into the Ramp Serviceman group will be deemed a transfer of work from the one classification to the other, and an appropriate number of jobs will be established in the Ramp Serviceman classification. Matters relating to seniority, etc. will be reviewed prior to actual implementation.

The Company and Union both recognize the need to approach the implementation of these changes in a consistent and reasonable manner. To this end, the parties anticipate that meetings will be held to discuss the matters referred to in this letter.

                                    Sincerely yours,
                                    /s/ D. J. Crombie

                                    D. J. Crombie
                                    Vice President -
                                    Industrial Relations
Agreed and Accepted:
/s/ John J. Schwind

John J. Schwind
President-General Chairman

December 28, 1972

Mr. John J. Schwind
President-General Chairman
District Lodge 142
International Association of Machinists
  and Aerospace Workers
206 N.E. 32nd Avenue
Kansas City, Missouri 64116

Dear Mr. Schwind:

You have inquired as to the justification of the Company's policy in regard to fueling of Company aircraft and servicing and maintenance of certain fueling equipment at the new airport at KCI as well as the new terminal facilities at DEN. As you know, each of these functions is presently being performed by Allied Maintenance. It is my understanding that this procedure is in keeping with obligations imposed by the City of Kansas City, Missouri in the former case, and by the City and County of Denver, Colorado in the latter case, in what we are informed to be the rightful exercise of their statutory police power. Were these not the circumstances, the Company would assign such work to members of the IAM.

                                    Sincerely yours,
                                    /s/ D. J. Crombie

                                    D. J. Crombie
                                    Vice President -
                                    Industrial Relations

Agreed and Accepted:
/s/ John J. Schwind

John J. Schwind
President-General Chairman
District Lodge 142

August 1, 1999




Mr. Ed LaClair
General Chairman
District Lodge 142
400 N.E. 32nd Street
Kansas City, Missouri 64116




Dear Mr. LaClair:

This will confirm our understanding reached during negotiations which led to the Agreement dated August 1, 1999, in connection with the Company's Absenteeism Control Program. It is understood that employee requested and Company approved time off (PTO) will not be used against the employee's attendance record.

When the Company believes that an employee's attendance record is not satisfactory, the Company will schedule an informal meeting with the employee and Shop Steward to review attendance matters. The Company will offer advice and assistance to the employee to correct the attendance problem.

The Company will review the employee's attendance record thereafter. If the employee has not corrected his attendance record, the Company will schedule a formal meeting with the employee and the Shop Steward to again review the attendance record at which time the Company will notify the employee in writing of his attendance record. As such a letter will not be construed as a letter of reprimand or discipline, it will not be subject to the grievance procedure.

It is understood that no employee who has been in the service of the Company one hundred eighty (180) days or more, in the case of a mechanic and one hundred twenty (120) days or more, in the case of all other employees shall be disciplined for attendance deficiencies without a fair hearing before a designated representative of the Company, other than the one bringing the complaint against the employee. Such hearing shall be held not later than five (5) days after the employee and the Union are notified of the precise charges and a written decision will be issued within three (3) work days after the close of the hearing.

Furthermore. as to any action respecting attendance deficiencies, the initiation of such action will hereafter be made by the hearing officer referred to above.

Prior to the initiation of any action or hearing, the employee will be entitled to Union representation, if he so desires.

In the event the Local Committee is dissatisfied with the decision of the designated hearing officer, the matter may be appealed to Step 3 in accordance with Article 11.

                                    Very truly yours,
                                    /s/Linda Ferchland

                                    Linda Ferchland
                                    Director-Labor Relations
                                    Labor Relations



Agreed and Accepted:
/s/ Edward LaClair

Edward LaClair

March 14, 1975


Mr. Quenton A. Kerr
President-General Chairman
International Association of Machinists
   and Aerospace Workers
District 142
206 East 32nd Avenue
Kansas City, Missouri 64116

Dear Mr. Kerr:

Before Trans World Airlines, Inc. renews or enters into new contract or lease arrangements with outside concerns which involves work covered by the I.A.M. Agreements, at least sixty (60) days notice shall be given to the Union prior to the signing of such contract or lease arrangements. The Company agrees to meet with the Union during such period and endeavor to resolve the issues involved. Failing to do so, a general grievance may be filed in accordance with the applicable Agreement provisions, within ten (10) days of such failure.



                                    Very truly yours,
                                    /s/ D. J. Crombie

                                    D. J. Crombie
                                    Vice President -
                                    Industrial Relations



Agreed and Accepted:
/s/ Quenton A. Kerr

Quenton A. Kerr
President-General Chairman
District Lodge 142

April 10, 1992


Mr. William O'Driscoll
President and General Chairman
International Association of Machinists
   and Aerospace Workers
District 142
400 East 32nd Street
Kansas City, Missouri 64116

Dear Mr. O'Driscoll:

This is to confirm our agreement reached during negotiations regarding the "banking" of vacation by eligible employees covered by this Agreement.

Employees eligible for four or more weeks of vacation will be allowed to bank up to two weeks of earned vacation per year.

On or before July 1 of the vacation year, the amount of banked vacation money due to the employee will be contributed to the employee's 401K account or to another retirement account designated by the IAM&AW, as permitted by applicable law.

                                    Very truly yours,
                                    /s/ William L. Schecter

                                    William L. Schecter
                                    Staff Vice President
                                    Labor Relations

Agreed and Accepted:
/s/ William O'Driscoll

William O'Driscoll

April 10, 1992


Mr. William O'Driscoll
President - General Chairman
International Association of Machinists
   and Aerospace Workers
District 142
400 East 32nd Street
Kansas City, Missouri 64116

Dear Mr. O'Driscoll:

This will confirm our agreement to modify the 401(K) Plan for Machinists of Trans World Airlines, Inc. to permit deferral of benefit commencement under the Plan until such time as benefits are required to commence pursuant to the provisions of the Internal Revenue Code and/or ERISA and the regulations thereunder.

It is our understanding that this new deferral provision shall apply to all Plan members who have not begun to withdraw payments from the Plan as of November 1, 1991.

If the foregoing accurately states the terms of our agreement, please sign where indicated below.


                                    Very truly yours,
                                    /s/ William L. Schecter

                                    William L. Schecter
                                    Staff Vice President
                                    Labor Relations



Agreed and Accepted:
/s/ William O'Driscoll

William O'Driscoll

August 1, 1999

Mr. Edward LaClair
General Chairman
International Associations of Machinists
  And Aerospace Workers
400 NE 32nd Street
Kansas City, MO  64116


Subject:  Amendment to 401 (k) Plan

Dear Mr. LaClair,

Subject to the approval of the Trustee Committees to amend the Deferred Compensation Plan(s) for IAM employees and effective upon the date of the signing of a new Collective Bargaining Agreement, the Deferred Compensation Plan(s) for all IAM employees shall provide for a one-time election for each individual employee who currently has retirement funds held in trust at Chase Manhattan Bank to transfer all funds to the existing self-directed 401(k) Retirement Savings Plan Number 005. The Plan(s) shall be further amended to permit future monthly contributions to be made to the participant's new Retirement Savings plan account. The fee agreement may be amended to provide for a transaction fee to be paid by individual participants for excess transfer activity between funds.

This election must be made no later than November 30, 1999 and will become effective the last day of the month in which the employee's election is made. An employee who has elected this plan will have a one-time transfer option back to the Deferred Compensation Plan effective November 30, 1999 only. Thereafter, the employee's election is irrevocable and permanent.

Current and future employees in the Mechanic & Related and Passenger Service classifications who are not members of a 401(k) Plan may elect to join either Plan but not both. That election is irrevocable.



                                   Very truly yours,
                                   /s/ Linda Ferchland

                                   Linda Ferchland
                                   Director Labor Relations Ground

Agreed and Accepted:

/s/ Edward LaClair
Edward LaClair
IAM District 142

                     SUPPLEMENTAL AGREEMENT ON

                 RETIREMENT PLAN FOR MACHINISTS OF

                     TRANS WORLD AIRLINES, INC.

THIS AGREEMENT, made and entered into this 28th day of January, 1970, by and between TRANS WORLD AIRLINES, INC., a Delaware corporation (hereinafter referred to as the "Company"), and the INTERNATIONAL ASSOCIATION OF MACHINISTS AND AEROSPACE WORKERS, AFL-CIO (hereinafter referred to as the 'Union'):

                        W I T N E S S E T H:

WHEREAS, the Company and the Union have agreed to continue, amend and restate, effective as of January 1, 1969, the provisions of the retirement plan covering "Employees" of the Company represented by the Union, as the "Retirement Plan for Machinists of Trans World Airlines, Inc." (hereinafter referred to as the 'Plan).

     NOW, THEREFORE, the parties agree as follows:


           SECTION 1. ESTABLISHMENT AND ACCEPTANCE OF PLAN

     1.1 Establishment and acceptance of Plan. The Company shall establish the Plan, effective as of January 1, 1969. The Union hereby accepts the Plan for Employees of the Company within the collective bargaining unit represented by the Union.


                 SECTION 2. ELIMINATION OF CONFLICTS

     2.1 Elimination of Conflicts. In the event of any conflict between the provisions of this Agreement and the Plan, the provisions of this Agreement shall supersede the provisions of the Plan to the extent necessary to eliminate such conflict.


         SECTION 3. INTERNAL REVENUE APPROVAL AND AMENDMENTS

     3.1 Internal Revenue Approval and Amendments. It is the intention of the parties to this Agreement that the Plan, as it may be modified by this Agreement, shall be and remain an approved Plan so as to qualify under the applicable provisions of the Internal Revenue Code of 1954 as now in effect or as hereafter adopted and the regulations issued thereunder, and that any and all contributions made by the Company under the Plan be deductible for federal income tax purposes. The Company agrees not to modify or amend or terminate the Plan while this Agreement is in full force and effect unless the Union consents to such modification, amendment or termination, provided, however, that the Company may, after notifying the Union, make any modifications or amendments to the Plan that are necessary or appropriate to qualify or maintain the Plan as a plan meeting the requirements of Section 401(a) of the Internal Revenue Code of 1954 as now in effect or hereafter amended or any other applicable provisions of the Internal Revenue Code as now in effect or hereafter adopted or the regulation issued thereunder, and any such modification, alteration, or amendment of the Plan may be made retroactively, if necessary or appropriate.


                         SECTION 4. FINANCING

     4.1 Pension Fund. The Company shall establish a Pension Fund with a trustee or insurance company, or both, and make contributions thereto, in accordance with and as required by the provisions of the Plan.

     4.2 No Employee Contributions. No Employee will be required to make contributions to the Pension Fund on and after February 1, 1970.


                SECTION 5. ADMINISTRATION BY COMMITTEE

     5.1  Administration by Committee

     (a) The Plan shall be administered by a Committee consisting of four members, two members of which shall be appointed by the Company, (hereinafter referred to as the Company members), and two members of which shall be appointed by the Union (hereinafter referred to as the Union members). These members shall serve without compensation from the Pension Fund. In the event of a deadlock, an impartial chairman shall be selected by mutual agreement of the Company and the Union members of the Committee, but shall vote at meetings of the Committee only for the purpose of breaking such deadlock. Failing selection, either party may petition the United States District Court in New York, New York, for appointment of a chairman. The fees and expenses of the impartial chairman shall be paid equally by the Company and the Union. In the event of a deadlock over the approval/denial of an employee's request for disability retirement, the impartial chairman shall be a qualified physician who specializes in the treatment of the medical condition giving rise to the employee's request for disability retirement.

     (b) Either the Company or the Union at any time may remove a member appointed by it and may fill any vacancy in the position of its appointee. Both the Company and Union shall notify each other in writing of the members respectively appointed by them before any such appointment shall be effective.

     (c) To constitute a quorum for the transaction of business, there shall be required to be present at any meeting of the Committee at least one Union member and one Company member. At all meetings of the Committee, the Company members shall have a total of two votes and the Union members shall have a total of two votes, the vote of any absent member being cast by the member Present appointed by the same party. Decisions of the Committee shall be by a majority of the votes cast.

     5.2 Powers of the Committee. The Committee shall have the following powers incident to the proper administration of the Plan:

     (a) To prescribe procedures to be followed by Employees in filing application for benefits, and for the furnishings of evidence necessary to establish rights to such benefits.

     (b) To make conclusive determinations as to the rights of any person applying for or receiving retirement benefits, and to afford any such individual dissatisfied with any such determination the right to a hearing thereon.

     (c) To develop procedures for the determination and notification to Employees of their Continuous Service, and after affording Employees an opportunity to make objection with respect thereto, to conclusively establish such Continuous Service in advance of or at retirement.

     (d) To obtain from the Company, from the Union, the Trustee or insurance company, the Actuary and from Employees such information as shall be necessary to carry out the Committee's responsibilities, including all actuarial valuations and all reports on assets and on receipts and disbursements relating to the Pension Fund. Any such actuarial report or valuation shall include, as a minimum, a full statement of the actuarial assumptions employed.

     (e) To establish appropriate procedure for authorizing the Trustee or insurance company to make all disbursements to Employees from the Pension Fund in accordance with the provisions of the Plan.

     (f) To furnish to the Company and the Union, upon request, such reports with respect to the administration of the Plan as are reasonable and appropriate.

     5.3 Liability. The Committee and any member thereof shall be entitled to rely upon the correctness of any information furnished by the Trustee or insurance company, the Actuary, the Union or the Company. Neither the Committee nor any of its members, nor the Union, any other representative of the Union, nor the Company nor any officer or any other representative of the Company shall be liable because of any act or failure to act on the part of the Committee, or any of its members, to any person whomsoever, except that nothing herein shall be deemed to relieve any such individual from liability for his own fraud or bad faith.


                    SECTION 6. DURATION OF AGREEMENT

     6.1 Duration. This Agreement shall be effective as of January 1, 1970, and shall continue in full force and effect through and including January 31, 2001. It shall be automatically renewed thereafter for successive one year periods unless either party shall give written notice to the other in accordance with the Railway Labor Act, as amended.

     6.2 Changes in Agreement. During the life of this Agreement, neither party hereto shall demand any changes in this Agreement other than as provided in Section 3 hereof, nor shall either party be required to bargain with respect to this Agreement, nor shall a change in or addition to this Agreement be an objective of or be stated as a reason for any strike or lockout or other exercise of economic force or threat thereof by the Union or by the Company.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first above written.



                                   TRANS WORLD AIRLINES, INC.



                                   By William L. Schecter



INTERNATIONAL ASSOCIATION OF
MACHINISTS AND AEROSPACE WORKERS,
AFL-CIO



By William O'Driscoll

                              AGREEMENT

                               BETWEEN

                      TRANS WORLD AIRLINES, INC.

                                 AND

                   MECHANICS AND RELATED EMPLOYEES
                IN THE EMPLOY OF TRANS WORLD AIRLINES.
               INC. AS REPRESENTED BY THE INTERNATIONAL
               ASSOCIATION OF MACHINISTS AND AEROSPACE
                          WORKERS, AFL-CIO.

     This Agreement is made and entered into by and between TRANS WORLD AIRLINES, INC., hereinafter known as the "Company", and MECHANICS AND RELATED EMPLOYEES in the employ of Trans World Airlines, Inc. as represented by the INTERNATIONAL ASSOCIATION OF MACHINISTS AND AEROSPACE WORKERS, AFL-CIO, hereinafter known as the 'Union'.

It is mutually agreed to establish the Plan agreed to during negotiations, subject to the receipt of a ruling from the Internal Revenue Service that the Plan is qualified under Section 401 (a), that the Trust described therein is exempt from taxation under Section 501
(a), that the Company's contributions thereto will be deductible under
Section 404 of the Internal Revenue Code of 1954.

The parties agree that, subject to such ruling, the Company will make contributions to the plan effective February 1, 1970. Prior to receipt of said ruling, the contributions will be paid to a bank or trust company in escrow.

IN WITNESS WHEREOF, the parties hereto have signed this Agreement this 28th day of January 1970.


                                   TRANS WORLD AIRLINES, INC.

                                   /s/ D. J. Crombie


MECHANICS AND RELATED EMPLOYEES
in the employ of Trans World Airlines,
Inc. as represented by the INTERNATIONAL
ASSOCIATION OF MACHINISTS AND AEROSPACE
WORKERS, AFL-CIO

/s/ J. J. Schwind

January 28, 1970

Mr. John J. Schwind
President-General Chairman
International Association of Machinists
  and Aerospace Workers
District 142
206 East 32nd Avenue
Kansas City, Missouri 64116

Dear Mr. Schwind:

In order to continue the benefit accrual of an employee in the services of Trans World Airlines, Inc. covered by the TWA-IAM Agreement in the Retirement Plan for Machinists of Trans World Airlines, Inc. and the Trust Plan of which he is a participating member, the Company agrees to enter into the following arrangement with the Union in cases where such employee is a TWA employee who is a full-time member of District 142 staff, or IAM Grand Lodge staff.

     The Company will remit on behalf of the employee on such leave or leaves of absence for the purpose indicated the full cost for the basic Retirement Plan ("A" Plan).

     The District will remit on behalf of the employee on such leave or leaves of absence for the purpose indicated (and on its own behalf) to cover contributions the Company would have made for the employee, had the employee continued on active pay status and not been on leave, the following:

     (a) For the Trust Plan - Effective February 1, 1970, an amount equal to 1% of the pay the employee received from the Union while he is on off-payroll status with the Company. Further an additional 1% of the pay effective February 1, 1971.

          In addition, the employee will be permitted to continue voluntary contributions to the Trust Plan based on the monies paid to him by the Union.

     (b) A monthly statement of the monies paid by the Union to such employee after February 1, 1970.

The statements, together with the remittances, will be forwarded by the Union to Director - Employee Benefits, Trans World Airlines, Inc., 11500 Ambassador Drive, Kansas City, Missouri 64153. The statement will show the periods covered for each such employee, the employee's contribution for such period, and the Union's contribution for the like period.

This agreement shall become effective as of February 1, 1970.

If this is in accordance with your understanding, please sign in the lower left-hand corner, where indicated.

                                   Sincerely,
                                   /s/ D. J. Crombie

                                   D. J. Crombie
                                   Vice President -
                                   Industrial Relations

Agreed and Accepted:
/s/ J. J. Schwind

J. J. Schwind

August 1, 1999

Mr. Ed LaClair
General Chairman
District 142
International Association of Machinists
  and Aerospace Workers
400 N.E. 32nd Avenue
Kansas City, Missouri 64116

Dear Mr. LaClair:

This will confirm our understanding reached during negotiations that when an employee is assigned to another point and/or location within a metropolitan area, he will:

     1. Be paid twenty cents (20 cents) per mile actual mileage plus tolls between said point and/or location. If thereafter, the mileage allowance as set forth in the Management Policy and Procedures Manual 12.05.01 should be increased, the mileage allowance set forth herein will be increased to the same amount

          or

     2. Be provided round trip Company transportation to the assigned point and/or location.

The above will apply until the employee is reassigned and reports back to his regular assigned point and/or location.



                                   Very truly yours,
                                   /s/ Linda Ferchland


                                   Linda Ferchland
                                   Director Labor Relations

Agreed and Accepted:
/s/ Edward LaClair


  Edward LaClair

October 18, 1976

Mr. Quenton Kerr
President-General Chairman
District 142
International Association of Machinists
  and Aerospace Workers
400 N.E. 32nd Avenue
Kansas City, Missouri 64116


Dear Mr. Kerr:

This will confirm our Agreement reached during negotiations that any employee who is laid off subsequent to the effective date of this letter and who meets the requirements as outlined in Article 5 will be entitled to submit an application for an examination while on such laid off status. It is understood and agreed that the following guidelines are applicable to such employee who submits an application to take an examination.

1. A laid off employee may apply for and complete only one examination within any sixty (60) day period.

2. Applications shall be obtained and submitted as provided in Articles 5(a)(3) and 5(a)(4) respectively. On the application form as provided under Article 5(a)(4), a "laid off" employee will designate "laid off" in the space provided for the supervisor's name.

3. All written examinations of laid off employees shall be handled through TWA-MCI training section.

4. Failure to appear for an examination at the designated time and place will invalidate the application and the employee will not be permitted to apply for any other examination while on laid off status unless satisfactory reason is given.

5.   All written examinations will be completed not more than thirty
     (30) days after a laid off employee's application is received by the Company. All laid off employees will have a completion date effective sixty (60) days from the date the application is received by the Company.

6. A laid off employee will be entitled to take only the written portion of Part I of the mechanic examination. The written portion of the examination will be given at a time and place designated by TWA. The practical portion of the examination will be given on the first work day of the employee's return to active status. It is understood and agreed that the return to active status as provided in this Letter of Agreement be subject to the satisfactory completion of the practical examination. If the employee fails the practical portion of the exam, it will be treated as a failure as provided in 7 and it is further understood and agreed that the provisions of Article 6(f)(10) shall not be applicable in such instance.

7. A laid off employee who fails to pass the examination will not be permitted to take the same examination for one hundred and eighty
     (180) days from the date of the previous examination.

8. Laid off employees not holding seniority in the Ramp Service or Stores classifications will be permitted to take the examinations for such classifications, while on laid off status, in accordance with Article 5(c), (d), and (e).

9. To be eligible for recall or promotion under these provisions, a laid off employee must submit a qualification sheet and/or have a Company seniority bid on file. Employees who are recalled or promoted and are subsequently found not qualified, will be laid off, provided they are unable to return to the specialty at the point from which reduced; and when so disqualified they shall lose all rights to lay off pay. They shall have recall rights only to the specialty at the point from which originally reduced or laid off.

10. All other provisions of the Agreement not set forth herein shall apply.



                                    Very truly yours,
                                    /s/ W. J. Dougherty



                                    W. J. Dougherty
                                    Vice President
                                    Industrial Relations


Agreed and Accepted:
/s/ Quenton A. Kerr

Quenton A. Kerr

October 18, 1976


Mr. Quenton Kerr
President-General Chairman
District 142
International Association of Machinists
  and Aerospace Workers
400 N.E. 32nd Avenue
Kansas City, Missouri 64116


Dear Mr. Kerr:

It is understood and agreed that IAM-TWA Mechanics will be utilized to maintain carry-on baggage X-ray equipment, passenger magnetic detection equipment, and any other similar security equipment that may be placed in use by the Company.




                                    Very truly yours,
                                    /s/ W. J. Dougherty

                                    W. J. Dougherty



Agreed and Accepted:
/s/ Quenton A. Kerr

Quenton A. Kerr

October 18, 1976

Mr. Quenton Kerr
President-General Chairman
District 142
International Association of Machinists
  and Aerospace Workers
400 N.E. 32nd Avenue
Kansas City, Missouri 64116

Re:  Coverage for LST Absences

Dear Mr. Kerr:

The Company will utilize the proper LST specialty to provide necessary technical knowledge, guidance, and direction to other classifications in trouble shooting complex aircraft systems in support of the requirements of the service.

However, when the LST for his specialty is not on duty and the technical expertise for that specialty is necessary, the Company will:

1. Have the other LSTs on duty examine the problem, and if able, provide the necessary technical knowledge and assistance, or

2.   Refer the work to the oncoming shift, or

3. Call in overtime for that LST specialty in accordance with the local overtime procedure.

In no event will a foreman or other employees perform the functions of the LST when LSTs are available to perform these functions.


                                    Very truly yours,
                                    /s/ W. J. Dougherty



                                    W. J. Dougherty
                                    Vice President
                                    Industrial Relations



Agreed and Accepted:
/s/ Quenton A. Kerr

Quenton A. Kerr

April 10, 1992


Mr. William O'Driscoll
President - General Chairman
District Lodge 142
International Association of Machinists
  and Aerospace Workers
400 N.E. 32nd Street
Kansas City, Missouri 64116

Dear Mr. O'Driscoll:

This will confirm the understanding reached during the negotiations regarding the establishment of a Maintenance Evaluation Committee at the Overhaul Base.

Effective with the signing of the TWA/IAM Agreement, a joint
Company/Union Committee will be established to continue to evaluate and reassess the placement of units and parts in various categories, based on the guidelines used by the Overhaul Base Committee during negotiations leading to the Agreement signed April 10, 1992.

The Committee will be a permanent one that will continue to function as new equipment is phased into the existing fleet or new aircraft are added. Meetings and associated activities will be conducted on an "as needed" basis.

The Committee will consist of four (4) members. Two (2) members selected by the Union, and two (2) members selected by the Company. The Union and Company may have one (1) alternate each to serve in the event their regular members are not available. The Committee may establish rules governing their procedures, consistent with the provisions of the Agreement. A member of the Maintenance Department and the Grievance Committee Chairman or their designated representatives may serve as co-chairpersons to the Committee without vote.

The Committee will meet during regular day shift working hours, unless otherwise mutually agreed to, and members will not suffer loss of pay while performing their duties.


                                    Very truly yours,
                                    /s/ William L. Schecter


                                    William L. Schecter
                                    Staff Vice President
                                    Labor Relations

Agreed and Accepted:
/s/ William O'Driscoll

William O'Driscoll

April 10, 1992

Mr. William O'Driscoll
President - General Chairman
District Lodge 142
International Association of Machinists
  and Aerospace Workers
400 N.E. 32nd Street
Kansas City, Missouri 64116

Dear Mr. O'Driscoll:

This will confirm the understanding reached during the negotiations regarding the establishment of a 6(a) Committee at MCI/MBM.

The Committee will consist of four (4) members. Two (2) members selected by the Union, and two (2) members selected by the Company. The Union and Company may have two (2) alternates each to serve in the event their regular members are not available.

Guidelines for the Committee shall be defined below:

6(a) Committee:

1. At MCI/MBM, it is agreed that the transfer of work or the assignment of new work will be assigned to the appropriate specialty by the Company. When such transfer of work takes place, the Company and Union will agree on the disposition of the personnel affected as a result of such transfer as provided for in
     Article 6(a)(3) of the current TWA/IAM Agreement.

2. When the Company has determined they are considering transfer of work and before the transfer occurs, the 6(a) Committee will be activated to investigate the intended move and to reach a decision as to whether the work is being assigned to the appropriate specialty. They will also consider the method of transferring personnel is such moves are needed.

3. The Committee may establish rules governing their procedures, consistent with the provisions of the Agreement.

4. The 6(a) Committee will meet during regular day shift working hours, unless otherwise mutually agreed to, and members will not suffer loss of pay while performing their duties. A member of the TWA Employee Relations Department and the Union President/General Chairman or their designated representatives, may serve as Co-chairpersons to the Committee without vote.

5. The Committee will complete its investigation in an expeditious manner. In the event the Committee is unable to arrive at a majority decision, a grievance may be filed in accordance with provisions of Article 11, omitting Step I of the grievance procedure.

6. The parties have reached this agreement to form a 6(a) Committee with the intent of improving the manner in which work is transferred at MCI/MBM. If in practice, the establishment of the committee does not result in the improvements expected, the parties have an obligation to discuss and resolve their differences.



                                    Very truly yours,
                                    /s/ William L. Schecter



                                    William L. Schecter
                                    Staff Vice President
                                    Labor Relations


Agreed and Accepted:
/s/ William O'Driscoll



William O'Driscoll

October 18, 1976


Mr. Quenton A. Kerr
President-General Chairman
District 142
International Association of Machinists
  and Aerospace Workers
400 N.E. 32nd Avenue
Kansas City, Missouri 64116

Re:  Disability Income

Dear Mr. Kerr:

Effective the first pay period after April 10, 1992, the Disability Income Plan will be revised to provide weekly disability income benefits in the amount of 50% of weekly Basic Earnings, subject to the following minimum and maximum amounts:

Minimum amount of weekly disability benefit: 20% of weekly Basic
Earnings

Maximum amount of weekly disability benefits: $975.00.

Weekly Benefits will be reduced by the amount of (1) any benefits payable under compulsory state disability income plans and (2) any disability benefits under the Federal Social Security Act, including benefits for the Employee's dependents which are paid or payable (after the first fifteen (15) months of disability.)

For the purpose of items (1) and (2) above, each employee who is covered under the Federal Social Security Act will be considered to be receiving periodic cash payments under such Act, in an amount equal to the amount he and his dependents would receive were they receiving such payments, unless the employee submits proof to the Insurance Company that such payments have been applied for but are not payable.

Social Security Freeze - Weekly payments will not be reduced by any increase in Social Security benefits made after weekly payments have started.


                                   Very truly yours,
                                   /s/ W. J. Dougherty

                                   W. J. Dougherty
                                   Vice President
                                   Industrial Relations

Agreed and Accepted:
/s/ Quenton A. Kerr

Quenton A. Kerr

November 1, 1978


Mr. Quenton A. Kerr
President-General Chairman
District 142
International Association of Machinists
  and Aerospace Workers
400 N.E. 32nd Avenue
Kansas City, Missouri 64116

Dear Mr. Kerr:

This is to confirm the agreement reached between the parties in the current round of bargaining. The Company will honor those voluntary payroll deduction authorizations made by IAM employees for the political action fund which is designated by the Secretary-Treasurer of District 142.




                                   Very truly yours,
                                   /s/ J. C. Hilly


                                   J. C. Hilly
                                   Vice President
                                   Labor Relations


Agreed and Accepted:
/s/ Quenton A. Kerr

Quenton A. Kerr

November 1, 1978

Mr. Quenton A. Kerr
President-General Chairman
District 142
International Association of Machinists
  and Aerospace Workers
400 N.E. 32nd Avenue
Kansas City, Missouri 64116

Dear Mr. Kerr:

This is to confirm our agreement reached during negotiations that when all employees in any IAM classification are furloughed from a point and as a result there are no employees in that classification at that point, any employee so furloughed who successfully displaces to another point will be allowed

     (1)  $300.00 relocation expense plus either

     (2) Actual moving expenses for household effects up to a maximum of 3,000 pounds gross weight for a single employee and up to a maximum of 8,000 pounds gross weight for an employee with one dependent plus an additional 500 pounds gross weight for each additional dependent or

     (3) A sum of money equal to the existing tariff for moving 5,500 pounds of household effects between the two points.

All employees in that classification at that point who were furloughed within one hundred and twenty (120) days prior to the date the last employee in that classification was furloughed from that point who successfully displaces to another point will be allowed

     (4)  $300.00 relocation expense plus either

     (5) The amount of a substantiated bill from an ICC accredited moving company not to exceed the allowances specified in (2) above or

     (6) A sum of money equal to the existing tariff for moving 5,500 pounds of household effects between the two points.


                                   Very truly yours,
                                   /s/  J. C. Hilly

                                   J. C. Hilly
                                   Vice President
                                   Labor Relations


Agreed and Accepted:
/s/ Quenton A. Kerr

Quenton A. Kerr

November 1, 1978

Mr. Quenton A. Kerr
President-General Chairman
District 142
International Association of Machinists
  and Aerospace Workers
400 N.E. 32nd Avenue
Kansas City, Missouri 64116

Dear Mr. Kerr:

The parties recognize that the current regulatory environment may present serious competitive challenges which can adversely affect the Company and its employees.

Accordingly, in order to provide the Company an opportunity to test new markets with minimum disruption of the workforce, after the signing of this Agreement, whenever the Company institutes scheduled flight activity into a location not so presently served, the Vice President - Labor Relations or his designee and the President-General Chairman of District 142 or his designee will meet to discuss the application of the TWA-IAM Agreement at that location in a timely way prior to the institution of such service.

It is agreed and recognized that any agreement by the Union and Company to waive or modify the TWA-IAM Agreement is to be temporary and sets no precedent and is not to be referred to in future contract interpretations and applications.



                                   Very truly yours,
                                   /s/ J. C. Hilly

                                   J. C. Hilly
                                   Vice President
                                   Labor Relations


Agreed and Accepted:
/s/ Quenton A. Kerr

Quenton A. Kerr

January 28, 1983

Mr. Quenton A. Kerr
President-General Chairman
District 142
International Association of Machinists
  and Aerospace Workers
400 N.E. 32nd Street
Kansas City, Missouri 64116

Dear Mr. Kerr:

This is to confirm our agreement that TWA-IAM Guards will perform the required passenger screening function at TWA-JFK facilities including passengers of all other carriers using those facilities.

It is further agreed that the action taken by the Company to resolve this issue in the manner described above will not in any way be referred to by either party in regard to any question relating to the establishment of the IAM Guard classification at any point for the purpose of performing the passenger screening function nor will this action reverse the precedent set in arbitration decisions rendered on this issue.


                                   Very truly yours,
                                   /s/ Ralph P. Craviso


                                   Ralph P. Craviso
                                   Director Labor Relations, Ground



Agreed and Accepted:
/s/ Quenton A. Kerr

Quenton A. Kerr

January 28, 1983

Mr. Quenton A. Kerr
President-General Chairman
District 142
International Association of Machinists
  and Aerospace Workers
400 N.E. 32nd Street
Kansas City, Missouri 64116

Dear Mr. Kerr:

It is agreed between the parties that the following sequence will be used by the Company in filling Crew Chief openings in classifications Crew Chief Mechanic and below:

(1) Restoration of forces, that is, recall the most senior reduced Crew Chief(s) at the point or on lay off status at the point. All Crew Chief opening(s) will be filled by such employee(s) in seniority order. If a Crew Chief opening(s) still exists after exhausting this procedure, then (2) below will be followed.

(2) If a Crew Chief opening(s) still exists, the Company will consider the opening(s) to be in the basic classification and will recall to the point the most senior employee(s) with recall rights in the basic classification.

     (a) After recalling such employee(s), the Crew Chief position(s) will be filled by the senior reduced Crew Chief(s) at the point.

     (b) If the Crew Chief opening(s) remain unfilled, the Company will bid the Crew Chief position(s) in accordance with
          Article 10.

The above procedure will be followed only when the Crew Chief opening(s) adds to the total headcount in the combined Crew Chief and basic classification at the point.


                                   Very truly yours,
                                   /s/ Ralph P. Craviso

                                   Ralph P. Craviso
                                   Director Labor Relations, Ground


Agreed and Accepted:
/s/ Quenton A. Kerr

Quenton A. Kerr

January 28, 1983

Mr. Quenton A. Kerr
President-General Chairman
District 142
International Association of Machinists
  and Aerospace Workers
400 N.E. 32nd Street
Kansas City, Missouri 64116


Dear Mr. Kerr:

During the course of negotiations leading to this Agreement, the parties discussed the problems related to reduction in force in the basic classification vis-a-vis the Crew Chief classification.

The parties agree that prior to any reduction in force the Company will review the staffing needs subsequent to the reduction and if appropriate effect a reduction in the Crew Chief classification concurrently with the reduction of the basic classification.

This letter is not intended by the parties to determine Crew Chief staffing by the Company.


                                   Very truly yours,
                                   /s/ Ralph P. Craviso

                                   Ralph P. Craviso
                                   Director Labor Relations, Ground


Agreed and Accepted:
/s/ Quenton A. Kerr

Quenton A. Kerr

April 10, 1992

Mr. William O'Driscoll
President - General Chairman
District Lodge 142
International Association of Machinists
  and Aerospace Workers
400 N.E. 32nd Street
Kansas City, Missouri 64116

Dear Mr. O'Driscoll:

This is to confirm the agreement reached between the parties during negotiations concerning the receipt and dispatch of aircraft and deicing.

At stations other than the Overhaul Base, Technical Service locations, and major stations where mechanics are staffed, the crew chief mechanic shall be responsible for the receipt and dispatch functions and deicing. When a mechanic is not available, he may utilize a ramp serviceman to assist.

At stations where mechanics are not staffed, the crew chief ramp serviceman shall have the responsibility for receipt and dispatch and deicing functions.

At stations where station agents are staffed, the Employee in Charge shall have the responsibility for receipt and dispatch and deicing functions.

All receipt and dispatch and deicing functions will remain included in the computation of Mechanic's work in determining whether Mechanic staffing is required under the Four Hour Rule.


                                   Very truly yours,
                                   /s/ William L. Schecter


                                   William L. Schecter
                                   Staff Vice President
                                   Labor Relations


Agreed and Accepted:
/s/ William O'Driscoll

William O'Driscoll

April 10, 1992

Mr. William O'Driscoll
President - General Chairman
District Lodge 142
International Association of Machinists
  and Aerospace Workers
400 N.E. 32nd Street
Kansas City, Missouri 64116

Dear Mr. O'Driscoll:

This is to confirm the agreement reached during negotiations regarding the denial of Worker's Compensation benefits because of controverted claims.

When an employee is denied weekly worker's compensation benefits because the claim is controverted, the employee shall, upon proper application, be paid weekly disability income, under the weekly disability income program, until the issue has been resolved. Proper application shall include a representation by the employee that in the event the claim is later determined to be compensable as an industrial injury, there will be no duplication of benefits.

If the foregoing accurately reflects your understanding of our agreement, please sign where indicated below.

                                   Very truly yours,
                                   /s/ William L. Schecter

                                   William L. Schecter
                                   Staff Vice President
                                   Labor Relations

Agreed and Accepted:
/s/ William O'Driscoll

William O'Driscoll

April 10, 1992

Mr. William O'Driscoll
President - General Chairman
District Lodge 142
International Association of Machinists
  and Aerospace Workers
400 N.E. 32nd Street
Kansas City, Missouri 64116

Dear Mr. O'Driscoll:

This is to confirm the agreement reached between the parties during negotiations concerning the greasing and oiling of automotive and non-motorized ground equipment.

It is agreed that when such equipment is being repaired or having periodic maintenance performed by Mechanics, a Mechanic will be responsible for changing or adding oil and greasing.

When such equipment is not in the garage for preventative maintenance or repair, Rampservicemen shall be responsible for adding oil and greasing as set forth in Article 4(a)(13).

At locations where Mechanics are not staffed, the current practice will continue.

If the foregoing accurately reflects our understanding, please sign where indicated below.



                                   Very truly yours,
                                   /s/ William L. Schecter


                                   William L. Schecter
                                   Staff Vice President
                                   Labor Relations


Agreed and Accepted:
/s/ William O'Driscoll

William O'Driscoll

April 10, 1992

Mr. William O'Driscoll
President - General Chairman
District Lodge 142
International Association of Machinists
  and Aerospace Workers
400 N.E. 32nd Street
Kansas City, Missouri 64116

Re:  Station Staffing Review Committee

Dear Mr. O'Driscoll:

This will confirm the agreement of the parties to establish a standing committee. The function of this committee shall be to review whether or not to staff mechanics and/or ramp servicemen at stations on the TWA system where they are presently not staffed.

In determining whether a particular station(s) exceeds the four hour rule, (man-minute calculation for the Four-Hour Rule shall be mutually agreed upon by the parties.) the committee shall evaluate the amount of work described in Article 4 (Job Description) of the TWA/IAM Agreement in the context of the existing and anticipated flight schedules.

When the committee has determined that a station(s) activity has exceeded the Four Hour Work Rule on a shift and/or new hub cities are opened, the Company will staff the station(s) with the appropriate classification(s) in accordance with Article 2 (Scope of Agreement) and
Article 4 (Classification of Work) of the TWA/IAM Agreement.

If the foregoing accurately reflects your understanding of our agreement, please sign where indicated below.


                                   Very truly yours,
                                   /s/ William L. Schecter

                                   William L. Schecter
                                   Staff Vice President
                                   Labor Relations


Agreed and Accepted:
/s/ William O'Driscoll

William O'Driscoll

April 10, 1992

Mr. William O'Driscoll
President - General Chairman
District Lodge 142
International Association of Machinists
  and Aerospace Workers
400 N.E. 32nd Street
Kansas City, Missouri 64116

Re:  Procedures for Emergency Overtime

Dear Mr. O'Driscoll:

This will confirm our understanding regarding the procedures for calling emergency overtime.

1. The Company will notify the Union Representative on duty of the nature of the emergency, the anticipated duration of the emergency and the number of people needed.

2. Prior to declaring an emergency, the Company will make every reasonable effort to secure voluntary overtime and ask for volunteers.

3. Overtime (pre-shift) will continue to be solicited to relieve the people affected by the emergency.

4. Employees forced to work will be held in the inverse order of seniority.

5. An up-to-date crew list with seniority dates will be kept in the Overtime Office and Supervisor's Office.

                                   Very truly yours,
                                   /s/ William L. Schecter

                                   William L. Schecter
                                   Staff Vice President
                                   Labor Relations

Agreed and Accepted:
/s/ William O'Driscoll

William O'Driscoll

April 10, 1992

Mr. William O'Driscoll
President - General Chairman
District Lodge 142
International Association of Machinists
  and Aerospace Workers
400 N.E. 32nd Street
Kansas City, Missouri 64116

Dear Mr. O'Driscoll:

This will confirm our understanding reached during negotiations leading to the Agreement dated April 10, 1992, as to the eligibility of employees to take Mechanic examinations.

Employees in classifications below mechanic, enrolled in a mechanic specialty program, in an accredited school or college, will be eligible to apply for a mechanic examination in that specialty providing his her qualification sheet on file contains a record of such enrollment 60 days prior to the successful completion of the course.

The employee will be eligible to bid for that specialty providing he/she has met the requirements of Article 5(a)(20)(b) and Article 6(f)(12)(b) of the Agreement. The employee must complete the course for that specialty prior to filling the vacancy.


                                   Very truly yours,
                                   /s/ William L. Schecter


                                   William L. Schecter
                                   Staff Vice President
                                   Labor Relations


Agreed and Accepted:
/s/ William O'Driscoll

William O'Driscoll

April 10, 1992

Mr. William O'Driscoll
President - General Chairman
District Lodge 142
International Association of Machinists
  and Aerospace Workers
400 N.E. 32nd Street
Kansas City, Missouri 64116

Dear Mr. O'Driscoll:

The parties, having discussed the growing shortage of qualified mechanics in the industry, agree that it is in their mutual interest to continue to discuss and on a mutually agreeable basis experiment with new upgrading techniques and to explore new on the job and off duty training programs.


                                   Very truly yours,
                                   /s/ William L. Schecter

                                   William L. Schecter
                                   Staff Vice President
                                   Labor Relations

Agreed and Accepted:
/s/ William O'Driscoll

William O'Driscoll

August 1, 1999

Mr. Edward LaClair
General Chairman
District Lodge 142
400 NE 32nd Street
Kansas City, MO  64116

Dear Mr. LaClair:

This will confirm our understanding reached during negotiations concerning Transitional Duty for employees with a temporary disability.

1. An employee returning from illness or injury may be given a transitional duty assignment providing such transitional duty assignment is available in his classification and on his bid shift. If no assignment is available in his classification on his bid shift, he may be given a transitional duty assignment in a different classification and/or shift by mutual agreement between the local management and the IAM Grievance Committee (except MCI - Relief Committee).

2. Transitional duty assignments shall be for a period of up to ninety (90) days. By mutual agreement between local management and the IAM Grievance Committee (except MCI - Relief Committee). Such assignment may be extended in up to thirty (30) days increments.

3. Employees on transitional duty assignment will not be eligible to work overtime during such assignments.

4. Employees on transitional duty assignment will observe all holidays.

5. Transitional duty assignments will be made based on the employee's ability to perform work.

6. The local IAM Grievance committee shall be advised in advance of any employee being assigned to transitional duty. The Local Manager or his designee shall meet with the Local IAM Grievance Committee periodically to review any complaints raised by employees about the use of transitional duty at the location.

7. This provision shall in no way limit the rights of an employee who is covered by the Americans with Disabilities Act.

                                   Very truly yours,
                                   /s/ Linda Ferchland

                                   Linda Ferchland
Agreed and Accepted:               Director Labor Relations - Ground
/s/ Ed LaClair
Ed LaClair

April 10, 1992

Mr. William O'Driscoll
President - General Chairman
District Lodge 142
International Association of Machinists
  and Aerospace Workers
400 N.E. 32nd Street
Kansas City, Missouri 64116

Dear Mr. O'Driscoll:

This will confirm conversations between the Company and the Union during the course of negotiations leading to the IAM-TWA Agreement signed April 10, 1992.

In instances where the manufacturer of aircraft parts or components offers a warranty on its product, the parties agree that work to be performed under the warranty is work within the jurisdiction of employees covered by the Agreement.

The parties acknowledge, however, that any work performed by non-bargaining unit employees under an original manufacturer's warranty would be justified. In addition, the purchase of an extended warranty may be justified under certain circumstances, such as cost of tooling or infrequency of maintenance.

Purchase of an extended warranty will be subject to the Union's agreement which will not be unreasonably withheld in accordance with the principles stated herein.


                                   Very truly yours,
                                   /s/ William L. Schecter

                                   William L. Schecter
                                   Staff Vice President
                                   Labor Relations


Agreed and Accepted:
/s/ William O'Driscoll

William O'Driscoll

April 10, 1992

Mr. William O'Driscoll
President - General Chairman
District Lodge 142
International Association of Machinists
  and Aerospace Workers
400 N.E. 32nd Street
Kansas City, Missouri 64116

Dear Mr. O'Driscoll:

This will confirm our understanding reached during negotiations which led to the Agreement dated March 1, 1992.

The Company will establish the Metal and Machine Shop Specialties at the St. Louis Technical Service location. The Company will post the necessary vacancies for bid among the St. Louis mechanic group not later than thirty (30) days after the signing of the Agreement.

Thereafter the Company will modify the bidding document to include the additional specialties.


                                   Very truly yours,
                                   /s/ William L. Schecter

                                   William L. Schecter
                                   Staff Vice President
                                   Labor Relations

Agreed and Accepted:
/s/ William O'Driscoll

William O'Driscoll

April 10, 1992

Mr. William O'Driscoll
President - General Chairman
District Lodge 142
International Association of Machinists
  and Aerospace Workers
400 N.E. 32nd Street
Kansas City, Missouri 64116

Dear Mr. O'Driscoll:

This will confirm our understanding reached during negotiations that in the event of a merger, acquisition, combination or any comparable transaction in which (1) TWA is the surviving carrier and (2) the NMB has determined that no certifications for the crafts or classes currently represented by the IAM exist post-transaction, TWA hereby agrees to recognize the IAM for the purposes of collective bargaining for employees in such crafts or classes.


                                   Very truly yours,
                                   /s/ William L. Schecter

                                   William L. Schecter
                                   Staff Vice President
                                   Labor Relations


Agreed and Accepted:
/s/ William O'Driscoll

William O'Driscoll

COMBINING RE&I MECHANIC SPECIALTIES INTO ONE SPECIALTY NAMED AVIONICS

The following constitutes our understanding of the above subject. The existing specialties and seniority groups will be changed as follows:

MCI
---

Instrument, Electrical and Radio specialties combined into a specialty named Avionics. The seniority groups at MCI will be:

1.   Airframe Hangar
2.   Airframe Shop
3.   Power Plant Shop

MBM
---

Electro and Electronics specialties combined into a specialty named
Avionics.

LAX
---

Electro and Electronics specialties combined into a specialty named
Avionics.

SFO
---

Radio/Electric into a specialty named Avionics.

STL
---

Electro and Electronics specialties combined into a specialty named Avionics. The seniority groups at STL will be:

1.   Hangar/Line Avionics
2.   Shop Avionics

NYC METRO
---------

Electro and Electronic specialties combined into a specialty named
Avionics.

SECURITY

No reductions will result from these combinations.

LICENSE REQUIREMENTS

1. No new requirements will be instituted unless required by the appropriate section of the TWA/IAM Agreement or new government regulations. An FCC license is not presently required for this specialty per the revised FCC rules effective November 11, 1984.

2. The position of Crew Chief Mechanic, Avionics Airframe Shop, shall require the possession of the General Radio Telephone license. An exception to the above is made for all personnel who, upon the date of signing of this Agreement, are eligible to bid for crew chief positions in RE&I Shops (specifically having passed the Part II examination for any of the existing RE&I specialties). Further, any Personnel successfully completing the existing Part II exam for any one of these specialties within six (6) months following the signing of this agreement shall be eligible for bidding for crew chief positions.

SENIORITY LISTS

All persons currently in the affected specialties will be considered qualified for the new specialty of Avionics, The individual seniority lists will be combined into a common seniority list for each seniority group (seniority groups are listed in the beginning of this document).

QUALIFICATIONS

Those employees possessing the Part I Electric/Electro exam or who previously completed a trial period in any one of the Radio/Electronics, Electric/Electro, or Instrument specialties or who possess a Radio-telephone license, will be considered qualified for the Avionics specialty.

Those employees who possess the Part II exam in any one of the Radio/Electronics, Electric/Electro, or Instrument specialties prior to the signing of this agreement or who pass any of the existing Part II exams in the six (6) months following the signing of this agreement will be considered qualified for an Avionics specialty crew chief position.

CREW CHIEFS

No reduction of Crew Chiefs will result from the specialty combination contained in this agreement.

MECHANIC EXAMINATIONS

Exams for the new specialty "Avionics" will be created as soon as possible. The "Joe Doke's" bidding guide will be revised to reflect the specialty champs.

REASSIGNMENT OF WORK

It is recognized that some work tasks presently performed by the various RE&I specialties may, by its nature, be more appropriately accomplished by a mechanical related specialty. These changes will be effected through "6A" committee established by separate letter signed concurrently with this agreement.

TRAINING

In order for the new specialty of "Avionics" to be effective, considerable additional training will be needed. A training curriculum will be established as soon as practical. The availability of qualified instructors, vendor training classrooms, and related items, make a calendar commitment impossible at this time, but every effort will be made to expedite a time table. Field locations will provide training as required to insure the effectiveness of the new specialty and to meet operational requirements. This training will also be expedited.

VACATIONS

For the calendar year 1992, vacation selection was based on separate seniority lists for the specialties combined in this agreement. No forced vacation re-selections are to occur as a result of shift/day off realignments caused by these combinations during the calendar year 1992. Movement between the new seniority groupings via the bid procedure during 1992 will be subject to the terms of the agreement. Beginning in 1993, vacation selection will be from the new specialty "Avionics" seniority lists for each seniority grouping.

SHIFT AND DAY OFF BIDS

Utilizing the combined seniority lists, a shift and day off realignment will be completed within thirty (30) days following the signing of this agreement.

OVERTIME

Until adequate training is completed, overtime requirements may be handled utilizing the original separate seniority lists. When sufficient training is completed, overtime will be called using the combined seniority lists. Since training requirements vary by seniority group, no firm calendar can be made for all areas. However, in no case will the separate lists be utilized in excess of twelve (12) months. Individuals transferring into a department that is utilizing separate seniority lists for overtime solicitation will be placed on the appropriate overtime list based on their general skills and work experience until such time as training levels allow the use of the combined lists.

The Parties have reached this agreement with the intent of improving the operations. If in practice these changes do not result in the desired improvements, the parties have an obligation to discuss and resolve the problem areas.


Dated:    April 10, 1992

                                    /s/ William L. Schecter
                                    /s/ William O'Driscoll

COMBINATION OF RE&I INSPECTION INTO A&P INSPECTION GROUP

The following constitutes our understanding of the above subject. The MCI Radio/Electric Inspection group and the MCI Instrument Shop
Inspection group will be merged into the MCI Airframe Overhaul
Inspection group.

SECURITY

Effective, with the signing of this agreement, the four (4) existing MCI Radio/Electric Inspectors and the two (2) existing MCI Instrument Shop Inspectors will be merged into the MCI Airframe Overhaul Inspection group. Of the six (6) existing RE&I Inspectors, four (4) presently have the qualification (hold an A&P license) required for an Airframe Overhaul Inspector and they can be immediately placed in the Airframe Inspection group by merging their inspection seniority with the existing Airframe Overhaul seniority list. The inspection seniority will permit them to hold the shift and days off of their choice. One of these four is a Crew Chief Inspector. He is qualified as a Crew Chief Airframe Overhaul Inspector and his crew chief seniority will permit him to hold the shift and days off of his choice.

The two (2) remaining RE&I Inspectors, R. K. Blundell and J. C. Frazer, do not presently hold the FAA A&P license required for the Airframe Inspection group. These two inspectors will be maintained as "shop" inspectors.

CREW CHIEFS

No reduction of Crew Chiefs will result from this merger of groups.

TRANSFER OF WORK

Existing RE&I Inspector work tasks will be transferred to the Airframe Overhaul Inspector group.

VACATIONS

For the calendar year 1992, vacation selection was based on separate seniority lists for the specialties combined in this agreement. No forced vacation reselection will occur as a result of shift/day off realignments caused by this merger during 1992. Movement between seniority groups via the bid procedure during 1992 will be subject to the terms of the agreement. Beginning in 1993, vacation selection will be from the single merged seniority list for the Airframe Overhaul seniority group.

SHIFT/DAY OFF REALIGNMENT

Within thirty (30) days of the signing of this agreement, a shift/day off realignment will be conducted in the Airframe Overhaul Inspection group.

Dated:  April 10, 1992
                                   /s/ William L. Schecter
                                   /s/ William O'Driscoll

COMBINATION OF LST ELECTRICAL AND ELECTRONICS SPECIALTIES AT JFK AND LAX INTO LST AVIONICS SPECIALTY

The following constitutes our understanding of the above subject. Effective with the signing of this agreement, the LST specialties of Electrical and Electronics at JFK and LAX (the only locations where these specialties exist) will be merged into the LST specialty of Avionics. Thereafter, the LST specialties of Electrical and Electronics will no longer exist.

SECURITY

Individuals holding seniority in the LST specialties of Electrical or Electronics will be deemed qualified for the LST specialty of Avionics.

VACATIONS

For the calendar year 1992, vacation selection was based on the separate specialties seniority lists. No forced vacation re-selection will occur as a result of the above combination of specialties.

TRAINING

Additional training will be required to ensure the individuals involved in this combination are fully competent in the specialty of Avionics. The Company will expedite this training as much as practical considering the availability of instructors, classrooms, etc.


Dated:  April 10, 1992

                                    /s/ William L. Schecter
                                    /s/ William O'Driscoll

COMBINATION OF PLANT MAINTENANCE ELECTRICAL AND PLANT MAINTENANCE
INSTRUMENT

MCI

Plant Maintenance Electrical and Plant Maintenance Instrument specialties combined into a specialty named Plant Maintenance
Electronics.

SECURITY

No reductions will result from this combination.

CREW CHIEF MECHANIC

No reduction of Crew Chiefs will result from the specialty combination contained in this Agreement.

The position of Crew Chief Mechanic, for all personnel who, upon the date of signing this Agreement, are eligible to bid for Crew Chief positions in Plant Maintenance Instrument and Plant Maintenance Electrical (specifically having passed the Part II examination for any existing P/M Electrical and P/M Instrument specialties). Further, any personnel successfully completing the existing Part II exam for any of these specialties within six (6) months following the signing of this Agreement shall be eligible for bidding for Crew Chief positions.

SENIORITY LISTS

All persons currently in the affected specialties will be considered qualified for the new specialty of Plant Maintenance Electronics. The individual seniority list will be combined into a common seniority list.

QUALIFICATIONS

Those employees possessing the Part I Plant Maintenance Electric Exam or Plant Maintenance Instrument Exam, or who previously completed a trial period in any one of the Plant Maintenance Electrical or Plant
Maintenance Instrument specialties will be considered qualified for the Electronics specialty.

Those employees who possess the Part II exam in any one of the Plant Maintenance Electrical or Plant Maintenance Instrument specialties prior to the signing of this Agreement or who pass any of the existing Part II exams in the six (6) months following the signing of this Agreement will be considered qualified for a Plant Maintenance Electronics specialty Crew Chief position.

MECHANIC EXAMINATIONS

Exams for the new specialty "Plant Maintenance Electronics" will be created as soon as possible. The "Joe Dokes" bidding guide will be revised to reflect the specialty changes.

TRAINING

In order for the new specialty of Plant Maintenance Electronics to be effective, considerable additional training will be needed. A training curriculum will be established as soon as practical. The availability of qualified instructors, vendor training, classrooms, and related items, make a calendar commitment impossible at this time, but every effort will be made to expedite a timetable. Field locations will provide training as required to insure the effectiveness of the new specialty and to meet operational requirements. This training will also be expedited.

VACATIONS

For the calendar year 1992, vacation selection was based on separate seniority lists for the specialties combined in this Agreement. No forced vacation re-selections are to occur as a result of shift/day off realignments caused by these combinations during the calendar year 1992. Beginning in 1993, vacation selection will be from the new specialty Plant Maintenance Electronics seniority lists.

SHIFT AND DAY OFF BIDS

Utilizing the combined seniority lists, a shift and day off realignment will be completed within thirty (30) days following the signing of this Agreement.

OVERTIME

Until adequate training is completed, overtime requirements may be handled utilizing the original separate seniority lists. When sufficient training is completed, overtime will be called using the combined seniority lists. Since training requirements vary by seniority group, no firm calendar can be made for all areas. However, in no case will separate lists be utilized in excess of twelve (12) months. Individuals transferring into a department that is utilizing separate seniority lists for overtime solicitation will be placed on the appropriate overtime list based on their general skills and work experience until such time as training levels allow the use of the combined lists.

The parties have reached this Agreement with the intent of improving the operations. If in practice these changes do not result in the desired improvements, the parties have an obligation to discuss and resolve the problem areas.

Dated:  April 10, 1992
                                    /s/ William L. Schecter
                                    /s/ William O'Driscoll

             JOINT TWA-IAMAW DRUG AND ALCOHOL POLICY

I.   Preamble - It is the policy of TWA and the IAM to protect the
     --------
     health and safety of all employees of the Company. An employee's misuse of drugs or alcohol on the job not only endangers the employee himself, but also threatens the safety of co-workers and members of the traveling public.

     The primary goal of this policy is to encourage employees who are experiencing difficulty with drugs or alcohol to undertake immediate and effective measures to address such problems voluntarily. While the emphasis is on voluntary treatment, the parties recognize the need for the enforcement of reasonable rules for regulating employee conduct in the workplace.

II.  Rehabilitation - The TWA-IAM Special Health Services Program is an
     --------------
     employee assistance program jointly administered by representatives of the Company and the Union.

     Employees in need of assistance who contact Special Health Services representatives will be referred for appropriate treatment within their own communities. Institutions or outside services which are utilized in such rehabilitation shall be selected by a committee made up of one TWA and one IAM representative. The cost of treatment will be paid through the group medical insurance policy.

     When an employee requests the assistance of Special Health Services, such request and any referral will be held in strict confidence. Neither supervisory personnel nor Union officials will be informed of the nature of an employee's participation in the program without his consent. If an employee must be absent from work in order to participate in the program, such absence will normally be coded in Company attendance records only as a "personal illness - Special Health Services".

III. Testing - The first step in addressing the problem of drugs and
     -------
     alcohol in the workplace is that of identifying the substance abuser. Therefore, testing shall be conducted under the following circumstances.

     1. When there is a reasonable suspicion that an employee is under the influence of or impaired by alcohol or drugs, that employee may be required to undergo testing to confirm or disprove the suspicion. This is called testing "for cause". Any employee refusing to submit to a test where reasonable suspicion exists shall be discharged.

     2. An employee who has been found to be under the influence of or impaired by alcohol or drugs within the preceding two years may be tested at any time. This is called "random" testing.

     3. Employees will be tested as required by regulations of the Department of Transportation or other governmental agency. Such testing includes both testing for cause and random testing.

     The following general principles will apply to testing:

     The Company's knowledge of off duty possession or use of drugs and/or alcohol by an employee within twenty-four (24) hours of the time such employee reports to work may be used as grounds for testing such employee. The Company's knowledge of such possession or use outside of said twenty-four (24) hour period shall not be grounds for testing.

     Any employee who is required to submit to urinalysis and who requests will be permitted to give a split sample that will be submitted to a licensed, accredited laboratory selected by the IAM and agreed to by TWA. TWA will bear the cost of such test. If split samples are submitted and the results are one positive and one negative finding, the results shall be considered negative. Both tests must be positive on a substance to be considered positive. Both TWA and the IAM will receive copies of the results of both samples.

     The parties agree that a laboratory's positive finding of drugs and/or alcohol is conclusive.

     All testing shall be performed at a laboratory or medical facility off TWA property. However, a simple, preliminary alcohol test which does not require drawing blood will be given (on or off TWA property) and only if the results of such tests are positive will a blood test be administered.

     In the event of an accident where the Company is considering testing an employee involved, a shop steward or other Union representative, where available, shall be allowed to participate in such investigation. The final determination concerning the results of such investigation shall be by the Company.

     In the event of an accident requiring first aid, such first aid will be administered prior to any drug or alcohol testing.

IV.  Disciplinary Guidelines - Employees who are found actually
     -----------------------
     drinking or possessing or taking drugs or alcohol while on Company premises will be subject to discipline up to and including discharge.

     The Company's knowledge of off duty possession or use of drugs and/or alcohol by an employee within twenty-four (24) hours of the time such employee reports for work shall not be used as grounds for discipline for the first occurrence but may be grounds for testing such employee.

     Employees who are suspected of drug or alcohol use, who are first offenders and who are not involved in accidents but who test positive will not be discharged but must successfully complete a rehabilitation program implemented and supervised by TWA and IAM personnel.

     Employees involved in an accident who are suspended and test negative shall be returned to work and made whole for such suspension before discipline is assessed concerning the accident.

     Employees who are involved in an accident and test positive may be disciplined for the accident. They may not, however, be disciplined for using drugs or alcohol if the instance is the first occurrence under the policy. If such employee receives discipline less than discharge, then such employee must also successfully complete a rehabilitation program supervised by TWA and IAM personnel.

     Any employee who does not successfully complete the rehabilitation program may be discharged.

     Any employee entering a rehabilitation program after testing positive will be subjected to random testing during the course of the program and for three months after successful completion of the Program. However, in no event shall such random testing period exceed two years from the employee's return to work and if such employee tests positive as a result of the random tests, he may be discharged.

     Any employee who tests positive within two years from the date he enters a rehabilitation program may be discharged. An employee who tests positive at any time after two years from the date he entered such a program shall be referred to a joint Company-Union established committee for disposition of his case. Such committee shall be made up of one Company and one Union representative. If such committee cannot agree, the case shall be submitted to a neutral party jointly selected by the parties who is considered to be an expert in matters of this kind and such neutral shall have authority to make final determination which shall be binding upon both parties.

V.   General - The Union will select one employee who will work full
     -------
     time on matters related to this program and who shall be paid on the same basis as a Full-Time Committeeman.

     The parties agree that changes in Federal laws or regulations affecting this policy shall be reviewed by the TWA and IAM representatives and such policy shall be amended to comply with such changes. Where state laws are found to be inconsistent with such new policy, these two representatives shall meet and agree upon how the policy shall be applied in such states.


Dated:  April 10, 1992
                                             /s/ William L. Schecter
                                             /s/ William O'Driscoll

April 10, 1992

Mr. William O'Driscoll
President - General Chairman
District Lodge 142
International Association of Machinists
  and Aerospace Workers
400 N.E. 32nd Street
Kansas City, Missouri 64116

Dear Mr. O'Driscoll:

This will confirm our agreement reached during negotiations that Trans World Airlines, Inc. ("TWA") will establish and maintain a Labor Advisory Board of which the initial members shall be a Vice Chairman of TWA and two representatives of the International Association of Machinists and Aerospace Workers (the "IAM"). The Labor Advisory Board will meet at least quarterly and at least two (2) business days prior to each regularly scheduled TWA Board of Directors (the "Board') meeting and, to the extent practicable, each special Board meeting. At the option of the members, such meeting may be had by telephone. Otherwise, such meetings shall be held at the TWA offices in Mt. Kisco, New York or at such other location in the New York metropolitan area as the members shall select.

The IAM representatives who are members of the Labor Advisory Board shall have the right to submit written presentation(s) or suggestion(s) not exceeding twenty (20) typewritten pages in length to the Board in connection with any regularly scheduled meeting or, to the extent practicable, any special meeting. If not satisfied with the report concerning the Board's consideration of any such written presentation or suggestion, the Labor Advisory Board shall have the right to appear at the next regular Board meeting or the next special Board meeting, to the extent practicable, for the purpose of making such presentation or suggestion in person.

If any other craft or class of employees of TWA represented by a labor organization shall obtain more favorable corporate governance participation rights than those provided for in this letter, the IAM shall at its option be entitled to such more favorable corporate governance participation rights.

TWA's representative on the Labor Advisory Board shall serve as the Labor Advisory Board's official liaison with Senior Management of TWA and the Board. The responsibilities of TWA's representative on the Labor Advisory Board shall be to advise the Senior Management of TWA and the Board. TWA agrees to make members of Senior Management available to the Labor Advisory Board on reasonable notice.

If the Vice Chairman initially designated by TWA to serve on the Labor Advisory Board shall be unavailable for any reason to serve in the capacity specified in this letter, the TWA Board shall, after consultation with the other members of the Labor Advisory Board, designate a successor who shall be reasonably acceptable to the remaining members of the Labor Advisory Board.



                                             Very truly yours,
                                             /s/ William L. Schecter

                                             William L. Schecter
                                             Staff Vice President
                                             Labor Relation's


Agreed and Accepted:
/s/ William O'Driscoll

William O'Driscoll

April 10, 1992

Mr. William O'Driscoll
President - General Chairman
District Lodge 142
International Association of Machinists
  and Aerospace Workers
400 N.E. 32nd Street
Kansas City, Missouri 64116

Dear Mr. O'Driscoll:

This is to confirm our agreement that the Supplement to the Collective Bargaining Agreement dated as of April 10, 1992, which provides for protective covenants, the payment of miscellaneous fees and other benefits is incorporated by reference into the Collective Bargaining Agreement. This letter is not intended to modify in any way the terms of the Supplement including without limitation the duration and termination provisions.


                                             Very truly yours,
                                             /s/ William L. Schecter

                                             William L. Schecter
                                             Staff Vice President
                                             Labor Relations


Agreed and Accepted:
/s/ William O'Driscoll

William O'Driscoll

August 31, 1994



William O'Driscoll
President - General Chairman
District 142
International Association of Machinists
   and Aerospace Workers
400 NE 32nd Street
Kansas City, MO 64116


Re: Cross Utilization Between Ramp
    Service Seniority Groups


Dear Mr. O'Driscoll:

This letter will confirm our agreement concerning the Company's ability to cross utilize employees in the ramp service and ground service seniority groupings.

The parties agree that the Company may assign qualified ramp service and ground service employees to duties of the other seniority grouping as necessary to support the needs of the operation.

The Company may not, however, so assign an employee who is on overtime unless voluntary overtime from within the seniority grouping in which the work is to be performed has been exhausted.




                               Very truly yours,
                               /s/ William L Schecter

                               William L. Schecter
                               Vice President Labor Relations



Agreed and Accepted:
/s/ William O'Driscoll

William O'Driscoll

August 31, 1994



Mr. William O'Driscoll
President - General Chairman
District 142
International Association of Machinists
  and Aerospace Workers
400 N.E. 32nd Street
Kansas City, MO 64116



SUBJECT:  Mechanic and Related Agreement
          Full-Time Committee Staffing


Dear Mr. O'Driscoll:


This letter will confirm our agreement to review full-time union representative staffing in Kansas City, Chicago, Philadelphia and Los Angeles. Necessary adjustments to staffing will become effective
January 1, 1995 or as otherwise agreed to.



                                   Very truly yours,
                                   /s/ Edward J. Paquette

                                   Edward J. Paquette
                                   Senior Vice President Operations




Agreed and Accepted:
/s/ William O'Driscoll

William O'Driscoll

August 31, 1994



Mr. William O'Driscoll
President - General Chairman
District 142
International Association of Machinists
   and Aerospace Workers
400 N.E. 32nd Street
Kansas City, Missouri 64116



SUBJECT: Shift Staffing Deviation
         Assistant Ramp Service


Dear Mr. O'Driscoll:

This letter will confirm our agreement, that at a particular location should a deviation for shift staffing be necessary, that management will meet with the local grievance committee and where the need is demonstrated for such deviations, the parties will resolve the details for staffing, assisted by the General Chairperson assigned to that location.



                         Very truly yours,
                         /s/ Edward J. Paquette

                         Edward J. Paquette
                         Senior Vice President Operations



Agreed and Accepted:
/s/ W. O'Driscoll

William O'Driscoll

August 31, 1994



Mr. William O'Driscoll
President - General Chairman
District 142
International Association of Machinists
  and Aerospace Workers
400 N.E. 32nd Street
Kansas City, MO 64116


SUBJECT: Assistant Ramp Service and
         Part-Time Guard Benefits



Dear Mr. O'Driscoll:

This letter will confirm our agreement that Ramp Service and Guard employees who are subject to furlough after the signing of this agreement, and who fill Assistant Ramp Service and Part-Time Guard vacancies will retain their current medical and dental benefits for themselves and their eligible dependents.





                                     Very truly yours,
                                     /s/ Edward J. Paquette


                                     Edward J. Paquette
                                     Senior Vice President Operations


Agreed and Accepted:
/s/ William O'Driscoll

William O'Driscoll

August 31, 1994


Mr. William O'Driscoll
President - General Chairman
District 142
International Association of Machinists
  and Aerospace Workers
400 N.E. 32nd Street
Kansas City, MO 64116


SUBJECT: Assistant Ramp Service and
         Part-Time Guard Vacancies at a Location

Dear Mr. O'Driscoll:

This will confirm our agreement that ramp service and guard employees who are subject to furlough after the signing of this agreement at a location where assistant ramp service and part-time guard vacancies are created will be permitted to fill these vacancies in seniority order prior to the vacancies being filled by system bid. Their election not to seek such vacancies will not affect their rights under Article 6 of the TWA-IAM Agreement.



                                      Very truly yours,
                                      /s/ Edward J. Paquette

                                      Edward J. Paquette
                                      Senior Vice President Operations




Agreed and Accepted:
/s/ William O'Driscoll

William O'Driscoll

210

August 31, 1994


Mr. William O'Driscoll
President - General Chairman
District 142
International Association of Machinists
   and Aerospace Workers
400 N.E. 32nd Street
Kansas City, MO 64116



Subject: Assistant Ramp Service and
         Part-Time Guard Vacancies



Dear Mr. O'Driscoll:

This letter will confirm our agreement that employees who are subject to furlough after the signing of this agreement, and elect to fill
Assistant Ramp Service and Part-Time Guard vacancies at the time of their furlough will retain and continue to accrue seniority in their respective classifications from which he/she was reduced.

If at a later date such employee desires to leave the Assistant or Part-Time position, he/she may do so without forfeiting seniority and recall rights in the higher classification(s). Such employees, however, who elect to leave these positions will not be eligible to receive furlough pay or furlough benefits.



                                    Very truly yours,
                                    /s/ William L. Schecter

                                    William L. Schecter
                                    Vice President Labor Relations



Agreed and Accepted:
/s/William O'Driscoll

William O'Driscoll

August 31, 1994


Mr. William O'Driscoll
President - General Chairman
District 142
International Association of Machinists
  and Aerospace Workers
400 N.E. 32nd Street
Kansas City, MO 64116


Subject: Additional Staffing
         Third Party Contract Work



Dear Mr. O'Driscoll:

This is to clarify the agreement reached regarding additional staffing for third party contract work.

When additional staffing (Assistant RSP and P/T Guard) is required and agreed to for third party contract work, all such positions will be deemed to be temporary. The parties will agree upon the number of positions in each classification at each location which are attributable to such temporary work. Because the positions are temporary, reduced employees who have recall rights to the affected classifications may refuse recall and continue to retain their seniority and recall rights pursuant to Article 6(d)(7) of the TWA-IAM Agreement. This will not be deemed a refusal of recall.

When this additional staffing is implemented, all such employees will be covered by the collective bargaining agreement for all purposes.



                                        Very truly yours,
                                        /s/ William L. Schecter

                                        William L. Schecter
                                        Vice President Labor Relations

Agreed and Accepted:
/s/ William O'Driscoll

William O'Driscoll

August 31, 1994


William O'Driscoll
President - General Chairman
District Lodge 142
International Association of Machinists
  and Aerospace Workers
400 NE 32nd Street
Kansas City, MO 64116

Subject: Assistant Ramp Service/Part-Time Guard Expiration


Dear Mr. O'Driscoll:

This letter will confirm our agreement reached during negotiations concerning Assistant Ramp Servicemen and Part - Time Guards.

It is agreed that the amendments to the Assistant Ramp Serviceman letter of agreement and the provisions of the Part -Time Guard letter of agreement agreed to in the course of these negotiations will expire effective August 31, 1997.

The status quo as of the amendable date of this Agreement with regard to the Assistant Ramp Serviceman letter of agreement will, therefore, be the provisions of the letter of agreement on page 126 of the TWA-IAM Agreement signed April 10, 1992 and the status quo with regard to Part - Time Guards will be the relevant provisions of Article 7 (Hours of Service) of the TWA-IAM Agreement signed April 10, 1992.


                                        Very truly yours,
                                        /s/ William L. Schecter

                                        William L. Schecter
                                        Vice President Labor Relations


Agreed and Accepted:
/s/ William O'Driscoll

William O'Driscoll

August 31, 1994


Mr. William O'Driscoll
President - General Chairman
District 142
International Association of Machinists
  and Aerospace Workers
400 NE 32nd St.
Kansas City, MO 64116


Subject: Meal Pickup and Delivery - JFK/LAX


Dear Mr. O'Driscoll:


This will confirm our agreement that ramp service employees will continue to pick up and deliver meals from the caterer facilities to/from the aircraft at JFK and LAX.




                                 Very truly yours,
                                 /s/ Edward J. Paquette

                                 Edward J. Paquette
                                 Senior vice President Operations



Agreed and Accepted:
/s/ William O'Driscoll

William O'Driscoll

August 31, 1994


Mr. William O'Driscoll
President - General Chairman
District 142
International Association of Machinists
  and Aerospace Workers
400 N.E. 32nd Street
Kansas City, MO 64116


SUBJECT: Dining Units



Dear Mr. O'Driscoll:

This letter will confirm our agreement that Article 2(d) of the Dining Service Employee's Agreement is deleted and the company will discontinue operations at the Dining Unit facilities at JFK and LAX.



                                        Very truly yours,
                                        /s/ Edward J. Paquette

                                        Edward J. Paquette
                                        Senior Vice President Operations


Agreed and Accepted:
/s/ William O'Driscoll

William O'Driscoll

August 31, 1994



Mr. William O'Driscoll
President - General Chairman
District 142
International Association of Machinists
  and Aerospace Workers
400 N.E. 32nd Street
Kansas City, MO 64116


SUBJECT: Furloughed Dining Unit Employees
         Currently Accruing Seniority Under the
         Mechanic and Related Agreement


Dear Mr. O'Driscoll:

This letter will confirm our agreement that dining unit employees furloughed as a result of the closing of the JFK and LAX dining units who are, at the time of this furlough, accruing seniority under the Mechanic and Related Agreement may elect at the time of furlough to displace on the system at that time only in such classification.



                                     Very truly yours,
                                     /s/ Edward J. Paquette

                                     Edward J. Paquette
                                     Senior Vice President Operations




Agreed and Accepted:
/s/ William O'Driscoll

William O'Driscoll

August 31, 1994


Mr. William O'Driscoll
President - General Chairman
District 142
International Association of Machinists
  and Aerospace Workers
400 N.E. 32nd Street
Kansas City, MO 64116


SUBJECT: Furloughed Dining Unit Employees



Dear Mr. O'Driscoll:

This letter will confirm our agreement that furloughed dining unit employees at JFK and LAX who are successful bidders to other IAM represented positions in any classification will maintain their rate of pay or higher whichever is applicable in effect on the date of their furlough from the Dining Unit.


                                    Very truly yours,
                                    /s/ Edward J. Paquette

                                    Edward J. Paquette
                                    Senior Vice President Operations



Agreed and Accepted:
/s/ William O'Driscoll

William O'Driscoll

August 31, 1994




Mr.  William O'Driscoll
President - General Chairman
District 142
International Association of Machinists
  and Aerospace Workers
400 N.E. 32nd Street
Kansas City, MO 64116


SUBJECT: Dining Unit Employees


Dear Mr. O'Driscoll:

The Dining Unit employees (excluding Stores Clerks) furloughed as a result of the closing of the TWA Dining Units will continue to accrue company seniority. These employees will establish Fleet Service seniority as of the last date of operation of the dining unit to which he/she was assigned. These employees will be eligible for recall to any Fleet Service vacancies at the location from which they were furloughed. They may also bid to Fleet Service openings on TWA's system in accordance with Article 10(b)(3).


                                   Very truly yours,
                                   /s/ Edward J. Paquette

                                   Edward J. Paquette
                                   Senior Vice President Operations



Agreed and Accepted:
/s/ William O'Driscoll

William O'Driscoll


218

August 31, 1994


Mr. William O'Driscoll
resident - General Chairman
District 142
International Association of Machinists
  and Aerospace Workers
400 N.E. 32nd Street
Kansas City, MO 64116


SUBJECT: Dining Unit Stores Clerks


Dear Mr. O'Driscoll:

The Dining Unit Stores Clerks furloughed as a result of the closing of the TWA Dining Units will continue to accrue company seniority. These employees will establish Stores seniority under the Mechanic and Related Agreement and Fleet Service seniority as of the last date of operation of the dining unit to which he/she was assigned.

These employees will be eligible for recall to the first opening in either Stores or Fleet Service at the location from which they were furloughed. They may also bid to Stores or Fleet Service openings on TWA's system in accordance with Article 10(b)(3).




                                        Very truly yours,
                                        /s/ Edward J. Paquette

                                        Edward J. Paquette
                                        Senior Vice President Operations




Agreed and Accepted:
/s/ William O'Driscoll

William O'Driscoll

August 31, 1994

Mr. William O'Driscoll
President - General Chairman
District Lodge 142
International Association of Machinists
  and Aerospace Workers
400 NE 32nd Street
Kansas City, MO 64116


Re: Medical/Dental Coverage
    Emergency Out of Network

Dear Mr. O'Driscoll:

This letter will confirm TWA's commitment concerning employees and eligible dependents who reside within geographic areas where preferred provider networks (PPO's) are available, but who must utilize non-network providers for emergency medical treatment while outside their PPO areas.

Covered charges for such treatment will be reimbursed at the "in-network" rate.

Employees and eligible dependents who can reasonably access providers within the network but who elect not to do so will be reimbursed for charges at the "out-of-network" rate.




                                       Very truly yours,
                                       /s/ William L. Schecter

                                       William L. Schecter
                                       Vice President Labor Relations



Agreed and Accepted:
/s/William O'Driscoll

William O'Driscoll

August 31, 1994



Mr. William O'Driscoll
President - General Chairman
41 District 142
International Association of Machinists
  and Aerospace Workers
400 N.E. 32nd Street
Kansas City, Missouri 64116


Dear Mr. O'Driscoll:

This letter will confirm our agreement that "after TWA shall have staffed according to the needs of the service", there shall be a reduction in TWA's overtime cost, such reduction to be accomplished through the modification of local agreements to provide that overtime will be utilized only on an "as needed" basis.


                                      Very truly yours,
                                      /s/ Edward J. Paquette

                                      Edward J. Paquette
                                      Senior Vice President Operations



Agreed and Accepted:
/s/ W. O'Driscoll

William O'Driscoll

August 1, 1999

Mr. William O'Driscoll
President - Directing General Chairman
District 142 IAMAW
400 NE 32nd Street
Kansas City, MO 64116

Subject: Air Freight Staffing

Dear Mr. O'Driscoll:

In settlement of grievances asserting air freight farm out violations (airports where the Company currently staffs RSP's but utilizes a vendor for freight handling), the Company agrees to the following:

1. The Company agrees to secure an air freight facility at SEA and staff it in accord with the provisions of the TWA-IAMAW agreement as expeditiously as possible.

2. The Company agrees to mutually develop with the IAM an Air Freight Agent classification on a trial basis and initiate a test of such an air freight handling process at ATL as expeditiously as possible.

In addition, the Company and IAM representatives will meet to examine the overall handling process of air freight for the airline with the intent of creating methods which would maximize TWA's ability to improve its air freight revenue performance.

All grievances concerning air freight farm out are withdrawn with prejudice.


                              Yours very truly,
                              /s/ Linda Ferchland

                              Linda Ferchland
                              Director Labor Relations



Agreed and Accepted:
/s/ William O'Driscoll

William O'Driscoll

August 1, 1999

Mr. Al Calhoun
General Chairperson
District 142
IAMAW
400 NE 32nd Street
Kansas City, MO 64116

SUBJECT: MD 80 LANDING GEAR
         IN-HOUSE REPAIR

Dear Mr. Calhoun:

TWA agrees to overhaul the MD-80 landing gear in-house as soon as approval has been obtained for the purchase of necessary spare landing gear components to support the repair process. The capital approval package has been prepared and will be placed on the agenda for approval at the June Capital Expenditure Review Committee meeting.

Approval will be obtained at the June Meeting and TWA will locate and order the spare components. As soon as delivery dates are known, we will begin scheduling MD-80 landing gear for repair in our shops. Until this process reaches the point of knowing when the spare landing gear components will be delivered to TWA, we are unable to forecast an exact date for the first in-house landing gear overhaul.

If the above accurately reflects our agreement, please sign this letter where indicated below.



                         Very truly yours,
                         /s/ Linda Ferchland

                         Linda Ferchland
                         Director Labor Relations



AGREED AND ACCEPTED

/s/ Al Calhoun
    Al Calhoun

August 1, 1999

Mr. William O'Driscoll
President - Directing General Chairman
District 142
IAMAW
400 NE 32nd Street
Kansas City, MO 64116

SUBJECT: 757-PW 2037 Engine In-House Repair

Dear Mr. O'Driscoll:

We agree to perform a detailed review of the requirements necessary to repair PW2037 engines in-house. This will include cost estimates for the capital tooling and equipment necessary to perform the work, including the test cell modifications necessary to perform engine testing. The review will also assess shop space requirements, as well as the estimated engine volume. Also, manpower requirements need to be estimated.

This data will then be used to perform an analysis which will aid in determining the viability of bringing this engine work into our shop. I estimate that this review can be completed within ninety (90) days.



                                        Very truly yours,
                                        /s/ James R. Jensen

                                        James R. Jensen
                                        Senior Vice President
                                        Maintenance and Engineering



AGREED AND ACCEPTED
/s/ William O'Driscoll

William O'Driscoll

August 1, 1999

Mr. William O'Driscoll
President - Directing General Chairperson
District 142
IAMAW
400 NE 32nd Street
Kansas City, MO 64116


SUBJECT: Status of Agreement

Dear Mr. O'Driscoll:

This letter will confirm our agreement and understanding that all local letters and agreements contained in the MCI Mini Agreement must conform to the TWA-IAM Collective Bargaining Agreement. Should any provision of the Mini Agreement create a conflict, the TWA-IAM Agreement for Mechanic and Related Employees will prevail.

If the above accurately reflects our agreement, please sign this letter where indicated below.


                                      Very truly yours,
                                      /s/Linda Ferchland

                                      Linda Ferchland
                                      Director Labor Relations - Ground


Agreed and Accepted:
/s/ William O'Driscoll

William O'Driscoll

August 1, 1999


Mr. Edward LaClair
General Chairman
IAM District Lodge 142
400 NE 32nd Street
Kansas City, MO 64116

Subject: Unused Sick Leave

Dear Mr. LaClair:

Effective one year following date of signing, the Company will provide a lump sum payment for unused personal illness sick leave to those employees who retire from active status and meet the following criteria.

The retiring employee must have a fully accrued personal illness bank of 120 days, have been in active status the past twelve (12) consecutive months and have achieved perfect attendance during such twelve (12) consecutive months preceding the effective date of retirement.

For each day of unused sick leave the Company will pay an employee covered by this agreement five dollars ($5.00), for a total of six hundred dollars ($600).



                                               Very truly yours,
                                               /s/ Linda Ferchland

                                               Linda Ferchland
                                               Director Labor Relations



Agreed and Accepted:
/s/ Edward LaClair

Edward LaClair

August 1, 1999

Edward LaClair
General Chairperson
IAM District Lodge 142
400 NE 32nd Street
Kansas City, MO 64116

Dear Mr. LaClair:

This will confirm our agreement during the course of negotiations that at stations where Mechanics are not staffed, the Company may use on-call maintenance to put TWA Owned Motorized Automotive Ground Equipment (excluding jetways) back in service.

All major maintenance and overhaul of this equipment will be performed in a similar manner as aircraft maintenance by Mechanics covered by this Agreement in accordance with Article 9 of the Collective Bargaining Agreement or TWA will have the failed equipment transported to a station staffed with IAM Mechanics that could effect repairs.





                                               Very truly yours,
                                               /s/Linda Ferchland

                                               Linda Ferchland
                                               Director Labor Relations





Agreed and Accepted:
/s/Edward LaClair

Edward LaClair

August 1, 1999

Mr. Edward LaClair
General Chairperson
District 142
International Association of Machinists
  and Aerospace Workers
400 N.E. 32nd Street
Kansas City, MO 64116

Subject: Article 6(a) Company Seniority Dates

Dear Mr. LaClair:

This will confirm the agreement reached between the Company and the Union that the adjustment of company seniority dates will apply prospectively only effective with the signing of a new collective bargaining agreement.

The new language of Article 6(a) will apply to active employees as of the date of signing. Retirees will not be eligible for this change and employees who are inactive (i.e., furlough, leave of absence) will have their company seniority date readjusted, if necessary, upon return to active employment status.

Additionally, this letter will confirm that the only employment date which will be readjusted will be the company seniority date of those employees whose company seniority dates were previously adjusted due to part-time service.

There will continue to be adjustments of other seniority dates to reflect assistant/part-time service governing classification seniority, longevity, pay seniority, accrual of sick/occupational injury, layoff pay, vacation and retirement benefits in accordance with the provisions of the TWA-IAM Agreement.


                              Very truly yours,
                              /s/Linda Ferchland

                              Linda Ferchland
                              Director Labor Relations



Agreed and Accepted:
/s/ Ed LaClair

Edward LaClair

August 1, 1999

Mr. Ed LaClair
General Chairperson
District 142
International Association of Machinists
  and Aerospace Workers
400 N.E. 32nd Street
Kansas City, MO 64116

Subject: Recall Rights

Dear Mr. LaClair:

This will confirm our agreement concerning the recall rights of furloughed employees who are eligible for recall to both Ramp Service and Assistant Ramp Service positions.

An employee who elected an Assistant Ramp Service position rather than system displacing or accepting furlough at the point when first reduced from full-time Ramp Service and is subsequently furloughed will continue to accrue Ramp Service seniority at the full-time rate and have recall to both positions.

Upon recall to the Ramp Service classification, the employee must accept such at that time or forfeit all recall rights in the Ramp Service classification (full-time) and his name will be removed from the Ramp Service seniority roster. Upon refusal of such recall, he shall accrue seniority at one-half (1/2) the full time rate.

This employee will still be eligible for recall to Assistant Ramp
Service. If he then refuses recall to an Assistant Ramp Service position, such refusal will result in his loss of all seniority and his name will be removed from the seniority roster.



                                      Very truly yours,
                                      /s/Linda Ferchland

                                      Linda Ferchland
                                      Director Labor Relations


Agreed and Accepted:
/s/ Edward LaClair

Edward LaClair

August 1, 1999



Mr. Edward LaClair
General Chairman
District Association of Machinists
  and Aerospace Workers
400 N.E. 32nd Street
Kansas City, Missouri 64116



Dear Mr. LaClair:

In confirmation of our discussions in the course of negotiations leading to the Agreement signed August 1, 1999, it is agreed that the work of the Fire Inspector classification will be consolidated into the Mechanic classification as Plant/Facility Maintenance. They may remain as Fire Inspectors and will not be replaced upon leaving the Fire Inspector position.

For those Fire Inspectors who currently retain seniority in lower classifications they may exercise seniority in accordance with Article 6 and 10 at their current rate of pay.



                                             Yours very truly,
                                             /s/ Linda Ferchland

                                             Linda Ferchland
                                             Director Labor Relations




Agreed and Accepted:
/s/ Edward LaClair

Edward LaClair

August 1, 1999


Mr. Ed LaClair
General Chairman
District Association of Machinists
  and Aerospace Workers
400 N.E. 32nd Street
Kansas City, Missouri 64116


Subject: Fire Inspector Classification


Dear Mr. LaClair:

During the negotiations of the TWA - IAM Agreement signed August 1, 1999, the parties agreed to the incorporation of the Fire Inspector into the Mechanic (Plant Maintenance specialty) job description. Further it is agreed that the Fire Inspector classification will be reduced through attrition. During the interim period, Plant/Facility Mechanics will be cross utilized to support the needs of the operation.

Following this attrition period, the parties agree to remove all references to Fire Inspector and place the Article 4 job description language into Article 4(a)(7) of the TWA-IAM Agreement.



                              Very truly yours
                              /s/ Linda Ferchland

                              Linda Ferchland
                              Director Labor Relations




Agreed and Accepted:
/s/ Edward LaClair

Edward LaClair

August 1, 1999



Mr. Edward LaClair
General Chairman
IAM District Lodge 142
400 NE 32nd St.
Kansas City, Mo. 64116


Subject: Field Service - Inspection

Dear Mr. LaClair,

This will confirm our agreement in regard to the use of Inspectors on Field Service.

An Inspector will be dispatched for Field Service from a station where Inspectors are located when it is known in advance that the field service assignment to a TWA non-mechanic staffed station will require inspection work. The work of an Inspector at a TWA Mechanic staffed station shall be performed by an Inspector or Inspector Designee at that station.



                              Very truly yours,
                              /s/ Linda Ferchland

                              Linda Ferchland
                              Director Labor Relations


Agreed and Accepted:
/s/ Edward LaClair

Edward LaClair

August 1, 1999


Mr. William O'Driscoll
President - Directing General Chairperson
International Association of Machinists
  And Aerospace Workers
400 NE 32nd Street
Kansas City, MO 64116

Subject: Stock Distribution

Dear Mr. O'Driscoll:

On July 31, 2000 or as soon as practicable after fulfillment of all necessary requirements associated with the registration, listing, issuance and distribution of stock certificates, the Company will distribute one million (1,000,000) shares of TWA common stock to IAM represented employees. Distribution of such shares of stock will be determined by the IAM in its sole discretion.

On January 31, 2001 or as soon as practicable after fulfillment of all necessary requirements associated with the registration, listing, issuance and distribution of stock certificates, the Company will distribute one million (1,000,000) shares of TWA common stock to IAM represented employees. Distribution of such shares of stock will be determined by the IAM in its sole discretion.

On January 31, 2002 or as soon as practicable after fulfillment of all necessary requirements associated with the registration, listing, issuance and distribution of stock certificates, the Company will distribute one million (1,000,000) shares of TWA common stock to IAM represented employees. Distribution of such shares of stock will be determined by the IAM in its sole discretion.



                         Very truly yours,
                         /s/ Linda Ferchland

                         Linda Ferchland
                         Director Labor Relations-Ground


Agreed and Accepted:
/s/William O'Driscoll

William O'Driscoll

August 1, 1999

Mr. William O'Driscoll
President - Directing General Chairman
International Association of Machinist
  And Aerospace Workers
400 NE 32nd Street
Kansas City, MO 64116

Re: Staffing of Focus Stations

Dear Mr. O'Driscoll:

It is understood that during this agreement, TWA may designate one or more stations as a "Focus Station". The parties recognize the competitive challenges and risks which may adversely affect the Company and its employees. Accordingly, in order to provide the Company with an opportunity to test the viability of the Focus Stations and to avoid the disruption employees suffer from transfers which are unexpectedly temporary, upon the effective date of this Agreement, the IAM may agree to allow the Company to staff a Focus Station without all classifications required under the collective Bargaining Agreement.

Thirty days before the designation of a station as a Focus Station, TWA shall provide written notice to the IAM in which it identifies the station as such, the frequency of service, and the anticipated number of employees in IAM-related classifications which will be staffed at such station. Should the IAM agree to permit the Company to staff a Focus Station without all IAM-related classifications, such permission shall be granted in increments of six months. At such time as the IAM terminates the company's ability to staff a Focus Station as described herein, the Company shall staff the Focus Station(s) in accordance with the Collective Bargaining Agreement and without regard to this Letter of Agreement. Accordingly, staffing pursuant to paragraph 1 is deemed to be temporary and sets no precedent and is not to be referred to in interpreting or applying any other provision of this Collective Bargaining Agreement.

It is understood that the Company will establish San Juan as its first Focus Station. Since both the challenge to the Company and the disruption to employees resulting from establishing San Juan as its first Focus Station is heightened, it is agreed that the only IAM-represented classification which the Company will staff at San Juan will be passenger service and all other terms of this letter shall not apply to San Juan while it remains a Focus Station.


                               Very truly yours,
                               /s/ Linda Ferchland

                               Linda Ferchland
                               Director Labor Relations Ground


Agreed and Accepted:
/s/ William O'Driscoll

William O'Driscoll

August 1, 1999

Mr. William O'Driscoll
President-Directing General Chairperson
International Association of Machinists
  And Aerospace Workers
400 NE 32nd Street
Kansas City, MO 64116

Subject: Regional Jets/Code Shares

This is to confirm the understanding between the parties in regard to the Company's ability to implement and maintain Regional Jet and/or Code Share Agreements.

Our Agreement reflects the following:
Commuter Carriers, Code Sharing and Block Seating

     (1) The Company, its subsidiaries and its corporate affiliates may acquire an ownership interest in commuter carriers and may operate such commuter carriers under the terms of separate collective bargaining agreements with the IAM provided that any such commuter carriers comply with the restrictions contained in Section 1 through 10 below.

     (2) Except as agreed in the September 5, 1995 Letter of Agreement between TWA and ALPA pertaining to the use of ATR aircraft by Trans States Inc., the Company and its Affiliates will not operate, maintain any ownership interest in, or enter into any code sharing arrangement with, any, United States air carrier as defined in 49 U.S.C. 40102
          (a)(2) that operates any aircraft under the Company's designator code, name, logo or marks with: (a) a maximum seating capacity in excess of sixty (60) seats; (b) a maximum certified gross takeoff weight in excess of 60,000 pounds; (c) a maximum certified cruising speed in excess of 400 miles per hour; or (d) any Jet Aircraft as defined herein. Any carrier that satisfies all of the restrictions contained in this Section 2 and that utilizes the Company's or an Affiliate's designator code is hereinafter referred to as a "TWA Commuter Carrier." For purposes of this subsection, "Jet Aircraft" is defined as any aircraft that uses a turbine-driven engine without an external propeller.

     (3)  Notwithstanding the limitations in Section 2 above, TWA
          Commuter Carriers may operate up to an aggregate of fifteen
          (15) Jet Aircraft with a maximum seating capacity of fifty
          (50) seats.

     (4)  In addition to the fifteen (15) Jet Aircraft referred to in
          Section 3 above, TWA Commuter Carriers may operate: (i) one additional Jet Aircraft for each additional three aircraft operated by TWA above its current fleet size of 184 aircraft until the TWA fleet size reaches 200 aircraft; and (ii) one additional Jet Aircraft for each additional two aircraft operated by TWA exceeding 200 TWA fleet aircraft. The maximum average seating capacity of the Jet Aircraft operated by TWA Commuter Carriers shall be: fifty (50) seats while the Company's fleet size is less than 190;
          fifty four (54) seats while the Company's fleet size is between 191 and 195; fifty six (56) seats while the Company's fleet size is between 196 and 200; and sixty (60) seats while the Company's fleet size exceeds 200. The relationship of the Company's fleet size to the number of Jet Aircraft that may be operated by TWA Commuter Carriers and the average seating capacity of the Jet Aircraft that may be operated by TWA Commuter Carriers is shown in Section 9 below.

     (5) (a) In no event will TWA Commuter Carriers operate more than a maximum aggregate of thirty (30) Jet Aircraft, and in no event will the certificated seating capacity of any Jet Aircraft operated by any TWA Commuter Carrier exceed seventy (70) seats.

          (b) If TWA owns (or leases) and operates regional jets, TWA employees covered by IAM Agreements shall perform all covered work. If regional jets are operated by a wholly-owned subsidiary of TWA, TWA employees otherwise covered by IAM agreements shall perform all covered work, provided that IAM and TWA enter into a new, separate agreement establishing fully competitive market rates and market working conditions for the performance of such work. All work on regional jets operated by a commuter carrier shall be performed by employees of the commuter carrier of its service provider.

     (6) As a limited exception to the restrictions contained in Sections 1, 2, 3, 4 and 5 above, the Company may enter into or maintain code sharing agreements with:

          (a) Carriers other than United States air carriers (as defined in 49 U.S.C. 40102 (a)(2)) so long as the Company can demonstrate by clear and convincing evidence, that such code sharing arrangements: (i) do not result, directly or indirectly, in the furlough of any Company flight attendant or a reduction in pay status for any Company flight attendant and (ii) do not directly or indirectly result in the involuntary furlough from his/her location of any active Mechanic & Related and Passenger Service Employees employed as of the signing and as listed on the Attached Exhibit A ("Active Employees").

          (b) United States air carriers (as defined in 49 U.S.C. 40102 (a)(2)) other than TWA Commuter Carriers that permit such carriers to apply the Company's designator code to their operations within the United States and its territories as long as (i) the number of quarterly block hours operated by such carriers utilizing the Company's designator code does not exceed four percent (4.0%) of the total number of block hours operated by the Company for the same quarter within the Untied States and its territories and
                    (ii) the Company can demonstrate, by clear and
               convincing evidence, that such code sharing arrangements do not result, directly or indirectly, in the involuntary furlough of any IAM represented employee or a reduction in pay status for any IAM represented employee; provided however, the IAM may, in its sole discretion, increase the total number of block hours available for such operations to up to 10% of the total number of block hours operated by the Company for the same quarter within the United States; and

          (c)  The number of quarterly block hours specified in
               Section 6 (b) (i) above may be increased as follows: if the Company's fleet size increases to 193 aircraft, then the number shall be four and one-half percent (4.5%); if the Company's Fleet is at least 199 aircraft, then the number shall be five percent (5.0%). The relationship between the Company's fleet size and the number of quarterly block hours that may be operated by such United States air carriers is shown in Section 9 below.

     (7) The Company and its Affiliate may only enter into block seating arrangements (i.e., the advance purchase or reservation of blocks of seats on other carriers for resale by the Company) aboard any aircraft operated by any person or entity other than the Company if and to the extent that the Company can demonstrate, by clear and convincing evidence, that any such block seating arrangement does not result, in the involuntary furlough of any IAM represented IAM employee or a reduction in pay status for any IAM represented employee.

     (8) Mechanic & Related and Passenger Service Employees listed on the Attached Exhibit A ("Active Employees") employed at a TWA location as of the signing shall not be involuntarily furloughed from that location as a direct result of a commuter carrier operating Regional Jets. The Company will not furlough any Flight Attendant on the TWA Flight Attendant System Seniority List as a result of the acquisition, expansion over TWA's domestic route system or operation of Regional Jets by any TWA Commuter Carrier.

  (9)     Summary Chart - Sections (1), (4), (5) and (6)

          Company Aircraft Quarterly Code Share Domestic

Company      Quarterly Code Share               No. Of Jet Air-           Max Avg.
Aircraft     Domestic Block Hours               craft That May Be         Seating
             That May Be Operated By            Operated by TWA           Capacity Of
             U.S. Air Carriers Other than       Commuter Carriers         Jet Aircraft
             TWA Commuter                                                 Operated
             Carriers                                                     by TWA
                                                                          Commuter
                                                                          Carriers
187-189      4.0%                               16                        50
190-192      4.0%                               17                        54
193-195      4.5%                               18                        54
196-198      4.5%                               19                        56
199-200      5.0%                               20                        56
201 +        5.0%                               21 + 1 for 2 thereafter   60
             up to 30 Maximum

   (10) In addition to and apart from the Jet Aircraft carrying only that TWA Commuter Carrier's and TWA's or Affliliate's designator code that TWA Commuter Carriers are otherwise authorized to operate by this agreement, TWA Commuter Carriers may additionally operate a maximum of three (3) Jet Aircraft with a capacity of no more than seventy (70) seats for which that TWA Commuter Carrier has a code-sharing agreement involving both (a) TWA or an Affiliate and (b) a third-party code-sharing carrier ("Shared Code-Sharing Jet Aircraft"). These
        3 Shared Code-Sharing Jet Aircraft are not subject to and will not count towards maximum average seating limitations of Section 4 and the 30 aircraft aggregate limitation of
        Section 5. All other restrictions and limitation imposed by this Section remain in effect for these Shared Code-Sharing
        Jet Aircraft.

                         REGIONAL JET BIDS

TWA will make its best efforts to submit competitive bids for all work performed on regional jets operated by Commuter Carriers ("Regional Jet Bids"). The Company shall schedule two meetings each year with the IAM to discuss the results of the Regional Jet Bids it has submitted and review those situations where it chose not to submit such bids.

If the aforementioned confirms our understanding of the subject please indicate so by signing below.

                                             Very truly yours
                                             /s/ Linda Ferchland

                                             Linda Ferchland
                                             Director Labor Relations




Agreed and Accepted:
/s/ William O'Driscoll

William O'Driscoll

August 1, 1999


Mr. William O'Driscoll
President- Directing General Chairman
District 142 IAMAW
400 NE 32nd Street
Kansas City, MO 64116



SUBJECT: Chicago Air Freight


The Company and Union agree to meet and resolve the off field vendor operation in Chicago as expeditiously as possible.


                                         Very truly yours,
                                         /s/ Linda Ferchland

                                         Linda Ferchland
                                         Director Labor Relations




Agreed and Accepted:
/s/ William O'Driscoll

William O'Driscoll

August 1, 1999

Mr. William O'Driscoll
President - Directing General Chairman
International Association of Machinists
  and Aerospace Workers
District Lodge 142
400 NE 32nd Street
Kansas City, MO 64116


Re: Back Pay Bonds


Dear Mr. O'Driscoll:

The Company shall solicit from the Back Pay Bond holders their consent to an amendment to the Back Pay Bond indenture such that the collateral for the bonds under the indenture shall include the collateral now held in trust outside of the indenture (indirect interest in Worldspan LLP) for the benefit of the bond holders, and make other conforming changes, including, but not limited to releasing any collateral to which the Trustee currently holds and interest (or possible claim of interest). Such amendment shall (to the extent permissible) further state that the Company may prepay the entire indebtedness or shall have the right alternatively to prepay one half of the outstanding principal amount of the bonds and substitute collateral with an appraised value equal to or in excess of the collateral coverage rate of 1.66% of the debt remaining outstanding upon the disposition by the Company of its indirect interest in Worldspan (not including consummation of any merger predating such disposition). The indenture shall be further amended to reinstate the rights of the IAM relative to instructing the Trustee on collateral substitution matters.

It is agreed that the consent solicitation will also request authorization for the release and termination of that certain Aircraft Chattel Mortgage [Engines] by and between the Company and Joseph Adinolfi, as Mortgagee dated as of May 21, 1997 as subsequently amended. The IAM agrees, following the receipt of such authorization, to execute and deliver such documents as shall be required to effectuate such release and termination.

The IAM agrees that it will execute such documents as required to effectuate a transfer of collateral and to release the Company from further obligation to secure the Monthly Contributions to the Retirement Savings Plan for Flight Attendants of Trans World Airlines, Inc. and the Annuity Plan for Machinists of Trans World Airlines, Inc.

In addition, 1993 Interest Guaranty Note having been satisfied in full, the IAM hereby releases the Company from all obligations under the Agreements relative to the C Plan.

Obligations and covenants to authorize, direct and take or cause to be taken all such actions as shall be necessary to evidence and effectuate the termination of the Agreements with respect to the C Plan Obligations, including but not limited to the execution and delivery of a Release Notice to the Collateral Trustee.



                                        Very truly yours,
                                        /s/ Linda Ferchland

                                        Linda Ferchland
                                        Director Labor Relations Ground



Agreed & Accepted:
/s/ William O'Driscoll

William O'Driscoll

                               COVENANTS

1. A. Within thirty (30) business days of the effective date of this agreement ("effective date"), TWA shall meet with the City of Kansas City for the purpose of beginning negotiations to secure leases for the Kansas City Maintenance Base. Within five (5) business days of the effective date, TWA shall advise the City of Kansas City in writing of its desire to begin such negotiations.

   B. TWA shall enter into leases for the Kansas City Maintenance Base within six (6) months of the effective date, provided that IAM shall agree to extend this deadline for as long as negotiations continue.

   C. Paragraph B of this Section shall be subject to the City of Kansas City offering terms, rates, and conditions which are economically reasonable when compared to leases offered to other airlines by other lessors for similar facilities, adjusted for local market conditions, and which are for a commercially reasonable period taking into account economically reasonable amortization periods for capital expenditures/improvements made within the new lease agreement.

   D. TWA shall provide the IAM with reasonable but not less than five (5) days notice of any meeting with the City of Kansas City. The IAM shall have the right to participate in all such meetings.

   E. TWA will continue to perform major aircraft overhaul and maintenance work at the Kansas City Maintenance Base, provided that it is a tenant in that facility.

2. A. Within forty five (45) business days of the effective date, TWA shall meet with the Port Authority of New York and New Jersey ("Port Authority") for the purpose of beginning negotiations to secure a lease for Hangar 12 at JFK International Airport ("JFK"). Within five (5) business days of the effective date, TWA shall advise the Port Authority in writing of its desire to begin such negotiations.

   B. TWA shall enter into a lease for Hangar 12 within six (6) months of the effective date, provided that IAM shall agree to extend that deadline for as long as negotiations continue.

   C. Paragraph B of this Section shall be subject to the lessor offering terms, rates and conditions which (i) are economically comparable to leases entered into by other carriers for maintenance hangars at JFK; (ii) include economically reasonable financing for capital expenditures/ improvements (either as required by the lessor or necessary for habitability and functionality purposes comparable to facilities of the same type, i.e. "Capital Expenditure/ Improvements"); and (iii) is for a commercially reasonable period taking into account economically reasonable amortization periods for Capital Expenditures/Improvements made within the new lease. The Company shall continue to have the right to adjust, amend or sublease portions of such leasehold consistent with the provisions of Article 2 relating to Technical Service Locations.

   D. In the event TWA is unable to secure a lease for Hangar 12 from the Port Authority containing the terms, rates, and conditions set forth in Paragraph C of this Section, TWA shall seek to secure such a lease from a third party. TWA's efforts and obligations in that regard shall be governed by Paragraphs A-C of this Section.

   E. In the event TWA is unable to secure a lease for Hangar 12 from any lessor containing the terms, rates and conditions set forth in Paragraph C of this Section, TWA shall seek to secure such a lease for Hangar 19. TWA's obligations in that regard shall be governed by Paragraphs A-C of this Section.

   F. TWA shall provide the IAM with reasonable but no less than five (5) days notice of any meeting with the Port Authority or third party lessor. The IAM shall have the right to participate in all such meetings.

   G. TWA shall perform work at Hangar 12 consistent with the provisions of Article 2 relating to Technical Service
        Locations, provided that it is a tenant in that facility.

3. A. Within forty-five (45) business days of the effective date, TWA shall meet with the Port Authority for the purpose of beginning negotiations to secure a lease for Terminal 5 at JFK. Within five (5) business days of the effective date, TWA shall advise the Port Authority in writing of its desire to begin such negotiations.

   B. TWA shall enter into a lease for Terminal 5 covering the property covered by the current Terminal 5 lease within six
        (6) months of the effective date of this agreement, provided that the IAM shall agree to extend that deadline for as long as negotiations continue.

   C. Paragraph B of this Section shall be subject to the Port Authority offering terms, rates and conditions which are economically comparable to leases entered into by other carriers for passenger terminals at JFK and which are for commercially reasonable amortization periods for capital expenditures/improvements made within the new lease agreement.

   D. TWA shall provide the IAM with reasonable but no less than five (5) days notice of any meeting with the Port Authority. The IAM shall have the right to participate in all such meetings.

   E. Within one-hundred fifty (150) days of the effective date of this Agreement, TWA shall prepare a feasibility study, to be shared with the IAM, on the:

        1. Physical expansion and expansion of flights out of Terminal 5: and

        2.   Use of slots allocated to TWA at JFK, LaGuardia
             Airport, O'Hare Airport and Washington National
             Airport.
        IAM shall have thirty (30) days to provide comments before the study is finalized.

4. If as a result of airport expansion in St. Louis the STL hangar is demolished, the Company shall, subject to the lessor offering terms, rates and conditions consistent with standards established in Paragraph 2C, enter into a lease for a comparable facility at the St. Louis Airport.

5. Adopt previously discussed corporate governance provision side letter.

6. Back Pay Collateral Letter of Agreement dated August 1, 1999.

7. A summary of the lease term and termination provisions for STL hangar, ORD reservations facility, STL reservations facility, LAX hangar and ORF reservations facility is attached (Exhibit B). The listing of these lease provisions in this agreement confers no legal or contractual right upon the Union, under Section 6 of the RLA or otherwise, and does not in any way affect the rights of the Company either under or with respect to those leases.


   Dated August 1, 1999



/s/William O'Driscoll            /s/Linda L. Ferchland

William O'Driscoll               Linda Ferchland
President - General Chairman     Director Labor Relations


244

August 1, 1999

Mr. William O'Driscoll
President - Directing General Chairperson
International Association of Machinists
And Aerospace Workers
400 NE 32nd Street
Kansas City, MO 64116

Dear Mr. O'Driscoll:

This letter will confirm our agreement that TWA will make certain contributions to the IAM National Pension Plan. Effective March 1, 2000, TWA will begin contributions on behalf of eligible IAM represented employees to the IAM National Pension Fund, National Pension Plan up to a maximum of forty (40) straight time hours per week paid as follows. The terms and conditions of such contributions, including employee eligibility, shall be as set forth in the National Pension Plan Contract.

Mechanic and Higher Classifications        $1.00
Below Mechanic Classifications             $ .75

If this letter accurately reflects our agreement, please sign this letter where indicated below.


                                                Very truly yours,
                                                /s/ Linda Ferchland

                                                Linda Ferchland
                                                Director Labor Relations


Agreed and Accepted:
/s/ William O'Driscoll

William O'Driscoll

                             ARTICLE 29

                    EFFECTIVE DATE AND DURATION

Schedule A (Rate of Pay) shall become effective as indicated thereon.

Except as specifically provided elsewhere in this Agreement, the provisions of same shall become effective upon the signing of this complete Agreement.

The entire Agreement shall remain in full force and effect to and including January 31, 2001, and, thereafter shall be subject to change as provided in Section 6 of the Railway Labor Act, as amended.

Signed this 1st day of August, 1999.

FOR TRANS WORLD AIRLINES, INCORPORATED

William Compton

/s/ William Compton
Chief Executive Officer

Terry Hayes

/s/Terry Hayes
Managing Director Labor Relations

Linda Ferchland

/s/Linda Ferchland
Director Labor Relations


FOR THE INTERNATIONAL ASSOCIATION OF MACHINISTS
  AND AEROSPACE WORKERS

 William O'Driscoll

/s/William O'Driscoll
President - General Chairman

Edward LaClair

/s/Edward LaClair
General Chairman

SCHEDULE A - EMPLOYEES HIRED BEFORE MARCH 1, 1992

CLASSIFICATIONS                           PRESENT      8/1/99      8/1/00
---------------                           -------      ------      ------
Crew Chief Systems Technicians
         Flat Rate                         20.73       22.49       23.17

Crew Chief flight Simulators
         Flat Rate                         20.22       21.94       22.60

Flight Simulator Technicians
         1st Year                          14.26       15.47       15.94
         2nd Year                          15.30       16.60       17.10
         3rd Year                          16.34       17.73       18.26
         4th Year                          17.38       18.86       19.42
         5th Year                          18.42       19.99       20.59
         Thereafter                        19.46       21.11       21.75

Crew Chief Inspector
         Flat Rate                         19.83       21.52       22.16

Inspector
         Flat Rate                         19.08       20.70       21.32

Crew Chief Mechanic
         Flat Rate                         18.98       20.59       21.21

Mechanic
         1st Year                          12.73       13.81       14.23
         2nd Year                          13.77       14.94       15.39
         3rd Year                          14.81       16.07       16.55
         4th Year                          15.85       17.20       17.71
         5th Year                          16.89       18.33       18.88
         Thereafter                        17.93       19.45       20.04

Crew Chief Stores Clerk
         Flat Rate                         15.97       17.33       17.85

Stores Clerk
         1st Year                          10.13       10.99       11.32
         2nd Year                          11.17       12.12       12.48
         3rd Year                          12.21       13.25       13.65
         4th Year                          13.25       14.38       14.81
         5th Year                          14.29       15.50       15.97
         Thereafter                        15.33       16.63       17.13

Crew Chief Fire Inspector
         Flat Rate                         15.59       16.92       17.42

Fire Inspector
         1st Year                           9.70       10.52       10.84
         2nd Year                          10.74       11.65       12.00
         3rd year                          11.78       12.78       13.16
         4th Year                          12.82       13.91       14.33
         5th Year                          13.86       15.04       15.49
         Thereafter                        14.90       16.17       16.65

Crew Chief Ramp Serviceman
         Flat Rate                         15.73       17.07       17.58

Ramp Serviceman
Assistant Ramp Serviceman
         1st Year                           9.65       10.47       10.78
         2nd Year                          10.69       11.60       11.95
         3rd Year                          11.73       12.73       13.11
         4th Year                          12.77       13.86       14.27
         5th Year                          13.81       14.98       15.43
         Thereafter                        14.85       16.11       16.59

Crew Chief Guard
         Flat Rate                         14.64       15.88       16.36

Guard
Part Time Guard
         1st Year                           8.85        9.60        9.89
         2nd Year                           9.89       10.73       11.05
         3rd Year                          10.93       11.86       12.21
         4th Year                          11.97       12.99       13.38
         5th Year                          13.01       14.12       14.54
         Thereafter                        14.05       15.24       15.70

Mechanic Helper
         1st Year                           8.97        9.73       10.02
         2nd Year                          10.01       10.86       11.19
         3rd Year                          11.05       11.99       12.35
         4th Year                          12.09       13.12       13.51
         5th Year                          13.13       14.25       14.67
         Thereafter                        14.17       15.37       15.84

Crew Chief Fleet Service Helper
         Flat Rate                         14.36       15.58       16.05

Fleet Service Helper
         1st Year                           8.61        9.34        9.62
         2nd Year                           9.64       10.46       10.77
         3rd Year                          10.68       11.59       11.94
         4th Year                          11.72       12.72       13.10
         5th Year                          12.76       13.84       14.26
         Thereafter                        13.80       14.97       15.42

Crew Chief Janitor
         Flat Rate                         13.30       14.43       14.86

Janitor
         1st Year                           7.66        8.31        8.56
         2nd Year                           8.70        9.44        9.72
         3rd Year                           9.74       10.57       10.88
         4th Year                          10.78       11.70       12.05
         5th Year                          11.82       12.82       13.21
         Thereafter                        12.86       13.95       14.37

                                SCHEDULE A

              EMPLOYEES HIRED MARCH 1, 1992 AND THEREAFTER

CLASSIFICATIONS                           PRESENT      8/1/9      8/1/00
---------------                           -------      -----      ------

Mechanic
         1st Year                          12.13       13.16       13.56
         2nd Year                          13.77       14.94       15.39
         3rd Year                          14.81       16.07       16.55
         4th Year                          15.85       17.20       17.71
         5th Year                          16.89       18.33       18.88
         Thereafter                        17.93       19.45       20.04

Ramp Serviceman
Assistant Ramp Serviceman
         1st Year                           7.22        7.83        8.06
         2nd Year                           8.21        8.91        9.18
         3rd Year                           9.20        9.98       10.28
         4th Year                          10.33       11.20       11.54
         5th Year                          11.46       12.43       12.80
         6th Year                          12.59       13.66       14.07
         7th Year                          13.71       14.88       15.33
         Thereafter                        14.85       16.11       16.59

Guard
         1st Year                           6.45        7.00        7.21
         2nd Year                           7.44        8.07        8.31
         3rd Year                           8.43        9.15        9.42
         4th Year                           9.56       10.37       10.68
         5th Year                          10.68       11.59       11.94
         6th Year                          11.81       12.81       13.20
         7th Year                          12.94       14.04       14.46
         Thereafter                        14.05       15.24       15.70

Fleet Service Helper
         1st Year                           6.22        6.75        6.95
         2nd Year                           7.21        7.82        8.05
         3rd Year                           8.20        8.90        9.16
         4th Year                           9.32       10.11       10.42
         5th Year                          10.44       11.33       11.67
         6th Year                          11.56       12.54       12.92
         7th Year                          12.67       13.75       14.16
         Thereafter                        13.80       14.97       15.42

Janitor
         1st Year                           5.32        5.77        5.95
         2nd Year                           6.31        6.85        7.05
         3rd Year                           7.30        7.92        8.16
         4th Year                           8.41        9.12        9.40
         5th Year                           9.53       10.34       10.65
         6th Year                          10.64       11.54       11.89
         7th Year                          11.75       12.75       13.13
         Thereafter                        12.86       13.95       14.37

 Examples of the Application of Article 8(b) as Negotiated
      In Mediation Proceedings in N.M.B. Case No. 3355

                              Pay Rate
                              --------
 Example 1
 ---------

Twenty-four    8 hours work   Straight Time
   hour        8 hours off
  period       8 hours work   4 hours @ time and one-half
                              4 hours @ double time
               8 hours work   Straight Time
               16 hours off

 Example 2
 ---------

Twenty-four    8 hours work   Straight Time
   hour        8 hours off
  period       8 hours work   4 hours @ time and one-half
                              4 hours @ double time
               12 hours work  8 hours Straight Time
                              4 hours @ time and one-half
               12 hours off

 Example 3
 ---------

Twenty-four    8 hours work   Straight Time
   hour        6 hours off
  period       6 hours work   4 hours @ time and one-half
                              2 hours @ double time
               4 hours off
               4 hours off    Straight Time
               4 hours work   Straight Time
               16 hours off

 Example 4
 ---------

Twenty-four    8 hours work   Straight Time
   hour        6 hours off
  period       6 hours work   4 hours @ time and one-half
                              2 hours @ double time
               4 hours off
               4 hours off    Straight Time
               8 hours work   4 hours @ straight time
                              4 hours @ time and one-half
               12 hours off

             MECHANICS AND RELATED EMPLOYEES AGREEMENT

                              INDEX

ARTICLE                                                        PAGE
-------                                                        ----
     1    PURPOSE OF AGREEMENT
          (a) Safety, Efficiency, Reasonable Hours, Working 2 Conditions and Mutual Cooperation
          (b)  No Discrimination                                  2

     2    SCOPE OF AGREEMENT
          (a)  Inspector, Mechanic, Helper, Fire Inspector      2-3
               Stores, Guards, and Ramp Service Jurisdiction.
               Temporary Guarding
          (b)  Reasonable Rules, Regulations                      3
          (c)  Staffing Requirements Out of Classification
               Work                                             3-4
               Restrictions and Mechanic Specialty Staffing

     3    STATUS OF AGREEMENT
          (a)  Merger, Consolidation, Route Swap Protection       5

     4    CLASSIFICATIONS OF WORK
          (a)   (1) Crew Chief Systems Technician                 6
                (2) Crew Chief Flight Simulator Technician      6-7
                (3) Flight Simulator Technician                 7-8
                (4) Crew Chief Inspector                          8
                (5) Inspector                                   8-9
                (6) Crew Chief Mechanic                           9
                (7) Mechanic                                   9-10
                (8) Crew Chief Stores Clerk                   10-11
                (9) Stores Clerk                              11-12
               (10) Crew Chief Fire Inspector                 12-13
               (11) Fire Inspector                               13
               (12) Crew Chief Ramp Serviceman                13-14
               (13) Ramp Serviceman                           14-15
               (14) Mechanic Helper                              15
               (15) Crew Chief Guard                             16
               (16) Guard                                        16
               (17) Crew Chief Fleet Service Helper           16-17
               (18) Fleet Service Helper                         17
               (19) Crew Chief Janitor                           18
               (20) Janitor                                      18

ARTICLE                                                        PAGE
-------                                                        ----

     4    CLASSIFICATIONS OF WORK (continued)

          (b)  (1)  Crew Chief Employee Ratio                    18
               (3)  Composite Crew Concept                       19
               (5)  Crew Chief Guard Ratio                       19
          (c)  Making and Revising of Individual Assignments     19
          (d)  (Check C) Base Overhaul (Check D) Inspector
                Duties                                           19
          (e)  Sign Off of Mechanical Work by Mechanic        19-20
     5    EXAMINATIONS, LICENSE REQUIREMENTS AND
          TRAINING
          (a)  Mechanics Exam Committee, Review Procedures    20-21
               (1)  Part I Written and Practical, New            21
                    Employee Requirements
               (2)  Part II Written and Practical                21
               (3)  Examinations Forms                           21
               (4)  Submission of Applications                   21
               (5)  Exam Results                                 21
               (8)  Additional Mechanic Examination              22
               (9)  Scheduling of Exams                          22
               (10) Examination Completion Date                  22
               (11) Failure to Appear for Examination            22
               (12) Employees Who Fail Exams                     22
               (13) No Exam Where License Required               22
               (16) Bidding to Different Specialties             23
               (17) Bidding to Crew Chief or Inspector           23
               (19) (20) Qualified in Connection with Bids       23
          (b)  Employees Below Mechanic Taking Exams             23
          (c)  Flight Simulator Technician Training Period    23-24
          (f)  Stores and Fueling Exams                          24
          (g)  (1)  License Requirements Crew Chief
                    Inspectors and Inspectors                    24
               (2)  Crew Chief Mechanic License Requirements     25
               (3)  Mechanic License Requirements                25
               (8)  Company to Pay For State and Federal         26
                    Required Licenses
          (h)  Training Requirements                          26-27

     6    SENIORITY (COMPANY AND CLASSIFICATION)
          (a)  (1)  (2)  Definition of Seniority                 28
               (4)  (a)  (b)  (c)   Determining Senior
                                    Employee                     28
               (5)  Separating or Combining of Seniority
                    Groups                                    28-29
               (6)  Transfer and Assignment of New Work at       29
                    Overhaul Base

ARTICLE                                                        PAGE
-------                                                        ----

     6    SENIORITY (COMPANY AND CLASSIFICATION)
          (continued)
          (b)  (1)  Probationary Periods                         29
          (c)  (2)  Seniority, Protest Period, Changing
                    Seniority List                               30
               (3)  System Seniority Lists                       30
               (4)  Classifications                           30-31
               (5)  Lower Seniority Accrual                      31
          (d)  Loss of Seniority                              31-32
          (e)  Reduction and Increase of Working Force           32
               (1)  (2)  (3)  Point Reduction or Displacement 32-33
               (4)  System Displacement and Recall Rights     33-34
               (5)  (6)  Point Exercise of Seniority          34-35
               (7)  Crew Chief Mechanic and Inspector
                    Seniority Exercise Restrictions              35
          (f)  (1)  Displacement Procedure                       35
               (2)  Point Recall Provisions                      35
               (3)  Seniority Displacement Restrictions          35
               (6)  Qualification Review Procedures           36-37
               (8)  Recall Procedure                             37
               (10) Ten (10) Days Notice or Pay to Employees     38
                    Being Reduced
               (11) (a)  Point Recall: Classification,
                         Specialty and Lateral                   38
               (15) Voluntary Reduction Procedure                39
               (16) Vacancy Bidding by Laid Off Employee         39
               (19) Positions Not Covered by Agreement           40
               (21) (b)  (c)  Shift and Day Off Assignment    40-41
               (21) (d)  (e)  Penalties for Shift, Day Off
                              Refusal                            41
               (21) (f)  Grievance Committee Shift and Day Off   41
                         Assignment
          (g)  Geographical Relocation Procedure and Expenses 41-42

     7    HOURS OF SERVICE
          (a)  Standard Work Day                                 42
          (b)  Standard Work Week                             42-43
          (c)  (d)  (e)  Shift Requirements:  Major Station
                         and Overhaul Base                       43
          (f)  Additional Shifts - Major Stations                43
          (g)  Line Stations, Shift Requirements                 43
          (h)  Shift Deviation                                43-44
          (j)  Rest and Clean Up Period                          44
          (k)  Work Shifts:  Exceptions                          44
          (l)  Lunch Periods                                  44-45

ARTICLE                                                        PAGE
-------                                                        ----

     8    OVERTIME AND HOLIDAYS
          (a)  Time and One-Half Rate                            45
          (b)  Double Time Rate; 8 Hour Break Option          45-46
          (c)  Shift Rotation, Break Requirement                 46
          (d)  (e) Holidays                                   46-48
          (f)  Overtime Distribution                             48
          (g)  Emergency Overtime                                48
          (h)  Recall Pay Minimum                                48
          (i)  Overtime Meal Period                              48
          (j)  Overtime Authorization                            48
          (k)  Overtime Pay Maximums                             49
          (1)  Overtime Notice Requirement                       49

     9    FIELD SERVICE
          (a)  Emergency Field Service Pay                       49
          (b)  (c)  (d)  Traveling or Waiting Pay                49
          (e)  Preparation Time                               49-50
          (f)  (1)  (2)  (3)  Expenses and Lodging               50
          (g)  Special Assignment Pay                            50

     10   VACANCIES AND BIDDING
          (a)  (1)  Vacancy Definition                           51
               (2)  Vacancy Cancellations                        51
               (3)  New Classification Bids and Moving
                    Expenses                                     51
               (4)  Vacancy Notice to Union                      51
               (5)  Successful Bidder Selection                  51
               (7)  Preference Bid                               51
               (8)  Company Seniority Bid                        51
               (9)  Bulletin Bids Filling Vacancy                51
               (10) Union Concurrence on Testing Procedures      52
               (11) Company Option to Fill Vacancy               52
          (b)  (1)  (2)  Submission, Cancellation, Renewal       52
                         and Expiration of All Bid
               (3)  Bidding For Laid Off Employees            52-53
               (5)  Bulletined Bids                              53
               (6)  Bid Cancellation Rule                        53
               (7)  (8) Bidding to Lower Classifications         53
               (9)  Bid Refusal                                  54
               (10) System Bidding Restriction                   54
               (11) Point Bidding Restriction                    54
               (15) Successful Bid Notices                       54
               (16) Trial Periods                             54-55
               (17) Transportation: Successful Bidders           55
               (18) Seniority and Wage Rate: Successful          55
                    Bidders

ARTICLE                                                        PAGE
-------                                                        ----

     10   VACANCIES AND BIDDING (continued)
               (19) Notice to Unsuccessful Bidder:
                    Qualification Review Procedures              56
          (c)  Temporary Crew Chief Assignments                  57
          (d)  Temporary Assignment to Another Seniority         58
               Grouping
          (e)  Company Promotion Policy                          58

     11   GRIEVANCE PROCEDURE
          (a)  Stewards and Committees                           59
          (b)  Full Time Committees                           59-61
          (c)  Step 1; Step 2; Step 3; Disciplinary Time      61-64
               Off and Discharge
          (d)  General                                           64

     12   SYSTEM BOARD OF ADJUSTMENT                             65
          (b)  Referee Panels                                 65-66
          (c)  Board Jurisdiction                                66
          (d)  Board Appeals                                  66-67
          (h)  Referee Selection                                 67
          (r)  Witness Expenses and Transportation               69

     13   LEAVES OF ABSENCE
          (a)  Medical Leave                                  69-70
          (b)  (1)  Applications and Extensions                  70
               (2)  Third Party Physician Resolution             72
          (c)  Union Leaves of Absence                           72
          (d)  Return from Authorized Leaves                     72
          (f)  Return From Military Leave                        72
          (g)  Leave Expiration Notice                           72
          (h)  Public Office                                  72-73

     14   SAFETY AND HEALTH                                      73
          (b)  Safe and Sanitary Working Conditions              73
          (c)  Safety Committees                                 73
               Safety Compliance Procedure                    74-75
          (h)  Uniforms                                          75

     15   FREE TRANSPORTATION                                    76
          (b)  Union Staff Passes                                77
          (c)  Laid Off Employee Pass                            77
          (d)  Retiree Pass Privilege                            77
          (e)  Vacation Pass                                     77

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     16   VACATIONS                                              78
          (b)  Allotment Schedule                                78
          (c)  Accrual                                           78
          (g)  Laid Off or Leave Status                          79
          (h)  Resignation or Discharge                          80
          (l)  Company Seniority Applies in Selection of
               Vacation                                          80
          (m)  Vacation Schedules                             80-81
          (o)  Vacation Selection                             81-82
          (p)  Day-at-a-Time Vacation Procedure               82-83

     17   SICK LEAVE                                             84
          (b)  (1)  Occupational Illness                         84
          (b)  (2)  Occupational Illness and Sick Leave          84
                    Re-accrual and Restoration
          (g)  Physician's Certificate                           85
          (j)  Death in Family and Dangerous Illness             86
          (k)  Attendance Records                                86

     18   LONGEVITY                                              86

     19   SHIFT PREMIUMS
          (a)  Afternoon and Night                               87
          (b)  Shift Definitions                                 87
          (d)  Relief Schedules                                  87
               (1)  Day Off                                      87
               (2)  Vacation                                  87-88
               (3)  Rotating                                  88-89

     20   BENEFITS
          (a)  (1)  In Network Deductible                        89
               (2)  Covered Expenses                             89
               (3)  Preventive Health Care Benefits              89
               (4)  Home Health Care Benefits                 89-90
               (5)  Hospice Care Benefits                        90
               (6)  Dental Plan Benefits                      90-91
               (7)  Acute Care Prescription Drug Program         92
               (8)  Medical Plan Prescription Drug Benefits      92
               (9)  Chiropractic Care Benefits                   92
          (b)  Employee Life Insurance                           92
          (c)  Bomb Insurance                                    92
          (d)  Aviation Insurance                                92
          (e)  Retiree Benefits                               92-93
          (f)  Additional Life Program                        93-94
          (g)  Tool Box Insurance                                94

256


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ARTICLE                                                        PAGE
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     21   WAGE RULES
          (a)  Line Differential                              94-95
          (c)  through (h) Pay                                   95
          (i)  Jury Duty                                      95-96
          (k)  License Premium                                   96
          (1)  Cost of Living                                 96-97

     22   APPRENTICESHIP PROGRAM                                 97

     23   GENERAL AND MISCELLANEOUS
          (a)  Employees Grown Old in Service                    97
          (b)  Employees Service Files                           97
          (g)  Emergencies                                       98
          (h)  Union Bulletin Boards                             98
          (j)  Work Stoppage and Lockout                      98-99
          (m)  Free Parking                                      99

     24   SAVINGS CLAUSE                                         99

     25   GEOGRAPHICAL SCOPE OF AGREEMENT                        99
          (b)  Seniority Rights                              99-100
          (d)  Return From Overseas                             100
          (e)  Selection For Overseas                           100
          (f)  Notification of Seniority Status                 100

     26   UNION SECURITY
          (a)  Membership in Good Standing                      101
          (e)  Delinquency                                  102-103
          (f)  Appeal Procedures                            103-104
          (i)  Employee Notices                                 104
          (m)  Representation Notice                        104-105
          (n)  thru (s) Dues                                106-107

     27   LAYOFF PAY                                            108
          (b)  Eligibility                                  108-109
          (c)  Pay and Restoration                              109

     28   LETTERS AND AGREEMENTS                                111

     29   EFFECTIVE DATE AND DURATION                           248

                                                                257